TABLE OF CONTENTS

KEY INDICATORS 6

2014 IN FIGURES
MATERIALITY

MESSAGE FROM MANAGEMENT 12

BRF 14

STRATEGY AND BUSINESS MODEL
CORPORATE GOVERNANCE
ETHICAL AND RIGHTEOUS BEHAVIOR
RISK MANAGEMENT

INTELLECTUAL CAPITAL 36

GLOBAL VISON
EFFICIENCY IN OPERATION
LAUNCHES AND CAMPAIGNS

FINACIAL AND CONSTRUCTED CAPITAL 42

SECTOR WORLD SCENARIO
FINANCIAL INCOME

HUMAN CAPITAL 58

VIVA BRF: FOR AN INTEGRATED AND HIGH PERFOMANCE CULTURE
PEOPLE MANAGEMENT
HEALTH AND SAFETY

SOCIAL CAPITAL 68

COMMUNITY
SUPPLY MANAGEMENT
ANIMAL WELFARE
CONSUMERS

NATURAL CAPITAL 86

WATER
EFFLUENTS
ENERGY
EMISSIONS
MATERIALS AND PACKAGING
WASTE MANAGEMENT
BIODIVERSITY

THE REPORT 98

SOCIAL IBASE REPORT
GRI INDEX
ANNEX
CORPORATE INFORMATION

INTRODUCTION

In 2013, BRF went through major structural and strategic changes. It was a year in which several seeds were planted: we went through an organizational restructuring and a change of strategic vision, also established total focus on consumers and started a project of integration of areas.

2014 was the year that changes came to life. We started to reap the fruits that were planted last year: we become more innovative, fast and determined. And the results are already being recognized by the market, through the appreciation of our shares and the awards received throughout the year.

Today we are an established company, present in 95% of Brazilian homes and one of the 100 most innovative companies on the planet. Moreover, we occupy the seventh world position of the food industry and we are among the leading of global provider of animal protein.

4 Annual and Sustainability Report BRF 2014

R$

.44

SHARE VALUE IN 12/31/2014

MONTHLY TRADED VOLUME
2014: US$ 83.9 million/day

BRFS3
BRFS
BRFS3
IBOV
Million
Price base 100
$3,500.00
$3,000.00
$2,500.00
$2,000.00
$1,500.00
$1,000.00
$500.00
$0.00
325
300
275
250
225
200
175
150
125
100
75
50
25
0
281
76
FEB10
APR10
JUN10
AUG10
OCT10
DEC10
FEB11
APR11
JUN11
AUG11
OCT11
DEC11
FEB12
APR12
JUN12
AUG12
OCT12
DEC12
FEB13
APR13
JUN13
AUG13
OCT13
DEC13
FEB14
APR14
JUN14
AUG14
OCT14
DEC14

KEY INDICaTOrs GRI G4-9

R$ MILLION	2010	2011	2012	2013	2014
Net sales	20,370	23,167	25,975	27,787	29,007
Brazil	11,127	12,756	13,979	14,371	15,367
International	9,243	10,411	11,996	13,416	13,640
Gross profit	5,209	6,112	5,902	6,910	8,509
Gross margin (%)	25.6%	26.4%	22.7%	24.9%	29.3%
Operating income	1,499	2,026	1,360	1,896	3,478
Operational margim (%)	7.4%	8.7%	5.2%	6.8%	12.0%
Ebitda – Continued Operations	2,254	2,914	2,295	3,009	4,709
Ebitda margin (%) – Continued Operations	11.1%	12.6%	8.8%	10.8%	16.2%
EBITDA	2,264	2,914	2,283	3,131	4,897
EBITDA margim (%)	10.0%	11.3%	8.0%	10.3%	15.4%
Net profit – Continued Operations	815	1,386	797	1,015	2,135
Net margin – Continued Operations	4.0%	6.0%	3.1%	3.7%	7.4%
Net profit (losses) – Discontinued Operations	(11)	(18)	(27)	47	90
Net income	804	1,367	770	1,062	2,225
Net margin (%)	3.9%	5.9%	3.0%	3.8%	7.7%
Market value	23,853	31,776	36,810	42,969	55,350
Total assets	27,752	29,983	30,765	32,375	36,030
Shareholder’s equity[1]	13,637	14,110	14,589	14,696	15,655
Net debt	3,634	5,408	7,018	6,784	5,032
Net debt/EBITDA	1.61	1.86	3.07	2.17	1.04[3]
Earnings per adjusted share - R$ [2]	0.93	1.59	0.92	1.17	2.46
Number of shares	872,473,246	872,473,246	872,473,246	872,473,246	872,473,246
Number of treasury shares	781,172	3,019,442	2,399,335	1,785,507	5,188,897

1Include continuing and discontinued operations

2Earnings per share consolidated (in R$), excluding treasury shares

3 For the 4Q14, we have only considered the results from continued operations (excluding dairy) for calculating the ratio, impacting the ratio of 2014. For other years, the calculations include both continued and discontinued operations

To better reflect the structural changes in the Company, we have changed the terms used from Internal Market, to Brazil, and External Market to International. The results presented bellow refer to the Company’s continued operations, excluding the results obtained from the discontinued operations (Dairy). As the Company announced in December 2014, the dairy division is in the process of being sold to Lactalis

6 Annual and Sustainability Report BRF 2014

R$ 208.4 MILLION
INVESTED IN ENVIRONMENTAL MANAGEMENT PROJECTS

4.2%
THE TOTAL REDUCTION OF WATER CONSUMPTION PER TON PRODUCED

20 IN FIG

17 THOUSAND
BRF RELEVANT SUPPLIERS EVALUATED IN POTENCIAL OR REAL SOCIAL AND ENVIRONMENTAL IMPACTS

9.7%
RENEWAL INDEX IN 2014, 1.2 PERCENTAGE POINTS HIGHER THAN THE PREVIOUS YEAR, TOTALING

123
PRODUCTS INNOVATIONS

R$ 23.3 MILLION
INVESTED IN TRAINING AND QUALIFICATION OF EMPLOYEES

8 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

GHG GLOBAL
INVENTORY
(tCO_2e)

- Direct emissions (Scope 1) – 352,422.69
- Emissions by purchase of energy (Scope 2) – 350,108.19
- Other indirect emissions (Scope 3) – 938,238.26

79%

OF OVERALL CUSTOMER SATISFACTION RATE, 5 PERCENTAGE POINTS ABOVE 2013

14
GURES

MORE THAN

88 THOUSAND

PEOPLE BENEFITING FROM LOCAL DEVELOPMENT PROGRAMS

OVER

200

VOLUNTARY ACTIONS DEVELOPED IN NEIGHBORHOOD COMMUNITIES

R$2 BI

IN INVESTMENTS (CAPEX)*

*Includes biological assets, acquisitions and others.

3.5 THOUSAND LEADERS

ENGAGED AT VIVA BRF

R$3.3 MILLION

TOTAL INVESTMENT IN THE COMMUNITY MADE BY BRF INSTITUTE

9

IN 2014, BRF REVIEWED ITS MATERIALITY, DEEPENING ITS RELEVANT MANAGEMENT THEMES ACCORDING TO THE PERCEPTION OF THE PUBLICS WITH WHICH THE COMPANIES RELATES. FIND OUT BELOW A DEACRIPTION OF THE BUSINESS IMPACTS IDENTIFIED BY THE STAKEHOLDERS. BASED ON THE NEW MANAGEMENT MODEL ANNOUNCED IN JANUARY 2015 (READ MORE ON PAGE 30), THE COMPANY WILL IMPROVE THE ANALYSIS OF THESE IMPACTS DISCUSSED ON THE MATERLALITY PANEL 2014 (READ MORE ON PAGE 70 AND 71). SOME TOPICS WIDELY ADDRESSED IN THE MATERIALITY PANEL ARE IDENTIFIED IN THIS REPORT BY THE SYMBOL OF A MANDALA. GRI G4-19, G4-20, G4-21.

10 Annual and Sustainability Report BRF 2014

ECONOMIC PERFOMANCE
UNFAIR COMPETITION
FIGHTING CORRUPTION

Generation and distribution of wealth (jobs, income and investment), and the development of local and national infrastructure.

COMPLAINTS MECHANISMS
CONFORMITY

- Adressing of non-conformities in several aspects, contribuition to the management of environmental risks and dialogue with relevant stakeholders of the organization

- Risk management policy of BRF allows the company to minimize the impact of its operation.

SUPPLY CHAIN

- Minimization and management of risks associated with social, food safety and environmental aspects relevant for the society and consumer, as well as encourage best practices throughout its supply chain.

ANIMAL WELFARE

- Spread in its chain, the 5 principles of animal welfare stimulate good practice in its chain, ensures adequacy of BRF and its suppliers to the legal and market requirements, ensuring safe and quality products.

INDIRECT ECONOMIC IMPACTS
LOCAL COMMUNITIES

- Generation and distribution of wealth (jobs, income and investment), and the development of local and national infrastructure.
- Generation of employment and income in the surrounding communities of BRF units and socioeconomic development of these regions.

HEALTHY AND SAFETY OF CONSUMER
LABELING

- Good practice in relation to product quality permit, in addition to mitigating risks to health and consumer safety, access to healthy products, responsible consumption and better quality in Brazilian food.

PRODUCTS AND SERVICES (ENVIRONMENTAL IMPACTS)

- Energy consumed, impacts of transport packaging and budget provision for environmental management.

EMPLOYEES
DIVERSITY AND EQUAL OPPORTUNITY
EQUAL COMPENSATION

- Equal opportunities allow the development of a healthy work environment and access development opportunities of the professionals based on meritocracy.

OCCUPATIONAL HEALTH AND SAFETY

- Good practices in occupational health and safety, in addition to preventing damage to health, encourage healthy practices and the quality of life of the employees.

BIODIVERSITY

- Risks associated with the destruction of habitats and impacts on climate change.

MATERIALS

- Acquisition of inputs adequate to quality of BRF products and consumer health.

TRANSPORTATION

- Fuel consumption, GHG emissions, spills, waste and health and safety of outsourced transportation.

ENERGY

- Reduction of operating impacts and future availability.

GRI G4-1, G4-2

The year of 2014 was an outstanding year for BRF. The company advanced in its ambitions and in the definition of a new culture. We consolidated our operating and strategic groundwork, which allowed the company to structure itself as a global organization, bigger and better in what it does, and driven by every one of the more than 100 thousand people who are part of the direct workforce.

Bringing together professionals with different backgrounds, aspirations and skills, gave us the opportunity to build a competitive differential. To do so, in 2014 we introduced the Viva BRF, a program which aims to create coherence in the organizational environment, bringing well-being and motivation to the employees, and generating “owners’ passion” in them.

Focusing on the business´ differential, in addition to the discipline in planning and executing, are virtues which, combined, help accomplish BRF´s results to levels of excellence, satisfying all of our stakeholders, and leading to further development in the productive chain. In an economic scenario of challenges and unstable market conditions, we need not only to be the biggest, but also the best in what we do.

In order to achieve this, we advanced in implementing controls for the socio-environmental aspects of our operations and long-term thinking, investing in innovation, internationalizing the Company and improving the level of service. All of which to ensure that BRF becomes a company even more respected, esteemed and appreciated, standing out as natural choice for our customers and an important partner for clients, employees and investors.

In 2014, we approached each one of the main pillars of the BRF-17 strategic plan, establishing priorities and increasing our efficiency and integration. Engaging the teams, encouraging meritocracy, orientation towards the market, segmenting the regions in which we operate and focusing on sustainability in the value chain, were more than just guidelines, they were essential elements that defined our corporate standpoint.

We continued working on our plan to add synergies to the operations, by mapping out opportunities to increase our profitability, cost efficiency and margins. We adjusted the support structure and the managerial models of the manufacturing units, making them more agile in their decision-making process.

We initiated a new process of go-to-market (GTM) in Brazil, through the consolidation of our sales force. The purpose of this project is to expand our penetration, reduce redundancies in the sales processes, and improve the productivity per salesperson. We also focused in better servicing our clients, having identified new opportunities to improve our service level – both in terms of delivery deadlines and logistical processes, as well as in inventory management. As part of our strategy of being more market oriented, we reviewed our presence in then roles points, refined the negotiation processes, and implemented a system to monitor inventory in real time, which all together, resulted in a substantial increase in the service level when compared to 2013.

Placing the final consumer in the core of our business strategy has proven to be the right choice. We are investing in surveys and studies that allow the company to continuously update its portfolio. The products we launched in 2014 are a testament to that. In total we launched over 120 new products, including the Soltíssimo line of sliced goods, bringing flavor and convenience to the consumer. We are anticipating market trends, and adopting a segmented view adapted to exactly match the profiles of the customers we serve in over 120 countries.

12 Annual and Sustainability Report BRF 2014

In line with our international expansion strategy, we inaugurated the processed foods plant in Abu Dhabi, in the United Arab Emirates, expanding our presence and global service capacity. With the capacity to produce up to 70,000 tons of processed foods per year, this plant was delivered in record time, reflecting our ambitious view to grow stronger in regions such as the Middle East, South and Southeast Asia and Africa.

Besides the launch of our manufacturing plant in Abu Dhabi, we also announced the acquisition of three of our main distributors in the Middle East, a region of extreme relevance to the Company, where we already present with a renowned brand for more than 30 years.

In line with our strategy of focusing on our Company´s core and most profitable businesses, in 2014 we entered into a strategic partnership with Minerva, passing on our cattle slaughtering plants in exchange for equity shares. Additionally, we signed a contract with Lactalis to sell our dairy operations.

Another key element of our business is socio-environmental responsibility which integrates our strategy through the Sustainability Pillars. Eco-efficient projects in the manufacturing units and initiatives in partnership with the value chain, such as animal welfare and human rights, have been the focal point of our actions in recent years and are demonstrating positive results. Reaffirming our commitment to sustainable development, we are signatories to the United Nations Global Compact and have been part of the Corporate Sustainability Index (ISE) of the BM&FBovespa stock exchange for the last 10 years.

Despite a year of structural adjustments in the Company and reduction of international sales volumes, the performance of the businesses and the consolidated results were better than expected. This was mainly due to a significant improvement in profitability of the international market and a shift in strategy, positioning the consumer as the key element for its sustained growth.

We registered this year, considering the consolidated results of the Company as well as the results from the dairy operations (discontinued operations), R$31.7 billion of net revenues, 4.0% higher than 2013, R$4.9 billion of EBITDA (56.4% above 2013) and net income of R$2.2 billion, 109.4% higher than 2013. Free cash flow amounted to R$4.1 billion in the year, a considerable improvement of almost three times more of what was generated in 2013.

These indicators are a proof that we have chosen a daring, but solid strategy, to enhance our performance and better positions us to face future risks, converting them into opportunities. We have a robust and increasingly more efficient production structure that will allow us to continue growing in the coming years, investing in mutually beneficial relationships with clients and suppliers in order to meet the demands of the different markets with the BRF quality standard.

The year of 2015 starts with new challenges, some being of economic nature, but nevertheless, we will continue to focus on achieving our mission of being a company admired for its results, brands and innovation capacity. We are confident that it will be another year of consistent achievements in our strategic guidelines, focused on growth and profitability.

Abilio Diniz

Chairman of the Board of Directors

Pedro Faria

CEO - Global

BRF

TOTAL FOCUS ON CONSU

One of the main changes made by BRF was to give more focus on consumers, who started to drive the development of new products.

14 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

80 YEARS OF HISTORY, ESTABLISHED BRANDS IN 120 COUNTRIES AND OPERATIONS IN VARIOUS CATEGORIES AND SEGMENTS MAKE THE COMPANY A REFERENCE IN FOOD INDUSTRY.

With a portfolio that includes established brands in Brazil and abroad, such as Sadia, Perdigão, Qualy, Chester, Perdix and Paty, BRF is now the seventh largest food company in the world by market value and the world second largest slaughtering Company. GRI G4-3, G4-4

Through business in segments of meat (poultry and pork), foods processed of meats,

pizzas, pasta and frozen vegetables, it is present in 95% of the brazilian homes and reaches more than 120 countries in Europe, Latin America, Middle East, Africa, Eurasia and Asia. GRI G4-6, G4-8

The operational structure is now composed of 47 factories - 34 meat processing plants and 13 of the discontinued dairy operation plants - 27 logistics centers in Brazil and 10 industrial units abroad - the latest in Abu Dhabi, opened in November 2014.

16 Annual and Sustainability Report BRF 2014

NOW, CONSUMERS FIND EASILY THE PRODUCTS THEY NEED, AND HAVE NEW LAUNCHES DEVELOPED FOR THEIR PROFILE

In the end of 2014, BRF totaled R$29 billion in net revenue and R$2.1 billion net revenue on continued operations, which do not take into account the results obtained with the dairy business. These results were achieved thanks to structural changes carried out during the year 2014, with improvements of basis of sales points in Brazil, improvements in service that increased customer satisfaction, growth in regions such as the Middle East and Southeast Asia, and also projects to increase capillarity and distribution capacity.

Today, BRF accounts for 1.8% of the Brazilian trade balance and concentrates about 20%

of world trade in poultry, generating almost 115 thousand jobs - 104 thousand direct besides to negotiating with approximately 13 thousand integrated producers. GRI G4-9

The Company is publicly traded since 1980 and has been part of “Novo Mercado” from BM&FBovespa for nine years. In 2014, it completed a decade of participation in the Corporate Sustainability Index (ISE), reflecting its commitment to sustainable development. It also has shares traded on the New York Stock Exchange (NYSE - ADR level III) and in 2014, was listed again in the Dow Jones Sustainability Index Emerging Markets. GRI G4-7

GLOBAL OPERATIONS GRI G4-8, G4-9, G4-10

120
COUNTRIES SERVED

1
1
1
7
1
2

2,329 THOUSAND
PRODUCTS IN THE PORTFOLIO

104.4 THOUSAND
DIRECT EMPLOYEES

4.3* MILLION
TONS PRODUCED

* Does not include dairy

18 Annual and Sustainability Report BRF 2014

EXPORT
PRODUCTION – UNITS ABROAD
DISTRIBUTION CENTERS – ABROAD
1
11

ABOUT

50 THOUSAND

SUPPLIERS[1]

[1] *Categories: agricultural, logistics, supplies, dairy, grains, meals and oils.*

10

PLANTS ABROAD:

7 IN ARGENTINA (6 OWN AND 1 OF THIRD PART),
1 IN UNITED ARAB EMIRATES,
1 IN ENGLAND* AND
1 IN NETHERLANDS*

**Plusfood operations.*

IN BRAZIL

47

FACTORIES, BEING

34

OF MEAT PROCESSING AND

13*

OF DAIRY PROCESSING IN

10

STATES AND

4

REGIONS OF THE COUNTRY

discontinued operations

AM
1

20 Annual and Sustainability Report BRF 2014

27

DISTRIBUTION CENTERS

PA 1
CE 1
PE 1 1 1
MT 4 1
BA 1
GO 3 2 1
MG 3 3 2
MS 1 1
ES 1
SP 1 3
RJ 1 1 2
PR 6 3 1
SC 1 8 2
RS 6 5 5

159

THOUSAND

ACTIVE CLIENTS

BRF- DISTRIBUTION CENTERS ●

BRF- UNITS THAT PRODUCE MEAT, SOYBEAN AND INDUSTRIALIZED ○

BRF- UNITS THAT PRODUCE DAIRY* □

*discontinued operations

STRATEGY AND BUSINESS MODEL

Increased productivity, enhanced distribution capabilities, customer service, portfolio renewal, international expansion and return on invested capital for shareholders and other stakeholders are essential elements of BRF future vision.

In order to consolidate itself as a global company, leader in the markets in which it operates and adapted to the needs of its customers, the organization has since 2013 the BRF-17 a strategic plan that defines actions, goals and priorities by the year 2017. GRI G4-47

In general, BRF-17 seeks to create a leading company focused on business with high return on investment, which owns admired brands, presented in different markets with local identity and oriented to the end consumer and the client.

Built in 2013, reviewed by the entire Company in 2014 and approved by the Board of Directors, the guidelines address the need to increase the company’s value generation, comprising indicators such as revenue and profit, cash flow generation and return on invested capital (ROIC - return on invested capital). Four corporate support guidelines were added in the review, and every year the Company reviewed and adapted its planning.

In order to achieve the expected result for shareholders, investors and other stakeholders, the strategic guidelines were structured in regional markets and corporate support areas (platforms), which address the internal processes of the organization and its value chain (see table).

BRF today is structured around business divisions for each region and support areas, responsible for aspects such as Fraud Prevention, Marketing and Innovation, Legal, Risk Management, Human Resources, Sustainability, among others. The execution of the planning is based on goals that directly affect the compensation and evaluation of all leaders. GRI G4-51

The year 2014 represented the challenge to implement the guidelines set forth in BRF-17, focusing on: internationalization and regionalization process with respect and adaptation to markets; the construction of an integrated BRF culture; improvement of the service level, cost efficiency and cash flow, delivering results expected by the market and redirecting efforts to core business. GRI G4-2

BRF-17 G4-2

How the company intends to address the challenges and opportunities to fulfill its strategy

SUPPORT GUIDELINES	OUR OPPORTUNITY
Strong and unique BRF Culture	Integrate workforce and build a culture that brings engagement and well-being and leverages the company's results
Talent as a competitive advantage	Count with the multicultural human capital of BRF for growth of our results
Management by value and performance	Stimulate a meritocratic culture and good performance among employees
Consumer, customer and market orientation	Drive the investments, brands and innovations according to the needs of the consumer markets
Medium-term planning of robust and flexible chain	Create opportunities, development and greater efficiency in the supply chain
Focus and discipline of execution and collection	Monitor key indicators, goals and objectives related to the business plan, focusing on each market and area of operation

22 Annual and Sustainability Report BRF 2014

IN BRAZIL

The year was marked by projects that focused on the performance of the company by investing in segments, brands and strategic business. One of the highlights was the expansion of the presence of BRF brands, reaching 159 thousand points of sale.

The improvement in the provision of services to domestic customers, measured by the indicator OTIF (On Time In Full), was also a positive point: making progresses when compared with 2013.

During the period, we also entered into a partnership agreement with Minerva in the cattle business, executed on 10.01.14, in which the terms and conditions for the sale of the two slaughter plants in the state of Mato Grosso were established. In exchange, we become a strategic shareholder of Minerva, obtaining a share of approximately 15.2% in its total and voting capital (after full conversion of mandatorily convertible debentures issued by the company), with the right to two seats on the board. In the second half of 2014, 2000 employees of the slaughter plants were transferred to the company. GRI G4-13

BRF also sold the dairy division - brands Batavo and Elegê - to Parmalat (Group Lactalis) for R$ 1.8 billion, and the expectation is that the conclusion of this business takes place in the end of the first semester of 2015. Such operations reflect an unbundling strategy and maximization of results, focusing on the company’s key business.

BRF INTERNATIONAL

In addition to the good operating performance (read more on pages 47, 53, 55), the Company opened a new plant in Abu Dhabi, United Arab Emirates - a strategic operation to strengthen the presence and production in the region where the brand Sadia is already “Top of Mind “(The most remembered by the consumer).

With a capacity to produce 70,000 tons and have 1.7 thousand employees by mid-2017, the plant produces processed meat (breaded products, hamburgers and pizzas, for example) and was executed following efficiency and productivity guidelines, with the latest technology. It is also in line with the economic plan Abu Dhabi 2030*, positively impacting the economy and the local productions. GRI G4-EC8

Another effort was driving global portfolio to processed products with high added value, reinforcing the company’s positioning abroad and reducing the presence of commodities in the mix of products.

With pillars such as: brands, distribution and local production, BRF also advanced in the acquisition of logistics operations abroad. The Company acquired some distributors in the region such as:

FEDERAL FOODS: in 2013 had already acquired 49% of interest in Federal Foods, a leading company in the distribution of food in the United Arab Emirates. Continuing this strategy, it announced in 2014 the acquisition of additional economic rights of this company.

AL KHAN FOODs (AKF): in early 2014 it acquired 40% of equity interest in AKF, BRF’s product distributor in the Sultanate of Oman and leading distributor of frozen products in the region, covering a broad scope of retail customers, food services and wholesale.

ALYASRA: leader in the distribution of food in the State of Kuwait, covering the retail and food services industries, with a presence in frozen, chilled and dry segment. BRF acquired 75% of its business of distribution of frozen food in retail as part of a larger commitment to this market. In April, the Company announced the closing of the joint venture with Dah Chong Hong Limited and now will seek new opportunities and partnerships in Mainland China region, Hong Kong and Macau. At the end of the year, a signature of the Memorandum of Understanding between BRF and Indofood was announced, seeking to expand business in Indonesia. GRI G4-13

During the year, specific plants in Brazil were also activated in order to expand access and export to the Chinese and Russian markets, with the production of poultry meat in natura and processed poultry (to China) and butters and powdered milk and porky and poultry meat in natura to Russia. In the context of Russia, five poultry units and three pork units in Brazil were also reactivated in order to expand the supply of the region after the embargo of the country to the United States and Europe.

*The strategic plan proposes optimize urban development in order to build infrastructure bases for a socially cohesive and economically sustainable community that preserves the cultural heritage of the Emirates.

SUSTAINABLE GROWTH GRI G4-2

24 Annual and Sustainability Report BRF 2014

COMMITMENTS AND COMPACTS GRI G4-15

• GLOBAL COMPACT: support for the	• NATIONAL PACT FOR ERADICATION Of SLAVE	• CDP CLIMATE CHANGE: encourages
promotion of core values in the areas of	LABOR INsTITUTE (InpACTO): commitment	responsible management of carbon
environment, human and labor rights and	to action to eradicate slave labor in supply	emissions, climate change, strategy, risks
fighting corruption.	chains.	and opportunities.
• MILLENNIUM DEVELOPMENT GOALS:	• “NA MÃO CERTA” PROGRAM: supports	• CDP WATER: addresses the management of
proposes the eradication of hunger,	the effective combating to the sexual	water resources in organizations and their
respect for human and social rights and the	exploitation of children and adolescents on	supply chains.
universal work, among other issues.	Brazilian highways.	• “EMPRESAS PELO CLIMA”
• BUSINESS COMPACT FOR INTEGRITY AND	• BRAZILIAN GHG PROTOCOL PROGRAM:	(COMPANIES FOR CLIMATE): supports the
ANTI-CORRUPTION: commitment to ethics	promote transparency of the companies	construction of low-carbon economy in
in business, following a set of guidelines	on marketing and managing their carbon	Brazil, assessing risks and opportunities and
and procedures in their relationships with	footprint.	collectively discussing practical solutions
entities and public officials.		and contributions to the legal milestone in
the country.

RECOGNIZED MANAGEMENT

Efforts to increase the efficiency of its processes		•	CDP Brasil: Ranked 4th in the list of Leading
gave to BRF a series of awards that signal the			Companies in Transparency;
ongoing commitments to sustainability. Among		•	“Melhores da Dinheiro”: winner in the
them:			category “Social and Environmental
•	“As 50 Empresas do Bem” (The so good		Responsibility”;
	companies): awarded by IstoÉ Dinheiro;	•	McDonald’s 2014 Best Sustainable Supply:
•	“Guia Exame de Sustentabilidade”		winner in the category “Waste” with reverse
	(sustainability guide): one of the 61 leading		logistics project of animal health waste.
companies in sustainability, especially in the
category “Climate Change”;
•	“Award IstoÉ – As empresas + Conscientes”
(more conscious companies: winner in the
category “Environment”;

OTHER INSTITUTIONAL AWARDS

•	Award Apex Brasil: Exporter Performance,	•	50 most innovative companies in Brazil, of
	Apex Brazil		magazine Consumidor Moderno
•	100 most innovative companies in the world,	•	Best IR Team of food and beverage industry
	awarded by Forbes		in Latin America, according to Institutional
•	Best Agribusiness Company in 2014, magazine		Investor
	Globo Rural	•	Best Corporate Governance by Capital Aberto e
•	“Anuário Época Negócios 360º” (Yearbook), of		Abrasca
Época Negócios

CORPORATE GOVERNANCE

BRF incorporates the main international	In 2014, the Statutory Audit Committee was	The structure of collegiate bodies is
governance practices through a steering and	created, a body that performs audit functions	made up of professionals including skills,
monitoring system, led by the guidelines of	formerly performed by the powered Audit	requirements, competences and diverse
shareholders and collegiate bodies, which	Committee. This committee, composed of	experiences, contributing to the decision-
proposes to increase the market value of	two independent directors and an external	making throughout the complexity of BRF
the Company, the good relationship with the	financial expert, has two-year terms of office	business model in Brazil and abroad. The
public and facilitated access to the capital,	and ensures the conduct of audit processes,	criteria for selection and appointment for the
contributing to the longevity of the business.	fraud prevention and internal controls	senior governance body and its committees
	according to the highest standards required	are technical competence, the unblemished
Listed on “Novo Mercado” and signatory	by the international rules of the capital	reputation, the condition of not holding
to the guidelines established by São Paulo	market. GRI G4-34, G4-38	positions in competitors or representing
Stock Exchange (BM&FBovespa) and by		conflicting interests and the appointment
New York Stock Exchange (NYSE), BRF seeks	The delegation of responsibility on	by shareholders. The company does not
to adopt corporate governance practices	sustainability issues occurs through	discriminate on grounds of gender and
that ensure transparency, equity, ethics,	deliberations in collegiate bodies, involving	culture. GRI G4-40
risk management, the balance of strategic	the Board of Directors and the Executive
decisions and accountability.	Board, followed up by the management
system. The collegiate bodies are evaluated
The main governance bodies are the Annual	by process specially developed by a
Shareholders’ Meeting, the Board of Directors,	specialized independent consulting firm,
the Supervisory Board the Statutory Audit	and the president does not have executive
Committee, advisory committees, areas of	functions. GRI G4-35
Fraud Prevention and Internal Audit and the
Executive Board (see box). GRI G4-34

SHAREHOLDING STRUCTURE *

BASE:12/31/2014

- NATIONAL 27.6%
- FOREIGN 20.6%
- ADR 11.7%
- PREVI 11.5%
- PETROS 12.5%
- TARPON 10.5%
- BLACKROCK 5.0%
- TREASURY 0.6%

** Difused control equal rights*
capital stock: R$12.6 billion
Number of shares: 872,473,246 (common)

26 Annual and Sustainability Report BRF 2014

ROLES AND RESPONSIBILITIES

SHAREHOLDERS’ MEETING – Main	AUDIT COMMITTEE – consists of three	The President of the Board does not have
recommendation channel of the shareholders	members acting under the US law, and	executive functions, and the evaluation of
to management, the meetings are held with	may forward the complaints to the Fraud	directors is performed by an independent
around 70% of shareholders, who have their	Prevention Board, investigate or hire an	consulting firm. GRI G4-39, G4-40, G4-44
participation stimulated by direct approach	independent company, and, if necessary,
to investors and sending of guidance	mobilize the Board of Directors.	EXEcUTIVE BOARD – by the end of 2014,
manual, detailing the meeting grounds		executives held positions of Global CEO,
and general guidance on the process. The	BOARD Of DIRECTORS – is responsible for	Vice-President of Finance and Investor
meetings approve the financial statements,	approving the relevant decisions by the	Relations and five Vice-Presidents. During
mergers, elect the Board of Directors and	Executive Board, the Strategic Long Term	the year, the planned transition of the Global
the Supervisory Board and approve the	Plan, in addition to the processes and	CEO was announced, and Claudio Galeazzi -
remuneration of managers, among other	standardizations assigned to resolution by	who took the office in 2013 to promote the
relevant demands. GRI G4-53	this body. The relevant resolutions shall be	restructuring of costs and expenses, achieving
	passed by at least 2/3 of the members of the	improved results - was replaced with Pedro
SUPERVISORY BOARD – consists of three	Board. GRI G4-42, G4-45	Faria, who was an International CEO and took
members, meets on a monthly frequency,		the office of Global CEO on January 1, 2015
at least, and addresses issues related to	The current board was elected in April 2013
supervisory management of the Company’s	for a term that will end in 2015. Directors are	With the function to achieve the results
business.	selected according to four criteria: technical	and objectives of BRF-17, executives are
	skills; unblemished reputation; not holding	responsible for managing impacts and
ADVISORY COMMITTEES – Support the Board	positions in competitors or representing	economic, environmental and social issues,
of Directors in strategic decision-making,	conflicting interests; and the appointment by	with monthly meetings to monitor the
through monthly meetings with participation	shareholders. GRI G4-40	performance and the results.
of top management representatives. In 2014,		GRI G4-35, G4-36
four committees were active: Strategies and	In December 2014, it consisted of 11
Markets Committee; Finance and Risk Policy	members, 5 of whom were independent*
Committee; Governance and Sustainability	(55%), a figure that exceeds the 20%	*The concept of independent director is defined by Novo Mercado rules and the criteria set forth in the Sarbanes-Oxley Act.
Committee; and People, Organization and	recommended by the rules of BM&FBovespa.
Culture Committees. GRI G4-34, G4-36

GOOD GOVERNANCE PRACTICES

•	Exclusive maintenance of common shares	•	Financial statements follow international
•	Equal rights and premium on public		accounting principles (IFRS) and
	offerings		determinations of the Internal Control
•	Investors protection mechanisms		System of Financial Reporting (SCIRF),
•	Arbitration for settlemets of conflicts of		guided by the Sarbanes-Oxley Act (SOX)
	interest	•	Novo Mercado
•	Mandatory takeover (OPA) - tag along	•	ADR Level III
	of 100%	•	Technical Notes Process to support the
•	OPA with premium to be offered by		decision making of collegiate bodies
shareholders or groups of shareholders
who decide to hold over 20% of the
total capital

BOARD OF DIRECTORS

Abilio Diniz

President of the Board of Directors and Independent Member

Sérgio Ricardo Silva Rosa

Vice - President and Independent Member

Carlos Fernando Costa

Member

Luiz Fernando Furlan

Independent Member

Manoel Cordeiro Silva Filho

Independent Member

Paulo Assunção de Sousa

Member

SUPERVISORY BOARD

Atillio Guaspari

Independent Member

Décio Magno Andrade Stochiero

Member

Susana Hanna Stiphan Jabra

Independent Member

28 Annual and Sustainability Report BRF 2014

Eduardo Silveira Mufarej

Member

José Carlos Reis de Magalhães Neto

Member

Luís Carlos Fernandes Afonso

Member

Vicente Falconi Campos

Member

Walter Fontana Filho

Independent Member

STATUTORY AUDIT COMMITTEE

Sérgio Ricardo Silva Rosa

Independent Coordinator

Fernando Dall' Acqua

Financial Expert and External Member

Walter Fontana Filho

Independent Member

NEW STRUCTURE

In January 2015, BRF announced a new	corporate support in areas such as Quality	The expectation is that the new structure will
administrative model, in line with its growth	and Management, Innovation and Marketing,	enable BRF to strengthen decision making
process and globalization. In it, five General	Supply Chain, Legal and Corporate Relations,	considering needs and strategies tailored to
Managers are to report to the Global CEO,	Finance and IR and People. In Brazil, five	different consumer markets, and encourage
heading business units by geographic area	regional leaders were created: Northeast	international vocation of the Company and
(Brazil, Latin America, Europe/Eurasia, Asia	(based in Recife), West/North (GMT), São	the autonomy in management.
and Africa/Middle East). Everyone will have	Paulo (capital), South (Curitiba) and Southeast
(Rio de Janeiro).

30 Annual and Sustainability Report BRF 2014

STATUTORY EXECUTIVE BOARD

Pedro de Andrade Faria
GLOBAL CEO

Augusto Ribeiro Jr.
Vice-President Finance and Investor Relations

Gilberto Antônio Orsato
Vice-President of Quality and Management

Hélio Rubens Mendes dos Santos
Vice-President of Supply Chain

José Roberto Pernomian Rodrigues
Vice-President of Legal and Corporate Relations

Rodrigo Reghini Vieira
Vice-President of People

GENERAL MANAGERS

Flavia Moyses Faugeres
General Manager Brazil

Alexandre Borges
General Manager LATAM

Simon Cheng
General Manager Asia

Roberto Banfi
General Manager Europe and Eurasia

Patricio Rohner
General Manager Middle East and Africa

ETHICAL AND RIGHTEOUS BEHAVIOR

GRI G4-56

All relationships, practices and negotiations	it can reduce financial, environmental and	The monitoring and investigation of
held by BRF assume compliance with	social impacts, correct the causes with	complaints are under responsibility
policies, standards and the Company	agility, reduce non-compliance and maintain	of the Fraud Prevention Board, as well
conduct guidelines. In 2014, the structures	the reputational image of the Company	as the management of the Reporting
were strengthened to prevent fraud and	Before government and society. These	Channel. The complaints received related
anti-corruption. The Related Party Policy,	situations are addressed under the Code	to fraud are documented and treated as
which governs various operations carried	of Ethics and Conduct and the Articles of	in-house investigation process, following
out with BRF stakeholders - such as joint	Association.	specific methodology. The mechanisms
ventures, business partnerships and business		for complaints cover both the external
agreements, was also approved.	Main set of guidelines that guides business	(consumers, customers, suppliers etc.) and
	activities, the Code of Ethics and Conduct	internal public (employees and executives),
Disclosed to the capital market, the policy	is based on the principles of consistency,	allowing that the demands are taken
is managed and applied by the Governance	transparency, integrity and respect for	to the Statutory Audit Committee. All
and Sustainability Committee, reporting	society. The Code is currently undergoing a	matters relating to the prevention and
to the Board of Directors. Contracts with	revision process in order to put it in line with	investigation of fraud were reported to the
Related Parties are reported in the Notes to	the new demands and modern issues of the	Audit Committee during 2014 due to the new
the Financial Statements in accordance with	markets where the Company operates. The	structure. GRI G4-37, G4-50
IFRS rule.	document is available on the intranet and
	the Internet, for employees and investors	By the end of 2015, the Reporting Channel
In 2014, the Fraud Prevention Board was	and business partners, in Portuguese, English	will undergo a redesign and continuous
created in order to strengthen ethical	and Spanish. Among the issues covered are	improvement process to: improve
behavior inside the organization. The	ethics, behavior and human rights. GRI G4-57	transparency on reports received, recorded
area reports to the Board of Directors, via		and treated, besides facilitate to ensure
Statutory Audit Committee, and adopted a	During the year, was also published	the integrity of information; speed up the
contemporary model widely accepted by the	corporate policy on combating bribery and	processing of claims; and generate auditable
market for risk management of fraud. The	corruption. BRF meets, in its daily practices,	records of investigative activities.
model proposes identify, document, assess,	international provisions of references such
monitor and mitigate the risks of fraud and	as the Foreign Corruption Practice Act (FCPA),
corruption to which the Company is exposed.	United Kingdom Bribery Act (UKBA) and the
GRI G4-58	Brazilian Law 12,846 (Anti-Corruption Act).
GRI G4-57
Compliance and righteous aspects are
highly relevant to BRF and its supply chain,	Other policies that guide the actions of BRF
involving various social and environmental	is the Code of Conduct for Suppliers, the
risks - such as quality of life of the	disclosure and trading policy, the Financial
neighborhood, consumer health, food safety,	Risk Management Policy and the company’s
business reputation etc. Acting preventively,	by low.

COMPLAINTS MECHANISMS
	Environmental	Labor	Human Rights	Impacts to society
	(GRI G4-EN34)	(GRI G4-LA16)	(GRI G4-HR12)	(GRI G4-SO11)
2013
Settled in 2014	100%	100%	NA	100%
2014	11.1%	31.3%	60%	51%
In progress
2014	88.9%	68.7%	40%	49%
Solved
Due to the creation of the Fraud Prevention Board and new methodologies to obtain improvements, it is not possible to compare the data in this table with the previous year’s data.

32 Annual and Sustainability Report BRF 2014

OPEN DIALOGUE
By offering various mechanisms of	for everyone. By the end of the year, it	Corporate Communication is also a channel
communication and dialogue, BRF improves	recorded 3,625 interactions with activations	for issues related to negotiations brought
its relationship with its stakeholders in	in more than 60 locations (plants, branches,	via media such as accidents/incidents and
order to achieve continual improvement	distribution and administrative centers).	complaints from consumers. In addition,
of its products and processes, manage its	In 2014, about 40 ideas received from this	the Consumer/Customer Service (SAC)
risks properly and know more deeply the	channel were implemented. GRI G4-26	serves as space for inquiries, information,
perception of society regarding the business.		compliments and complaints, and the
	Although not its function, the channel can	operators are able to give direction to the
Reporting Channel are available on the	also receive complaints. When it occurs, they	demands within five business days.
intranet, internet (http://www.brf-br.com/	are forwarded to the Fraud Prevention Board.
brasil/en/customer-service-hotline/ethical-	GRI G4-49, G4-57
hotline), national phone numbers (0800-		REASONS TO CONTACT SAC
702-7014) and international phone numbers	Also for the internal public, there is the		2012	2013	2014
(55-11-3466-8510) and mail. For employees,	Corporate TV, which shows the areas of the
in addition to those channels, there are	company, brings news, addresses issues such	Search for	39%	36%	48%
other specific means used for internal	as health and safety, allows teams to answer	Information
communication (written and television).	questions and generates approach with	Recipe Requests	35%	46%	27%
	executives, the CEO and President of Board of	Compliments/	5%	5%	5%
The channel “Conta pra Gente”, existing	Directors. This channel has monthly periodicity	Suggestions
in Brazil and abroad (“Tell Us” and	and has a schedule made exclusively by
“Cuéntenos”), values the internal	employees. All channels such as magazine	Various issues	15%	7%	14%
communication and pursues dialogue with	“Mundo BRF”, Intranet and local Murals, have	Complaints	6%	6%	6%
its employees to build a better company	as premise show employees as protagonists.

COMPLIANCE IN OPERATION

The Company owns systems and tools to assess	In 2014, BRF continued the Control Project of	In April 2014, a Conduct Adjustment
the level of compliance of the operations in	Operation Obligations. The initiative, under	Agreement was signed with the
order to identify instances, prevent risks and	implementation, monitors the expiry of	Prosecutors’ Office of the State of Goiás
improve environmental, work, health and	licenses as well as their constraints, focusing	due to irregularities in ground activity of
safety conditions for employees and business	on 100% compliance of manufacturing and	approximately 300 tons of solid material
partners. Several aspects are considered,	agricultural activities. The monitoring is done	without proper treatment, in Rio Verde (GO)
including environmental management, work	using a system that controls operating and	unit. The Conduct Adjustment Agreement
environment, operational functioning etc.	environmental permits.	in progress is in compliance with the
signed agreements and also doing others
improvement actions.

	BRF is committed to the	are set, as well as how to answer the
ENVIRONMENTAL	investigation of incidents involving	protester. Actions involve the factories
COMPLAINTS	social and environmental impacts	and the corporate area of Environment,
GRI G4-EN34	of its production chain. Through an	and are linked to the risk mitigation
	internal standard for Environmental	strategy.
Communication, flows and heads

RISK MANAGEMENT

Accompanied by the Finance and Risk Policy	• SUPPLY CHAIN – for the extension and	• FOOD SAFETY – BRF quality system has
Committee and validated by the Board of	complexity of its production chain, BRF	specific programs for food safety, such
Directors, BRF risk management policy	maintains a series of actions and guidelines	as Good Manufacturing Practices and
is reviewed at least annually, to reflect	that ensure the supply risk management,	Hazard Analysis and Critical Control
in the strategic planning externalities,	including the Procurement Corporate	Points, with preventive measures to
challenges and opportunities for the business	Standard, the PRINAD assessment	eliminate biological, physical and chemical
environment of the organization.	(Probability of Default) and the preparation	hazards. Suppliers have specific clauses
GRI G4-45, G4-46	and update of the Strategic Sourcing – a	of quality assurance in their contracts,
	tool used by provisions to analyze the	ensuring traced production to the level of
The Company has an area dedicated to the	market, the category, Sourcing strategies	agricultural care and practices (supplied
subject, responsible for supporting and	and negotiation, as well as the supply risk	food and medicines, for example).
guiding the various areas in the identification,	of each supplier involved in the chain. These	Additionally invests in cutting-edge
quantification, communication and treatment	practices are reflected in the Monitoring	equipment such as metal detectors
of risks, through tools and monitoring of	Program of Supply Chain, which helps	and X-ray equipment to reduce physical
indicators. The management, however, is	mitigating social and environmental risks,	contamination, certification of production
effectively done by the areas responsible	such as image and reputation, production	sites and shopping aligned to international
for potential risks. Among the activities that	downtime, fines etc. (read more on pages	standards (read more on pages 82 to 85)
the Risk Management department performs	77 to 81).
are the Business, Financial and Market Risk		• COMMODITIES – The policy was revised
Management, Internal Controls, compliance	• OPERATING– Operational risk management	in 2014. The risks are associated with
with SOX and Information Security Act.	program (RMP) has existed since 2010 and	the volatility and seasonality of certain
	proposes the prevention of property claims	inputs and raw materials, considering
The management is conducted through	and events that affect the productivity	some that are essential to business, such
tools and indicators reported to senior	and continuity of operation - such as	as corn, soybean meal, soybeans, pork
management bodies. They are considered	scarcity and cost of labor, logistics network,	and milk as well as internal and external
the main issues associated with the industry	factories etc.	market conditions, diseases, sanctions and
segments in which BRF operates, as well		embargoes that could affect the supply.
as geographies met and the economic,	In BRF, the precautionary principle affects	Faced with the challenge of dealing with
regulatory and social and environment.	investments in the development, design,	price changes, inventory and movement of
	manufacturing and distribution and sale of	products and raw materials, the company
The activities are monitored by the Board of	products. According to the principle, scientific	focuses on optimization of freight costs,
Directors and the Advisory Committees and	uncertainties are considered sufficient reason	production efficiency and intelligent use
the Executive Board, to validate the identified	to avoid certain projects, initiatives and	of available resources, and has recently
risks, quantify them and criticize the actions	practices of organizations, preventing the	invested in the unbundling of chain, with
taken by the Company to mitigate them.	threat of serious or irreversible damage to	the transfer of cattle and dairy operations
GRI G4-46, G4-2	human health and the environment. GRI G4-14	(read more on pages 23, 46, 47, 52, 54, 55).

The main risks monitored by the company are:	In addition, there is insurance against damage	• IMAGE AND REPUTATION – BRF has a
	and events involving their physical assets and	strong image related to solid corporate
• FINANCIAL – BRF has a Financial Risk	the Operational Control Center, since 2012	governance and is seen as a company
Management Policy, revised in 2014,	implemented in Curitiba (PR), which allows	aligned with values such as trust, ethics and
whose monitoring is performed by the	the integrated management of operations.	transparency, which are the images that
management committee of same name.		the Company seeks to maintain. A clear
The guidelines allow the veto of proposals	• SANITARY CONTROL – - Measures to mitigate	image, a risk and reputation policy and a
considered inadequate and the definition of	these risks are linked to quality principles	responsable marketing policy supports all
standards for transactions and operations,	adopted in the factories, in the production	business segments are maintained by the
as well as ways to mitigate the impact of	chain and distribution process. In slaughter	Company, and its business standards cover
exchange rate volatility.	plants, for example, there are specific	the domestic and foreign market relations.
practices to meet and also overcome the
health laws of markets served and avoid
possible international embargoes to a
specific region.

34 Annual and Sustainability Report BRF 2014

• LEGAL/TAX – Regulatory and legal aspects	The main risks identified by BRF relate are to	Among the measures to minimize the mapped
are monitored in different markets in order	physical aspects, such as extreme changes	risks and ensure competitiveness in costs are:
to reduce the risk of exposure to penalties	in temperature and rainfall, affecting	the monitoring of inventories in purchase of
for non-compliance and bring more safety	agricultural productivity, animal welfare	grain and the constant monitoring of climate
and predictability to the operation.	and availability of energy - as hydroelectric	on agricultural regions to guide purchasing
	predominate in the Brazilian energy matrix.	decision and anticipate price fluctuations in
• ENVIRONMENTAL – Monitoring involves	These changes can directly impact the	the commodities market; the development of
the reduction of environmental incidents/	Company’s costs by several factors, from the	energy efficiency projects; and technological
accidents in the production chain, from	rise in the price of agricultural commodities to	innovation in agricultural facilities in order to
suppliers to the end consumer, passing	the need to search for other energy sources,	improve the ambience and acclimatization
through the plants and agricultural	in view of the risk of rationing electricity	and ensure animal welfare.
operations. The insurance policies provide	because of water scarcity.
for limited coverage for environmental		Further information can be found at website
damage in the Company’s units.	In mapping climate related the regulatory	of CDP - Climate Change Program, where the
	aspect was also considered, monitoring	company reports its management in climate
• CLIMATE CHANGE – With the theme included	the changing trends in licensing laws that	change (www.cdp.net -> reports&data).
in its strategic pillars of sustainability, BRF	incorporate management of GHG emissions	GRI G4-EC2
strategy considers the aspects related	in the national and international scene;
to climate risks, assessing and managing	and reputational aspect, as developed
potential impacts on the operations and	markets are more demanding in relation to
supply chain, recognizing the vulnerability	environmental aspects of the product, mainly
of natural resources and agricultural inputs	carbon emissions.
critical to its productive activity.

Uberlândia Plant

INTELLECTUAL CAPITAL

MORE THAN 12

BRF bases its business model in the development of new products that was one of the highlights of 2014. The renewal index was 9.7%, 1.2 p.p. higher when compared to 2013.

36 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

DURING THE YEAR, WE PRIORITIZE	To leverage the sales results and meet	Valuation fronts of intellectual capital
REVIEW OF THE GLOBAL PORTFOLIO,	its strategic direction, BRF has increased	inside BRF involve not only innovation in
WE RETHINK AND WE TAILOR OUR	investment in innovation. In line with BRF-17,	end products, but also improvements in
PLANTS AND LAUNCH INNOVATIONS	more than R$190 million was invested in	operations, new technologies and production
THAT ANTICIPATE CONSUMER	research and development of new products	of scientific knowledge. In 2014, the strategy
TRENDS.	and processes, as well as in agricultural	of profitable portfolio directed several
	researches, in order to anticipate consumer	decisions at the national and international
	trends, expand market share, achieve greater	markets, in order to invest in high value-
	efficiency and ensure the leadership of the	added products and develop key categories in
	Company’s brands.	each area of operation.

38 Annual and Sustainability Report BRF 2014

Through it, innovations, launches and further
studies are planned from current, future and
	expected market trends, in line with strategic	INNOVATION
	planning.	AWARDED
During the year, we invested also in
direct process innovation in the products,	GLOBAL VISION	For the third consecutive
generating important launches for closer		year, BRF was elected one
ties with the consumer (see table). The	The international market was another focus	of the 100 most innovative
innovations are developed with support	of innovation for BRF. Through market	companies in the world,
of the various Research, Development and	intelligence studies and understanding of	according to the Forbes
Innovation (RD&I) teams, which are present	consumer habits in each country, RD&I,	magazine ranking. The award
in all stages of the production chain of BRF,	Marketing and Quality teams aimed at	evaluates the growth in value
with units located in Carambeí (PR), Curitiba	understanding the “local taste” - that is,	of the companies according to
(PR), Jundiaí (Innovation Centre BRF, SP) and	what the consumer expects of BRF products	market expectations related
São Paulo (SP), in Brazil.	and competitors - and translate it into	to its capacity for innovation in
	unique products for the markets served by	products, services and markets
The input of consumers has been	the Company, as the case of the Middle East	served.
strengthened by reviewing BRF action plan.	and Europe.

TOTAL INVESTMENT IN RESEARCH, DEVELOPMENT AND INNOVATION DURING 2014.

In addition to earnings from opening of	EFFICIENCY IN	The project involves the allocation of funds
new markets, it identified the opportunity	OPERATION	and the intelligent meeting of demand: more
to enter in regions that were not served by		competitive plants and with access to more
similar products or with BRF brands. Thus,		attractive markets will have increased their
the direction for the international marketing	Another important line of action is the search	production, generating more profitability.
in 2014, continuing in 2015, is to focus on	for efficiency in logistics and operation	Thus, one of the main fronts is the industrial
the presence and quality of the relationship,	processes. A task force from different	automation - which will be doubled in the
causing BRF brands to be increasingly present	areas was made to create synergies in	coming years. In addition to changes in plants,
in the consumers’ lives.	manufacturing operating structure and	there were improvements in procurement
	generate speed in production. The initiative	processes and inventory.
to review the manufacturing footprint began
in 2014 and will positively impact future
financial income, with cost savings and
profitability gains.

MOST REMEMBERED BRANDS
Result of the positioning work in the market and
product quality, Sadia and Qualy are among the
brands most remembered by the Brazilian people,
according to the survey Top of Mind, released by
Instituto Datafolha in 2014.

40 Annual and Sustainability Report BRF 2014

LAUNCHES AND CAMPAIGNS

In 2014, there were 123 national and	meals, dairy and food service. About 70% of	Convenience, flavor and healthiness are among
international launches in various categories	innovations are for the Brazilian market: 55	the attributes of the new items that BRF offers
of products, such in natura and celebratory,	were national launches, 36 in international	to the end consumer. Some highlights:
margarine, cold cuts, sausages, breaded, ready	markets, 04 in dairy and 28 in segment of food
services.

SLICED MEAT LINE “SOLTÍSSIMO”	FOOD SERVICES
Available in five options, slicing cuts are made in rooms	The discipline of execution of the FS teams ensured increase in
with filtered air, their easy open packaging eliminates the	sales for the networks of fast food, industrial kitchens and small
need for trays and handling at the point of sale. The S-Fresh	businesses throughout Brazil.
technology ensures thinner slices and a fresher and durable	Examples of some launches:
product.	Baked Sausage for Barbecue
Perdigão and Breaded Chicken
NEW SMOKED TURKEY BREAST	Fillet Sadia.
With Sodium reduced by 25%.

“Frango Fácil”
Assa Fácil Sadia platform added value to the category of
products in natura. The line brings practicality and flavor to the consumer in the choices of chicken (whole, drumsticks,
thighs and chest) and salmon (fillet and slices). The
products come already seasoned in bag bakes easy.

NEW SAUSAGES
The sausages have two presentations: frescal, with less fat
(30% and 40% for Toscana sausage and chicken sausage),
and smoked, ready for consumption.

“QUALY AÉRA”
The market leader in the category margarine was launched in
an aerated and creamier version, 25% lighter.

CAMPAIGNS AND SPONSORSHIPS

Based on the attributes of quality and	SADIA	PERDIGÃO
responsibility for production, relationship	In 2013, BRF signed a sponsorship contract	As determined by the Brazilian anti-trust
actions with BRF’s consumers have	with the Brazilian Football Confederation	authority (CADE) in the merger process,
invested in an approach that increases the	(CBF), effective in 2014, and announced	BRF removed from the market, for periods
convenience and safety of the manufacturing	support for the Olympic and Paralympic	between three and five years, some products
process of some products, such as “Qualidade	Games Rio 2016.	and categories of Perdigão brand. These
Total” (Total Quality) Sadia campaign,		include lasagne, pizza, meatballs, salami,
created by DPZ, which provides information	In 2014, during the FIFA World Cup, the	hams/pressed hams and sausages.
on the non-use of hormones in animals,	campaign “Joga pra Mim” (Play for me) was
and the “Frango Fácil” campaign, which	launched, strengthening its approach to the	In 2014, a new institutional campaign was
addresses how the consumer’s life can	end consumer through sports.	launched with the slogan “Perdigão - Viver dá
become more practical with BRF innovations.		uma fome”(Live gaver hungry). And in 2015,
some categories begin to return the shelves,
creating new opportunities and alternatives
for the consumer.

FINANCIAL AND CONSTRUCTED CAPITAL

4,1

Logistics optimization,
review of SKUs, reduction of administrative expenses, among other changes, reflected positively on our operational results.

**Simplified free cash flow for the year 2014.*
The accumulated simplified cash flow does not consider discontinued operations (dairy) in the 4Q14. The other quarters consider both continued and discontinued operations.

42 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

48*

R$ MILLION OF CASH FLOW GENERATED IN THE YEAR

43

policies that can bring effects of medium and
Strategy Go-to-Market, zero- based budgeting, logistics efficiency and in service level, growth in retail, synergies in operations and revision of portfolio generated a positive performance	The year 2014 was marked by different	long term, indicate a contraction scenario
	challenges in domestic and international	of consumption combined to relatively high
	markets - in which BRF seeks to develop in a	inflation rates.
balanced way business in order to minimize
	risks and maximize its results. However, it	According to Focus survey, conducted by
	was mainly the international scenario that	the Central Bank of Brazil and published in
	leveraged the end result of the company,	January 2015, the GDP growth expected in
	achieving a performance above expectations.	2015 is 0.5%, combined with an inflation of
6.56%. Already in 2014, the consolidated
	In Brazil, the slow growth of Gross Domestic	inflation reached 6.41%. The retraction of the
	Product (GDP) remained as an obstacle for the	internal market is related to lower Consumer
	industry. The projections for the coming years,	Confidence Index (CCI) and slowing sales
	regardless of the reviews of federal economic	growth in various sectors of industry.

44 Annual and Sustainability Report BRF 2014

higher than the R$550 million (2013). As for
	In relation to Brazil, the shipments of chicken	the margarine market in 2014 were R$2.7
	meat in natura totaled US$6.892 billion,	billion in revenue, above R$2.6 billion the
	slightly below the previous year (-1.6%), due	previous year.
to the decrease in the average price of the
The trade balance in 2014 was the worst	protein. However, the volume exported by	For 2015 to be a year of continued growth
result in 16 years and the first annual deficit	Brazil was 2.4% higher than in 2013. In pork,	acceleration program, BRF focuses on
since 2000. Under the influence of the fall in	there was record in revenue, an increase of	increased capillary sales programs, the Go-to-
the prices of commodities and international	17.8% and US$1.446 billion of result. The jump	Market strategy, in improvement programs
scenario, Brazil had a trade deficit of US$3.93	was influenced by the average price of pork	and efficiency of plants, continued zero-based
billion, compared to a surplus of US$2.384	protein and lower supply worldwide.	budgeting (ZBB) and international expansion,
billion in the previous year.		in addition to innovation and maintaining
	Based on data reported by A.C. Nielsen	high quality standards.
Despite the unfavorable scenario, the	research institute for food retail in Brazil, the
food industry, specifically, recorded good	processed food market recorded revenues
indicators in 2014, driven by growth in global	of R$11.8 billion in 2014, compared to	Agency	Rating	Outlook
demand and the devaluation of the real	R$9.7 billion in 2013. However, frozen food	Fitch	BBB-	Negative
against the dollar. The most representative	recorded R$ 3.1 billion in 2014, above R$2.7	Standard & Poors	BBB-	Stable
consumer markets for Brazilian exports are	billion in 2013. The pizzas with stuff totaled	Moody’s	Baa3	Stable
the Middle East, Asia and Latin America.	R$594 million revenue in 2014, slightly

OPERATION
With the transfer of BRF slaughter units to	SLAUGHTERING GRI G4-FP9
Minerva, in 2014 there was a reduction in the		2013	2014	Ch. %
number of slaughters; however, the Company	Poultry slaughter (million heads)	1,796	1,664	-7.4
had an increase in slaughter of pork in
comparison to last year.	Hog/ cattle slaughter (thousand heads)	9,744	9,621	-1.3

For the year, the slaughter of poultry was	PRODUCTION (THOUSAND OF TONS) GRI G4-FP9
7.4% lower and the pork/beef was 1.3% below		2013	2014	Ch. %
2013. For the production, in 2014, the volume
was 6.4% lower than in the previous period.	Meats	4,089	3,825	-6.4
	Other processed products	506	482	-4.9
	Feed and premix (thousand of tons)	11,036	10,360	-6.1

BraZIL

In the Brazilian market, the year was of	Another important point, productivity was	with a slight increase in volumes (+2.4%)
earnings in the aspects of service level,	worked through improvements in logistics	and average price (+4.9%). For next year,
logistics and scope and coverage of points	and Sales Execution program, with regular	the expectation is to register leverage in the
of sale. The focus on the Go-to-Market	meetings to measure the results and	results - not necessarily in volume production,
(GTM) strategy, which proposes to increase	observe the necessary improvements in field	but in productivity, market presence and
the Company’s penetration in areas not yet	operations. Aspects such as frequency of	efficiency.
served or not directly served by increasing	sale, items per order and increase in volume
the number of customers, productivity of	are monitored by the teams to optimize the	Market Share (VaLUE - %)
the seller and cross-selling between brands,	business process and the distribution mesh of	2014 - by category
brought positive results.	the product.
The number of customers on average in	A project for reduction of approximately
2014 grew 22% over the average of 2013 and	35% in the number of SKUs in Brazil was
the cross-selling increased from 53% at the	implemented also, in order to simplify
end of 2013 to 77% in the same period 2014.	processes, together with service level
For this it was necessary to focus attention	improvement actions.
on regional markets, adapting the flow of
deliveries and the service mode according to	For the year 2014, Net Operating Revenue
customer profiles, eliminating redundancy in	(NOR) in Brazil reached R$13.9 billion, up 6.8%
operations.	compared to the same period last year, driven
mainly by higher average prices obtained due
The capillarity and guarantee of supply -	to transfers made in the first two quarters of
which were among the main complaints	the year. Volumes increased by +1.9%.
about the service level - for example, were
worked by means of a system, implemented	Excluding the various sales in this comparison,
in 2014, allowing sales teams negotiate with	the NOR Brazil in the year reached R$13.0
points of sale viewing the inventory in real	billion, an increase 7.5% compared to 2013,
time.

46 Annual and Sustainability Report BRF 2014

BRF INTERNATIONAL	acquisitions in regions such as the Middle	reached R$13.3 billion, up 1.5% compared to
	East, Latin America and Asia.	2013, even with volumes 12.3% lower. The
Guided by the strategy of consolidating itself		improvement was due to a more efficient
as a global company, with knowledge of local	In 2014, exports accounted 46.8% of net	operation and higher average prices, both real
markets and targeted business approaches,	operating revenue of the company, with a	(+15.7%) and dollar (+6.2%).
BRF advanced in acquisitions and investments	total of 12.3% less volume than in 2013, due
in local distributors and opened a new	to the volume reduction strategy in certain
manufacturing plant - Abu Dhabi, United Arab	regions to suit local inventories and increase
Emirates - as well as updating the marketing	profitability. For the year 2014, Net Operating
model and innovation to meet the demands	Revenue (NOR) in international markets
of global consumers.

The price volatility, political and regulatory
instability in different markets - for example,
Russia, Ukraine, Egypt and Argentina - and
the more competitive environment remained
as challenging aspects. However, the
devaluation of the real and the increased
demand driven by Asian and the Middle East
markets boosted international business.

In addition to the acquisition of logistics
operations and the new plant in Abu Dhabi,
BRF will bet in the medium and long term,
in a model of growth guided by negotiations
beneficial to the distribution network,
reduced inventory levels and selective

FOOD SERVICES	DAIRY

In 2014, we continued the strategy to ensure the	BRF dairy businesses totaled R$2.7 billion net operating
competitiveness of the business division, considering	income 0.5% below 2013. The segment has approximately
the importance of food away from home in the Brazilian	10.7% of market share and we invested in recent years in
market. The sales team was 100% unified throughout	innovations that reduce dependence on UHT milk. During
the year and the portfolio has undergone revision, with	the year, the transfer of the operation to Parmalat was
specific products for the segment.	announced, which should be completed during 2015 (read
more on pages 23, 52, 53, 55). The results of this business
In total, net operating revenue increased by 8.8%,	will be presented as discontinued operations in the analysis
reaching R$1.7 billion, and volume was 9.7% higher than	and financial statements.
2013 and average prices remained in line with the previous
period (-0.8%).

INTERNATIONAL IN 2014

EUROPE
AMERICAS
AFRICA

EUROPE

R$ **2.3 BI**
IN NET REVENUE (+9.0%)

263 THOUSAND
TONS IN SALES VOLUME (-13.3%)

Europe has experienced slow economic recovery throughout 2014, but remains a bet of hub of innovation for competitiveness, due to market characteristics (which is already well developed) and the reference position on health and environmental issues.

By means of brands and products developed in Plusfood and also Sadia brand, BRF managed to record positive results in sales. The performance map was redefined, with division into three major sub-regions and regional management, focused on retail business (Sadia) and Food Services.

AMERICAS

R$ **1.7 BI**
IN NET REVENUE (-26.2%)

266 THOUSAND
TONS IN SALES VOLUME (-34.3%)

Argentina remains a strategic market, due to Quickfood, owner of the brand Paty (leader in hamburgers), and production of companies Avex and Danica. In 2014, there were major changes in manufacturing footprint, with the closing of two factories and distribution, with the integration of logistics. These actions allowed BRF to gain local competitiveness and reduce inefficiencies.

Despite the unstable domestic scenario, the operation is relevant to expand the presence of Paty and Sadia brands in other South American countries such as Chile, Uruguay and Paraguay, ensuring long-term results.

AFRICA

R$ **923.1 MILLION**
IN NET REVENUE (-4.6%)

221 THOUSAND
TONS IN SALES VOLUME (-14.0%)

BRF has a development plan for some of the continent markets. The strategy is guided by the product portfolio efficiency, the study of key markets and recognition of quality attributes of the company's products, which can contribute to the step change in regional food.

48 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

R$ **812.4 MILLION**
IN NET REVENUE (-11.6%)

85 THOUSAND
TONS IN SALES VOLUME (-41.0%)

In Eurasia, where the scenarios are more volatile, Russia faces political issues as the embargo imposed to the United States due to the severe crisis of PED (Pork Epidemic Diarrhea). BRF, through international relations and market research, is restoring relations with the largest and most traditional local operators.

EURASIA
ASIA
MIDDLE EAST

R$ **3.0 BI**
IN NET REVENUE (+12.8%)

506 THOUSAND
TONS IN SALES VOLUME (-3.2%)

A major focus of the year was to organize the inventory availability of products exported by Brazil in order to reduce exposure to risks of breaking merchandise and excess supply in different markets. In Japan, a period of stabilization was recorded throughout 2014, resulting in improvements in volume and prices.

R$ **4.8 BI**
IN NET REVENUE (+11.6%)

909 THOUSAND
TONS IN SALES VOLUME (+4.5%)

Currently, it is seen as a strategic region for the company's internationalization. Leader in several markets under Sadia brand, BRF advanced its expansion in 2014. The main difference in the region are the plants dedicated to the market, designed with processes that respect and follow the strictest religious norms and cultural patterns, such as Halal requirement of Islamic food (*read more on pages 80, 81, 111*). In 2015, the goal is to develop an integrated management in the region, focusing on efficient logistics.

WORLD POULTRY PANORAMA
Thousand tons - "ready to cook" equivalent

Production

17,254
17752
USA
12,680
13,115
BRAZIL
13,000
13,000
CHINA
10,070
10,300
EU-27
3,725
3,900
INDIA
3,200
3,400
RUSSIA
16,087
15,543
OTHERS
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

Exports

3,600
3,825
BRAZIL
3,297
3,341
USA
1,100
1,100
EU-27
540
570
THAILAND
440
460
CHINA
360
420
TURKEY
286
272
OTHERS
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

WORLD PORK PANORAMA
Thousand tons - carcass equivalent

Production

56,500
57,350
CHINA
22,400
22,365
EU-27
10,329
10,858
USA
3,344
3,494
BRAZIL
2,650
2,820
RUSSIA
2,425
2,450
VIETNAM
5,918
5,431
OTHERS
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

Exports

2,321
2,381
USA
2,150
2,200
EU-27
1,180
1,180
CANADA
585
700
BRAZIL
275
300
CHINA
165
160
CHILE
33
33
OTHERS
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

WORLD TURKEY PANORAMA
Thousand tons

Production

2,599
2,600
USA
1,950
1,920
EU-27
520
470
BRAZIL
168
170
CANADA
100
105
RUSSIA
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

Exports

344
366
USA
142
135
EU-27
161
120
BRAZIL
2014[1]
2015[2]

[1]Preliminary [2]Estimated Source:USDA/Oct14

50 Annual and Sustainability Report BRF 2014

EXPORTS AVERAGE PRICE - POULTRY
US$/kg

2.05
1.98
Ch.: -3.0%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: ABPA

EXPORTS AVEARANGE PRICE - PORK
US$/kg

3.18
2.63
Ch.: +21.01%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: ABPA

GRAIN PRICE (BRAZIL) - CORN
R$/bag (60 Kg)

27.76
24.63
Ch.: 0.5%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: Safras & Mercados

GRAIN (BRAZIL) - SOYBEAN MEAL
R$/ton

1,278.82
1,156.67
Ch.: 5.3%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: Safras & Mercados

MILK PRICE
R$/litre

1.04
0.98
Ch.: -5.8%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: CEPEA

EXCHANGE RATE
R$/US$

2.57
2.34
Ch.: +9.8%
Dec/14 vs Dec/13
JAN FEB MAR APR MAY JUN JUL AUG SET OCT NOV DEC
2014
2013
Source: Bloomberg

FINANCIAL INCOME GRI G4-EC1

(The income presented below refer to the continued operations of the Company, excluding the income in discontinued operations - Dairy Products - which, as announced in December 2014, is under process of sale to Lactalis).

NET OpERATINg REVENUEs (NOR)

The accumulated NOR for 2014 was 4.4% higher than the previous year, amounting to R$29.0 billion compared with R$27.8 billion in 2013. This increase in revenues was due to better average prices in the period both in Brazil and internationally, also due to the growth of volumes in Food Services.

COST Of GOODS SOLD (COGS)	OPERATING EXPENSES	with the employee profit-sharing plan and
In accumulated terms for 2014, COGS totaled	Operating expenses remained relatively	provisions, equivalent to R$217.6 million and
R$20.5 billion, registering a slight drop of	stable in accumulated terms, showing a	R$50.0 million, respectively.
1.8% over 2013. This was mainly due to a	slight rise of 1.1%, mainly due to higher
fall in corn price for the period, which was	expenditure in marketing and in trade	The accumulated figures for the year showed
partially offset by an increase in soybean	marketing, which was in line with the	a negative net result equivalent to R$438.1
meal price. In 2014, COGS represented 70.7%	Company´s strategy of having a greater	million, representing a reduction of 4.4%
of NOR compared to 75.1% in 2013.	focus on the customer and strengthening	over 2013. The main revenues that impacted
	our brands. In percentage terms, given the	this result were the net gains from the share
GROSS INCOME	Company´s growth, operating expenses	swap with Minerva, as mentioned previously,
In 2014, BRF increased the efficiency	fell over the year and reached 15.9% of NOR	along with net gains from the disposal of
of its operations, which translated into	compared to 16.4% in 2013.	property, plants and equipment that totaled
more robust earnings as a result of the		R$111.4 million in 2014.
strategies implemented in Brazil and in	OTHER OPERATING RESULTS
the International front. The Company´s	We had a compensation in our operational	On the other hand, the main expenses in the
accumulated gross income for the year was	results line in the 4Q14, mainly due to	period included the employee profit- sharing
R$8.5 billion, 23.1% higher than the previous	the capital gain from the sale of the beef	plan which amounted to R$356.5 million,
year, with a gross margin of 29.3% in 2014	assets to Minerva, which was equivalent to	R$214.7 million of restructuring expenses
compared to 24.9% in 2013.	R$179.3 million, which, combined with the	and higher provisions for tax and civil/labor
	other revenues earned in the quarter, more	risks equivalent to R$91.2 million and R$72.4
	than compensated for the higher expenses	million, respectively.

52 Annual and Sustainability Report BRF 2014

OPERATING RESULT (EBIT)	US$700.0 million), without the creation of	INVESTMENTS
The accumulated EBIT for the year was	a hedge, it is therefore subject to currency	The Company´s investments in the year
R$3.5 billion, 83.4% higher when compared	adjustments until the conclusion of this	totaled R$1.5 billion and were in line with the
with 2013 and the margin rose from 6.8%	transaction.	guidance provided, directed towards growth,
in 2013 to 12.0% in 2014. This result shows		support and improving efficiency. We are also
that the Company not only benefitted	On December 31, 2014, the non-derivative	considering in this amount R$517.5 million of
from the positive market conditions but,	financial instruments designated as hedge	investments in biological assets. This figure
above all, managed to capture gains from	accounting for currency protection of	did not include R$514.4 million directed at
the structural improvements that were	the cash flow, amounted to US$ 600.0	acquisitions and others, R$ 67.8 million in
implemented in Brazil, as well as in the	million. Furthermore, the derivative	leasing, which altogether would add up to
International markets, during the year.	financial instruments designated as hedge	R$2.0 billion for the year of 2014.
accounting, in the cash flow hedge concept
Accumulated EBIT - Brazil - amounted to	for covering highly likely exports, totaled
R$1.8 billion thereby, registering an increase	US$716.0 million, €82.0 million, £42.0
of 39.5% over 2013, with a gain of 3.1 p.p. in	million and ¥16,993.0 million, in their
the margin.	respective currencies. These instruments
also directly contributed to the reduction
EBIT from the International operations was	in the currency exposure. In both cases,
R$1.4 billion in accumulated terms for the	the unrealized result from the currency
year. This was an impressive improvement	variation was accounted for in the other
of 259.3% compared to 2013, representing	comprehensive income.
a gain of 7.8 p.p. in margin, which rose from
3.0% in 2013 to 10.8% in 2014.	DEBT
The Company´s net debt reached R$5.0
Finally, EBIT from Food Services came to	billion, 25.8% lower than registered in
R$203 million in the year, compared to R$177	the end of 2013, resulting in a net debt to
million for 2013, an expansion of 14.9%	EBITDA ratio (last twelve months) of 1.04x.
which translated into a gain of 0.6 p.p. in
margin for 2014.

NET FINANCIAL	R$ DEBT million
This line showed an accumulated net				12/31/2014	12/31/2013
financial expense for the year of R$990.7			Non
million, which corresponded to an increase	Debt profile - R$ Million	Current	current	Total	Total	Ch. %
of 32.5% over 2013. The main elements	Local currency	(2,541)	(1,452)	(3,993)	(4,073)	(2.0%)
that impacted this result were the premium	Foreign currency	(455)	(7,399)	(7,854)	(6,466)	21.5%
paid in carrying out the buyback of bonds in	Gross debt	(2,996)	(8,850)	(11,847)	(10,538)	12.4%
the second quarter and the adjustment to	Cash investiments
present value for the year.	Local currency	2,043	177	2,220	1,091	103.6%
	Foreign currency	4,594	-	4,594	2,663	72.5%
	Total cash investments	6,638	177	6,815	3,754	81.5%
The use of non-derivative and derivative	Net debt	3,641	(8,673)	(5,032)	(6,784)	(25.8%)
financial instruments for coverage of foreign	Exchange rate exposure - US$ Million	-	-	567	(87)	-
exchange exposure allows for significant	The Total Gross Debt, as shown above, amounting to R$11,847.0 million, accounts for the total financial debt, plus other financial
reductions in the net currency exposure in	liabilities, which add up to R$257.4 million, as stated in Explanatory Note 4.1.f of the Financial Statements of 12.31.2014.
the balance sheet. We highlight that we
moved from a currency exposure impacting
the result of US$36.0 million “long” in
3Q14 to US$567 million “long” in 4Q14. This
increased long-term currency exposure
in the balance sheet resulted from the
signing of the contract with Lactalis over
the sale of our Dairy business in December
2014. As the amount of the transaction had
been previously agreed at a total of R$1.8
billion, and then fixed in dollar terms upon
the signing of the contract (approximately
*For the 4Q14, we have only considered the results
from the continued operations for calculating the ratio
(excluding Dairy). For the other quarters, the calculations
include both continued and discontinued operations.

SIMPLIFIED CASH FLOW	SIMPLIFIED CASH FLOW - LTM*
Simplified Free cash flow (EBITDA – Change in	(EBITDA -change in working capital - CAPEX)
Working Capital – Capex) for the year reached
R$4.1 billion, an increase of 170.9% when
compared to 2013, reflecting the Company´s
better operational performance in the period,
both in terms of EBITDA performance as well
as in the management of our Financial Cycle.

EQUITY INCOME RESULT	DISCONTINUED OPERATION	The Company’s total net income, considering
The equity income result showed a total	RESULTS (DAIRY)	continued and discontinued operations,
gain of R$25.6 million in accumulated terms	As mentioned previously, due to the sale of	reachead R$2.2 billion. This represent on
for the year. This represented an increase of	the Dairy operations to the Lactalis group,	increase of 109.4% compared with the some
98.1% over 2013.	the results of these activities are presented	period of the previous year, leading a gain of
	as discontinued operations. The result	3.5 p.p. in net margin.
From the last quarter of 2014, BRF started to	of discontinued operations accumulated
consolidate the proportional result of their	throughout the year was of R$89.8 million,	EBITDA
participation in Minerva via equity.	90.4% higher if compared to 2013.	The accumulated EBITDA for the year for the
continued operations amounted to R$4.7
INcOmE TAX AND SOcIAL	NET INcOmE	billion, an increase of 56.5% over 2013. There
CONTRIbUTION	The result of the Company´s operational	was a gain of 5.4 p.p. in margin, that rose
The accumulated income tax and social	improvements can be seen in the Company´s	from 10.8% in 2013 to 16.2% in 2014.
contribution in the year showed a total	net income for the period. The accumulated
expense of R$352.6 million compared with	net income for the year obtained from	In the accumulated results for 2014, EBITDA
R$129.1 million in 2013. This was an increase	continued operations totaled R$2.1 billion, on	for the continued operations combined with
of 173.1% on an annual comparison and	increase of 110.3% compared to 2013, with	the discontinued operations, was R$4.9
represented an effective rate of 14.2%,	the net margim expanding from 3.7% in 2013	billion. This represented an increase of
whereas the effective rate obtained in	to 7.4% in 2014.	56.4% in comparison with 2013, a gain of 5.1
2013 was 11.2%. This increase was mainly		p.p. in margin.
due to the improvement in the Company´s
results in the year, both in Brazil and in the	EBITDA
International market.	R$ Million
		2013	2014	Ch. %
NON-CONTROLLINg SHAREHOLDERs	Net income	1,015	2,135	110.3%
In the accumulated of the year, the attributed	Income tax and social contribuition	129	353	173.1%
results to the non-controlling shareholders	Net financial expenses	748	991	32.5%
represented a revenue of R$159.0 thousand,	Depreciation and amortization	1,117	1,230	10.1%
against an expense of R$4.4 million in 2013.	EBITDA (continued operations)	3,009	4,709	56.5%
	EBITDA margin (%)	10.8%	16.2%	5.4 p.p.
	EBITDA Total	3,131	4,897	56.4%
	EBITDA margin (%)	10.3%	15.4%	5.1 p.p.

54 Annual and Sustainability Report BRF 2014

SHAREHOLDER EQUITY	established the terms and conditions for	NET OPERATING REVENUES (NOR)
Shareholder´s Equity reached R$15.7 billion,	the sale of the plants in our dairy segment,	FROM DISCONTINUED OPERATIONS
on December 31, 2014, compared to R$15.4	including the corresponding assets and	The accumulated NOR for the year from
billion on September 30, 2014. This was	brands dedicated to the segment. We also	this segment reached R$2.7 billion and was
mainly due to higher net result obtained in	announced in December of this same year	stable in comparison with 2013 (-0.5%).
the quarter.	that we had signed the definitive sale	The increase of 11.2% in the average prices
	contract for this operation.	compensated the fall of 10.5% in volumes
INTEREST ON EQUITY		registered in the period.
AND DIVIDENDS	In line with the prevailing regulations and
During the year of 2014, a total of R$737.8	legislation now in order, we reclassified	OPERATING RESULT (EBIT) FROM
million was distributed, relative to the interest	the assets and liabilities related to the sold	DISCONTINUED OPERATIONS
on equity, and R$86.5 million relative to	operations in a line in the balance sheet called	The accumulated EBIT for the year for this
dividends, totaling a sum of R$824.3 million in	“Non-current assets maintained for sale and	segment reached R$120.2 million compared
distribution.	discontinued operations” within the current	to R$63.3 million in 2013 (+89.8%). This rise
	assets and “Liabilities related to non-current	was mainly due to the increase in average
RESULT FROM DISCONTINUED	assets for sale and discontinued operations”	prices in the period, as previously described,
OPERATIONS (DAIRY PRODUCTS)	within the current liabilities.	along with the greater efficiency and better
As already mentioned in this document, in		dilution of expenses.
September 2014, we announced the signing	In the Financial Statements, we are
of a binding memorandum of understanding	separating the results from the Company´s	VALUE ADDED DISTRIBUTION
with Parmalat S.p. A., a company belonging	continued operations, as described in this	The value added, reflects the wealth
to the Lactalis Group. This document	report, and the results from the discontinued	generated by the consolidated business
	operations relative to the Dairy operations	activity, totaled R$13.7 billion, 21% higher
	that we describe below.	than registred in the previous year.

CASH FLOW (CONTINUED OPERATIONS)
R$ Million
	2014	2013	Ch.%
Operating Activities
Result for the fiscal year	2,135	1,015	110.3%
Adjustments to the result	2,314	2,607	(11.2%)

Changes in assets and liabilities
Accounts receivable from clients	459	(188)	-
Inventory	369	(111)	-
Biological assets	75	165	(54.4%)
Interest on shareholders’ equity received	55	22	145.3%
Suppliers	203	402	(49.5%)
Payment of contingencies	(259)	(285)	(8.9%)
Interest payments	(619)	(568)	8.9%
Payment of income tax and social contribution	(6)	(2)	138.1%
Salaries, social obligations and others	115	156	(26.1%)
Net cash provided by the continued operating activities	4,842	3,213	50.7%
Net cash provided by the discontinued operating activities	160	105	51.8%
Net cash provided by operating activities	5,002	3,319	50.7%

Investment Activities
Financial investments	0	125	(100.4%)
Investments in restricted cash	(16)	(6)	157.6%
Goodwill on acquisition of non-controlling shareholders	(1)	-	-
Acquisition of companies	(373)	-	-
Increase in capital subsidiaries	-	(18)	-
Other Investments	(54)	(55)	(3.6%)
Acquisition of fixed assets/ investments	(1,021)	(1,181)	(13.5%)
Acquisition of biological assets	(517)	(502)	3.1%
Revenue from the sale of fixed assets	171	266	(35.8%)
Intangible investments	(50)	(55)	(7.6%)
Net cash provided by the continued investment activities	(1,862)	(1,425)	30.7%
Net cash provided by the discontinued investment activities	(51)	(88)	(41.7%)
Net cash provided by investment activities	(1,914)	(1,513)	26.5%

Financing activities
Loans and financing	409	(153)	-
Interest on shareholders’ equity and dividends	(726)	(579)	25.4%
Acquisitions of treasury shares	(351)	(79)	346.3%
Disposal of treasury shares	100	53	87.7%
Net cash provided by financing activities	(568)	(757)	(25.0%)

Effect of exchange rate variation on cash and cash equivalents	359	148	142.2%

Net increase (decrease) in cash held	2,879	1,197	140.5%

Cash and cash equivalents at the beginning of the period	3,128	1,931	62.0%
Cash and cash equivalents at the end of the period	6,007	3,128	92.1%

56 Annual and Sustainability Report BRF 2014

SALES - BRAZIL
			R$ Million		Thousand tons			Average price - R$
Brazil	2014	2013	Ch. %	2014	2013	Ch. %	2014	2013	Ch. %
In natura	2,653	2,439	8.8%	446	407	9.6%	5.95	6.00	(0.8%)
Poultry	1,826	1,492	22.3%	339	275	23.2%	5.39	5.43	(0.7%)
Pork/ beef	827	947	(12.6%)	107	132	(18.8%)	7.74	7.20	7.6%
Processed food	10,361	9,670	7.2%	1,509	1,502	0.5%	6.87	6.44	6.7%
Others sales	921	941	(2.1%)	320	324	(1.2%)	2.87	2.90	(1.0%)
Total without other sales	13,014	12,109	7.5%	1,955	1,909	2.4%	6.66	6.34	4.9%
Total	13,935	13,050	6.8%	2,275	2,233	1.9%	6.12	5.84	4.8%

SALES - INTERNATIONAL
			R$ Million		Thousand tons			Average price - R$
International	2014	2013	Ch. %	2014	2013	Ch. %	2014	2013	Ch. %
In natura	10,190	10,159	0.3%	1,788	2,019	(11.4%)	5.70	5.03	13.3%
Poultry	8,339	8,262	0.9%	1,579	1,750	(9.8%)	5.28	4.72	11.9%
Pork/ beef	1,851	1,897	(2.4%)	208	268	(22.3%)	8.89	7.08	25.6%
Processed foods	3,085	2,917	5.8%	424	447	(5.2%)	7.28	6.53	11.6%
Others sales	51	56	(9.9%)	0	55	-	-	1.03	-
Total	13,325	13,132	1.5%	2,211	2,520	(12.3%)	6.03	5.21	15.7%

SALES - FOODS SERVICES

			R$ Million		Thousand tons			Average price - R$
Food Services	2014	2013	Ch. %	2014	2013	Ch. %	2014	2013	Ch. %
Total	1,747	1,606	8.8%	238	217	9.7%	7.35	7.41	(0.8%)

BRFS3 - BM&F BOVESPA			BRFS - NYSE
	2014	2013		2014	2013
Closing prices - R$ *	63.44	49.25	Closing prices - US$ *	23.35	20.87
Stock trading volume			ADR trading volume
(Millions)	569.5	524.6	(Millions)	373.7	359.1
Performance	28.8%	16.7%	Performance	11.9%	(1.1%)
Bovespa index	(2.9%)	(15.5%)	Dow Jones index	7.5%	26.5%
IGC	2.3%	(2.0%)	* closing
ISE	(1.9%)	1.9%

HUMAN CAPITAL

MORE THAN

104

The Company launched "Viva BRF" and involved all employees in the construction of its unique, strong and integrated organizational culture.

58 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

THOUSAND

EMPLOYEES INVOLVED IN THE SAME MOVEMENT

59

Improvements were mapped and
Cultural integration, qualification of talents and appreciation of meritocracy make up the strategic horizon of the manag ement of Company’s personnel.	Build a single, integrated and cohesive	implemented in order to reduce entropy and
	culture for the organization is one of the	duplicate functions within the corporate and
	corporate support guidelines (platforms)	operational structures. The Company changed
	of BRF-17, along with other aspects related	its management model: in 2014, each plant
	to human capital, as meritocracy and	now has a general manager in charge - before
	talent management. In 2014, the cultural	there were managers for production line. Thus,
	integration presented advances, resulting in	decision-making levels were reduced by half,
	a global nature BRF not only in business but	giving greater autonomy to the leadership and
	also in the internal relations (see box).	generating greater professional motivation.

60 Annual and Sustainability Report BRF 2014

Along with the new trainee program of the
Company (Jovens de Impacto) and Ponto de
Partida, program focused on the development
of supervisors and coordinators, Fast Track is
	greater integration of these activities with	part of the effort to establish an leadership
	movimento “Viva BRF” (see box). This process	aligned with BRF future vision. A total of 796
	resulted in the meeting “Viva RH”, in which 110	leaders were trained in the first cycles of this
In May 2014 the new talent management	HR leaders of BRF brought their contributions	system. In 2015, BRF intends to expand this
project started, which mapped the main	and also gave voice and represented	impact.
strengths and company needs in people	approximately 1.4 thousand professionals that
management issue. More than 11 thousand	make up the overall HR framework of BRF.	Another important initiative related to
employees in Brazil and internationally,		human capital management in 2014 was
including teams from the commercial,	As part of strengthening talent management,	the restructuring of the sales agreement,
distribution and operations teams, were	in 2014 the first global program of selection,	which brought together 700 people in São
engaged in this process, either through online	acceleration and developing of global	Paulo (SP), for three days. The aim was to
surveys, personal interviews or focus groups.	leaders, called “Fast Track” was launched.	plan the 2014 year-end sales and address the
	The initiative aims to collaborate with the	sales management model. As a result, there
The result of this mapping was systematized	integration of the company’s teams and	was revenue growth in all segments, even
and supported the RH joint planning for	the search for innovation and improvement	in a challenging Brazilian and international
migration to a new form of performance and	opportunities.	economic scenario.

VIVA BRF
FOR A SINGLE, HIGH PERFORMANCE CULTURE

GRI G4-45

Implemented in 2014, reflecting the internal integration demands, Viva BRF is an organizational culture movement that brings together a set of actions and attributes designed by the organization's culture core and built jointly with employees.

Two great moments stood out:

In May, **Viva BRF** was launched at a meeting for about 400 global leaders, where the seven attributes of culture were presented: Owners Passion, Inspired by the Consumer, Healthy life, Doing together, Eager for Performance, Appetite for More and Right Way. It was also initiated a major cultural movement involving the entire Company in the following months.

The second meeting, **Viva Leadership**, occurred in November and was attended by over 3 thousand people from all units in Brazil and the world, leaders and future managers. At this meeting, seven commitments of the leadership were launched: servant leader, meritocratic leader, humble leader, challenging leader, forming leader, motivator leader and making leader.

vivaBRF

INTERNAL ENVIRONMENT GRI G4-26

After performing in 2013, its first Organizational Climate Survey, approximately 90% participation of active employees with more than three months in the company, BRF sought to complement and deepen their understanding of the workforce, working on improvements and adjustments that resulted in greater satisfaction with the work environment.

The results mapped in 2013 are in line with market levels and indicate great potential for generating links between BRF and its internal and external publics, with good evaluation in health, safety and environment and personal development. Aspects like relationship between manager and staff, compensation, diversity and benefits were found to be more challenging issues.

Corporate and local action plans were performed to increase the level of satisfaction of employees. In the first ones, the priority actions were to develop leadership, career plans and strengthen the organizational culture (Viva BRF). In local plans, the focus is on actions to improve well-being in the workplace. BRF set as a goal to leverage in a measurable way the satisfaction of employees until 2017.

11 THOUSAND

EMPLOYEES IN BRAZIL AND ABROAD CONSULTED ON TALENT MANAGEMENT MAPPING

PEOPLE MANAGEMENT GRI G4-10

By the end of 2014, nearly 115 thousand people	section Annex, p. 109), one of the sensitive	A Salary and social negotiations occur every
made up BRF workforce (direct employees,	points in this context concerns the turnover	12 months (according to the base date),
contractors, trainees and apprentices). As one	of the Company. For this reason, there is a	with regular meetings during the term of
of the largest agribusiness employers in the	specific committee to monitor and analyze	the Agreement or Collective Agreement. For
country and have a presence nationally and	the indicators related to the turnover of	such, BRF maintains relationships with over
abroad in small towns, the Company’s policy	employees. In 2014, the dismissal was 2.25%	80 trade unions, with 72 agreements and 15
is to prioritize the hiring of local professionals.	less than in 2013* . GRI G4-LA1	collective agreements. At the end of 2014,
To take leadership vacancies, since 2013 the		the lowest salary paid was 11% above the
Internal Recruitment Program strengthens	The benefits and recovery and recognition	national minimum wage.
professional recognition. In 2014, 79% of	programs of professionals are extended to all
those offices were taken by employees of the	employees and are guaranteed and provided	In Brazil, 100% of employees are covered by
Company.	for in internal rules of the company. They are:	agreements and represented by the Labor
	transportation costs, food stamps voucher or	Union. Abroad, labor laws of each country
The policy for attraction and selection of	internal restaurant, health insurance, dental	are met and, where there is a workers’
people in BRF is under review, and it is expected	insurance, outpatient care, private pension,	representative body, the coverage of
that the updated version will be published	educational assistance, life insurance, daycare,	collective agreements is 100%. GRI G4-11
in the first half of 2015. The main change is	shop of the company’s products, maternity/
related to meritocracy and streamlining of	paternity leave and delivery of gifts for	*Considering only Brazil employees, for comparative analysis, due to the beginning of monitoring abroad in 2014. Total employees in the country: 100,718.
processes of internal opportunities, with more	children up to 10 years old. BRF also offers all
autonomy for the Human Resources teams.	employees a recovery program for company’s
length. Only the inventory purchase plan is
Despite more than 30 thousand hires in 2014	restricted and optional at the executive level.
(see hiring tables, dismissal and turnover in	GRI G4-LA2

PROFILE Of BRF EMPLOYEES GRI G4-10
											Region
							Latin
Type of employment	Total	North	Northeast	West	Southeast	South	America	Asia	Africa	Europe	Middle East
Indefinite term	100,341	316	4,087	23,581	16,850	55,507	-	-	-	-	-
Definite term	377	4	45	12	247	69	-	-	-	-	-
Outsourced	8,502	4	248	2,148	1,105	4,997	-	-	-	-	-
Trainees and apprentices	1,676	58	39	484	141	954	-	-	-	-	-
Employees abroad	4,059	-	-	-	-	-	2,639	27	10	465	918
Total	114,955	382	4,419	26,225	18,343	61,527	2,639	27	10	465	918

	frame. BRF entered into an agreement with	EMPLOYEES BY GENDER GRI G4-10
DIVERSITY, EQUITY	the Ministry of Labor that determines the
AND INCLUSION	percentage to be achieved by the Company			Gender
	of people with disability on its staff by the	Type of employment	Male	Female
BRF does not make distinction	end of 2015 and established several actions	Indefinite term	59,623	40,718
of gender, race or religion in hiring, daily	to address the issue, such as conference calls	Definite term	218	159
relationship and pay of its employees, and	with plants, communication materials, terms	Trainees and
the salaries are based on industry standards,	of technical cooperation for professional	apprentices	813	863
performance and length of service.	rehabilitation, employment of expert	Employees abroad	3,310	749
	consultancy, benchmarking and training.
In diversity, BRF has invested in the inclusion		Total	63,964	42,489
of people with disabilities, one of its greatest	At the end of 2014, was published a	Total of Outsourced*	8,502*
challenges (see diversity indicators in section	corporate standard for Program of Inclusion	* For outsourced employees there is no segregated control
Annex, p. 110). In 2014, the number of	of People with Disabilities, which addresses	by gender.
1,857 people with different disabilities has	issues such as awareness of employees and
been reached, representing 1.84% of Brazil	managers, infrastructure adaptation and
	responsibilities of the involved areas.

64 Annual and Sustainability Report BRF 2014

TRAINING	• Training Programs (internal): 189,674	• TV Logistics: Communicates projects and
	participations, with 159,110 in internal	other news related to the operations of
In addition to the learning programs focused	training and 30,564 in training in the	BRF distributions centers and provides
in leadership, training activities and training	workplace (TLT).	training to more than 5000 direct
of employees was also carried out, reaching	• Educational Incentive: 580 employees,	employees and 8 thousand drivers and
all levels and areas of BRF. In addition to	were included with 299 specialized, 149	helpers throughout Brazil.
collective actions, there are specific programs,	with languages and 130 with technical	• Sales training (in classroom): 4,693 sales
courses, conferences and other activities	course.	and merchandising leaders were trained to
that meet individual needs. In total, in 2014	• Distance Education (EAD): 9,500	multiply training for staff with experiential
R$23.3 million was invested in training for the	participants developed functional skills	methodology. The trainings aim to
workforce. Some highlights of training and	of the commercial area through access	enhance care and techniques necessary
capacity performed are:	to tools, techniques and knowledge in	for the handling of products at point of
• Qualification and Development Programs	distance education programs, communities	sale - inside the quality project in POS -
(external): reached 12 thousand employees,	and virtual library.	develop functional skills of the area and
with the objective to develop, qualify and	• Sales TV: Reaches 22,750 employees. With	train the team in argumentation for sale of
expand the technical and behavioral skills.	standardized broadcast, quickly transmits	commemorative products.
monthly information of each sales channel,
in order to contribute to the training
process and increase results.

%

OF EMPLOYEES OF BRF ARE IN SMALL TOWNS.

MORE SYNERGY

In 2014, changes were made in the workforce, seeking greater efficiency, elimination of overlaps in the operational structure and greater alignment with the proposal of culture brought by Viva BRF moviment. For this, there was a planned reduction in back office allowing restructure the areas of support and create greater synergy in the performance of the teams, as well as promotions and reassignments, following the meritocracy policy and appreciation of talent. There was also a restructuring of manufacturing operations, adjusting production capacity to market demand.

BRF believes that these actions were necessary to leverage the financial results of the business and generate a stable organization with high performance, aligned values and consistent results for its different stakeholders.

HEALTH AND SAFETY

To ensure the integrity and well-being of	injuries without lost time, the rate was 9.57,	Additionally, 1,774 members of 109 Internal
employees and communities, BRF keeps	below the rate of 10.29 in 2013 (see table).	Commissions for Accident Prevention (CIPA)
the SSMA Program (Health, Safety and	Other impacts related to health and safety	are present in all units of the company in
Environment), with actions that since	issues are medical expenses, compensations	which the regulatory standard is mandatory.
2006 enable safe behavior and valuing	and claims management fees, in addition	In cases of non-mandatory, there is at least
life in operations. This process has been	to indirect costs from damaged equipment	one employee who actively participates in the
consolidated in Brazil and in 2014, was	and property, loss of production and quality,	prevention of accidents.
intensified in Argentina, whose execution will	interruption of processes, loss of revenue,
extend by 2016.	replacement of labor, overtime, disputes and	Two other important mechanisms are:
	damage to the relationship with customer	• Specialized services in occupational safety
Aware of the exposure of some employees	and the public image.GRI G4-LA6	and health: provided by 573 professionals
to the risks inherent in the operation of		in the areas of safety, health, nursing,
agribusiness, which represents the major	More than 10,000 people - 10% of employees,	occupational health and speech therapy
occupational risk in BRF, there is a continuous	representing 100% of the workforce - are	and others. Today, approximately 4% of
work of mapping, analysis and monitoring	involved in HSE Management System,	the workforce is trained to incidents and
as well as operational and administrative	covering all organizational levels, with	emergencies. GRI G4-LA5
controls in place to eliminate or minimize	monthly meetings. The management system
risks. GRI G4-LA7	is composed of 16 levers (see section Annex,	• Health, Safety and Environment Dialogues
	p. 110) and 90 tools that are continuously	(HSED): program that disseminates
The elimination of accidents, diseases related	applied to identify, assess and manage risk	information to engage employees in the
to work environment and fatalities is among	with the potential for accidents. Leaders such	subject. Weekly tips and guidance are given
the management priorities. The main impact	as Vice President of Quality and Management,	in person to employees and third parties
that they bring to the Company is the human	Benefits Officer, Union Relations and HSE and	encourage safe behavior, the maintenance
impact related to fatalities. In 2014, the	Manufacturing Regional Officers have targets	of health and the preservation of the
frequency rate of lost-time injuries was 1.69,	linked to performance in health and safety.	environment. Besides them, the HSED
below the rate of 2.00 the previous year. For	GRI G4-35	has a mural in the plants, a moment of
knowledge at the opening of meetings and
is present in Corporate TV.

66 Annual and Sustainability Report BRF 2014

Since 2013 has been accompanied the	approximately 95% include health and safety	In 2014, BRF became a signatory to the
implementation process of Regulatory	issues - such as provision of uniforms and	memorandum of understanding signed with
Standard 36 for Safety and Health at Work	personal protective equipment (PPE), OHS	the Regional Labor Court of the 12th Region.
in Slaughter and Meat Processing and	Committees (CIPA) and training and health	The term of agreement signed formalizes the
Derivatives Companies. Currently, BRF has	standards in general. GRI G4-LA8	creation of an interagency committee, aiming
87 agreements and conventions, of which		at the execution of regional programs and
actions to prevent accidents at work.

INJURY TYPES AND RATES GRI G4-LA6
								2013								2014
			Gender					Region			Gender					Region
	M	F	Total	North	Northeast	West	Southeast	South	M	F	Total	North	Northeast	West	Southeast	South
Lost Time Injury	245	117	362	-	22	98	112	130	223	112	335	4	30	57	66	178
Rate	1.35	0.65	2	-	13	1.63	3.32	1.52	1.8	1.48	1.69	6.23	3.57	1.15	1.88	1.68
Injuries without Lost
Time	1,387	476	1,863	-	20	1,089	107	647	1,369	545	1,914	5	32	654	436	787
Rate	7.66	2.63	10.29	-	11.82	18.11	3.17	7.56	11.02	7.2	9.57	7.78	3.81	13.25	12.84	7.43
Rate of occupational
diseases	0.05	0.09	0.14	-	0	0,13	0	0.2	0.04	0.16	0.09	0	0	0	0.09	0.12
Days lost	10,846	9,278	20,124	-	1,637	4,834	4,403	9,250	20,388	7,182	27,570	19	1,066	3,709	5,142	17,634
Absenteeism rate	N/A	N/A	-	0.92	1.14	4.4	3.25	2.89	N/A	N/A	N/A	-	0.94	4.37	4.11	3.26
Deaths	5	0	5	-	1	-	1	3	2	1	3	1	0	0	0	2

SOCIAL CAPITAL

88 THOUSAND PEOPLE BENEFITED

BRF prioritized even more its investments for development of the communities of which it is part, improving the performance of its operation.

68 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

BRF is committed to narrow ties with its stakeholders, adding their demands, needs and expectations to business	Since 2009, panels, interviews and	through a multi-stakeholder meeting
	consultations are conducted periodically	held with employees, investors, suppliers,
	by the company with internal and external	experts, financial institutions, customers and
	stakeholders in order to update the strategy	consumers. GRI G4-24, G4-25
and the management according to the
	perception of the value chain. In 2014, BRF	Divided into groups, participants identified
	directly performed a review and discussion	the main impacts for each material issue of
	of its most important issues of management	BRF, its origin (reason why they occur), where

70 Annual and Sustainability Report BRF 2014

Board and validated by the collegiate bodies.
The complet annual report is reviewed and
	management by the company. A total of	validated by the Board of Directors and the
	2,249 respondents in Brazil and worldwide.	Advisory Committees. GRI G4-48
they occur in and affected stakeholders.	Both the in person panel and the online
The result was the deepening of the most	questionnaire serve as the basis for this	The list of updated material issues had
significant impacts of each issue and its	report, reflecting the wishes of BRF publics	not significant changes, however, in the
connection with the aspects of the reporting	as well as to support the construction and	consultation process, two new GRI aspects
guidelines of the Global Reporting Initiative	enhancement of long-term continuous	were included: “Combating Corruption” and
(GRI) and the value chain axes (see box with	strategy in sustainability. GRI G4-26	“Unfair Competition”, both in the category
this correlation on p.10,11). GRI G4-26		Company (OS) of GRI-G4. The GRI sectorials
	The materiality process is formally approved	aspects “Market Presence” and “Species and
In addition, an online questionnaire	at a meeting of the Governance and	breed of the animals” were not mentioned in
was sent to employees to understand	Sustainability Committee. The relevant	the panel and they could be excluded from
their perceptions on relevant issues and	aspects are also evaluated by the Executive	materiality. GRI G4-27

BRF VaLUE CHaIN

Links involved in the dialogue process and engagement

72 Annual and Sustainability Report BRF 2014

COMMUNITY

BRF aims to share more and more its values	In total, the actions of social and
with society, considering the complexity	infrastructure investment reached 53
and the overall size of its business. To do	municipalities in Brazil in 2014 (see tables
this, it feeds the link with the communities	with coverage of BRF operations in section
surrounding industrial plants, administrative	Annex, p. 111). A challenge for the coming
offices and distribution centers worldwide. In	years is to expand the role of BRF Institute
practice, we aim to positively impact the lives	and the Committees in international markets.
of people, generating employment, income

and local development and minimizing	MaNagINg ImPaCTs
negative externalities of operation - such
as generating traffic and pollution and	GRI G4-SO1, G4-SO2, G4-EC8
competition for water use in the surrounding	To enhance its social, economic and
of plants.	environmental impacts and the actions
taken to address them, BRF Institute has
Instead, the Company wants to be a stimulus	quantitative and qualitative evaluation
for raising industry quality standards in the	methodologies.
markets where it operates, and to promote
reference working conditions, stimulate	Strategic decisions on investments and
local economies, increase food availability	projects are influenced by these discussions,
in different countries and raise levels of	and data platforms and indexes such as ISE
employability, income and qualification	(BM&FBovespa), Dow Jones Sustainability
of the population. Support structures for	Index and Census Gife. Another important
surrounding communities, investments	tool is the Corporate Social Investment
and support for implementing projects are	Benchmarking (BISC), which directs the
among the actions in order to promote the	practices according to positive trends and
development of the territory and engage	experiences in the market. In 2015, a more
people in the positive transformation of its	structured tool for capture of data will be
environment. GRI G4-SO2	implemented, allowing gathering more
efficient results.
To develop this work, the company counts on
the performance of BRF Institute and the 37	In 2014, there were improvements in
Local Development Committees - including	several fronts, especially: the increase in
seven of dairy units - whose job is to identify	community leadership in resolving problems
opportunities, assets and requirements and	in 25% of municipalities impacted by Local
plan and jointly develop initiatives aimed at	Development Committees; the greater
quality of life. This work is part of the social	intersectoral action - involving business,
investment strategy of the company and is	civil society and public authorities - in
directly reflected in relationships with the	100% of municipalities with committees;
general public and business reputation.GRI	improvement of infrastructure for local
G4-26	communities of 53 cities; improvement
of service of support organizations in all
About 400 employees participate in these	municipalities with presence of the Institute;
committees, which now cover 65% of BRF’s	the inclusion of quality of life and balanced
operations in Brazil and involve regular	nutrition in all the cities with committees;
meetings at these locations. There is also	and community mobilization, which reached
a corporate working group, composed of	13 municipalities.
representatives from areas such as labor
relations, HSE, Insurance and Sustainability,	With Inspira, for example, BRF contributes to
which monitors the impact of social	the improvement of the work of organizations
investment of projects and community	providing social services for the populations
relations. GRI G4-SO1	in 30 municipalities, expanding the scope of
these qualitative and quantitative services
and improving the physical and technical
conditions of work.

The premise of the operational model of BRF	significant reduction of waste accumulated	of technical cooperation with international
Institute is to strengthen the role of partners	outdoor, an increase of over 400% in the	governmental agency (US Environmental
and improvement of the quality of life of	volume of waste for recycling (12 ton/year),	Protection Agency), the enhancement of
communities; so, the actions taken contribute	increased popular participation with the	self-esteem and increased pride and sense
to provide opportunities for education	expansion of the provision of environmental	of belonging of the residents, with the
and recreation, promoting occupation and	education and local mobilization (70 in total),	improvement of living conditions in the
transformation of collective public spaces	the increase in operating collection team	community
and the transfer of knowledge (including	(hiring one collection agent and 1 assistant),
technical/specialized), seeking positive	participation in events and seminars as
change in habits and focusing on improved	successful experience of community
services.	leadership and waste management, the
establishment of an international partnership
The managers of social projects meet
monthly with BRF Institute, by conference,
to monitor the indicators of work and take
decisions in a participatory manner. The
Council of BRF Institute is composed of
company leaders, and local managers are
involved in the processes and governance
structures.

The impacts go beyond the direct ones.
Among the indirect economic impacts
identified by BRF are encouraging the
construction industry, via PROHAB program;
business development with inclusive purpose
(such as ReciclAção); the reduction of imports,
in the case of plants in other countries
(such as Abu Dhabi, United Arab Emirates);
increased production and purchases; and the
development of third parties in the supply
chain, among others.

The “Reciclação”, environmental education
project, community mobilization and solid
waste management, aims to eradicate
social and environmental risks in Morro dos
Prazeres, located in Santa Teresa (RJ), through
a partnership between government, private
sector and civil society.

The actions proposed a change in behavior,
with expansion of environmental awareness
and engagement of community residents
through educational processes and
mobilization, for them to make the correct
management of their waste and promote
recycling. Waste sent for recycling are sold to
partner recycling and generate resources that
the community reinvests in local projects,
promoting improvement in living conditions.
In the second year of the project, there is a

74 Annual and Sustainability Report BRF 2014

INVESTMENT IN MATO GROSSO

GRI G4-EC7, G4-SO1

BRF unit in Lucas do Rio Verde (MT), inaugurated in 2006, is one of the most important in Brazil, involving about 4700 employees in poultry, pork and sausages processing operations. During 2014, unsafety events and cases of prejudice ocurred in housing maintained by the company, due to the culture shock of workers from different regions of Brazil. The question addressed is that cultural diversity has evolved into a cultural shock, causing situations of conflict, violence and insecurity in neighboring communities to BRF.

This situation reflected in the city and had the commotion of government and local civil society. We developed a set of coordinated actions between key local actors and BRF - that among various interventions, strengthened its dialogue practices and expanded the presence of BRF Institute, acting decisively in promoting social action and engagement activities. The idea was to take regional diversity as an asset and value the culture of the local population, promoting traditional festivals, community events and recreation options for the families of housing.

The determining factor for the mitigation of negative impacts was to change the local management model, which has assumed that people were in focus and that was the main element of change. It was then established a new form of relationship enhancing active listening, creating emotional ties, respecting differences and seeking synergies. Safety measures were also taken with the government to strengthen policing in the neighborhood Luiz Carlos Tessele Junior and surrounding area.

BENEFIT TO THE COMMUNITY

GRI G4-EC7, G4-SO1

Through the action of the local municipality and dialogue with the community, BRF Institute and BRF solved a claim of more than four years of community Santa Cruz, neighboring the Company's plant in Concordia (SC). One of the major issues faced by the population was connected to the restricted conditions of urban mobility, and the solution was to count on the company's partnership in the assignment of land of more than 3 million square feet of BRF for creating an alternative access route to the neighborhood, aiming at its interconnection with the city. At the end of 2014, through dialogue with the city government and the work of the Community Development Board, CDC (part of the "Comunidade Ativa" Program), the donation was approved.

5%

BRF OPERATION IN BRAZIL IMPACTED BY ENGAGEMENT PROGRAMS, IMPACT ASSESSMENT AND COMMUNITY DEVELOPMENT.

75

VOLUNTÁRIO BRF PROGRAM (VOLUNTEERS BRF)

Part of the Institute’s scope of work,	“Voluntários BRF” Action. Each action is
“Voluntários BRF” Program involves	proposed by the unit committee from
approximately 3000 employees in	corporate guidelines, and therefore satisfy
voluntary actions of participation and social	the knowledge and local demands.
transformation.

The program’s operational methodology,
led by the Local Development Committees,
involves a mapping in the chosen city, the
identification of potentialities and building
partnerships with organizations that
promote local development.

In 2014, the committees, along with its
volunteers, promoted activities with the
themes “Healthiness” and “Green Economy”
in public spaces, schools and program
partner organizations in the 6th and 7th

HIGHLIGHTS Of BRF INSTITUTE GRI G4-SO1, G4-EC8
Programs focus in 2014	Impact
• ProgramaInspira: work of strengthening of NGOs in partnership with the	• 50NGOs in 30 municipalities
International Social and Environmental Fund (FICAS)
• ComunidadeAtiva: program involving communities in 10 plants in Brazil (South,	• 110people involved in the CDCs
Southeast, West and Northeast)
• ProjectEstação Digital (PE)	• Morethan 300 students graduated by Estação Digital
• ProjetoReciclAção (RJ)	• About8000 benefited people from the project ReciclAção
• 70education activities and local mobilization carried out by ReciclAção

INVESTMENT IN INFRASTRUCTURE AND DEVELOPMENT GRI G4-EC7

			Investment	Current or expected impacts on local	Type of
Program	Location	Description	(R$)	communities and economies	investment

“Programa	Morrinhos, Itumbiara, Castelândia,	Support to NGO management	R$ 1,680.000	Improvement of NGO community	In kind
Inspira”	Rio Verde, Uberlândia, Campo Verde,	strengthening through		service
	Lucas do Rio Verde, Cuiabá, Glória	improved structure projects
	do Goitá, Vitória de Santo Antão, São	(purchase of equipment) and
	Lourenço da Mata, Carambeí, Dois	management improvement
Vizinhos, Francisco Beltrão, Nova
Esperança do Sudoeste, Paranaguá,
Ponta Grossa, Toledo, Lajeado, Marau,
Passo Fundo, Capinzal, Chapecó,
Concórdia, Ipira, Xanxerê, Faxinal
dos Guedes, Joaçaba, Videira and
Fraiburgo

“Voluntários	Campo Verde, Capinzal, Carambeí,	Revitalization of squares,	R$ 135,962	Improvement of services offered	In kind and free
BRF”	Faxinal dos Guedes, Herval D´Oeste,	courts, amusement parks		by NGOs and schools; Improvement
	Itajaí, Jataí, Rio Verde, Tatuí, Várzea	and nature trails; reform in		of quality of green spaces and
	Grande and Videira	kindergartens; adequacy of		recreational areas; Realization of
		libraries, toy libraries and		shared projects of local development
video room, etc.

“Comunidade	Campos Novos Concórdia, Serafina	Support to the strengthening	R$ 347,609	Increase participation and	In kind and free
Ativa”	Corrêa, Uberlândia, Lucas do Rio	and network management		engagement of strategic stakeholders
	Verde, Nova Mutum, Chapecó, Dois	through community groups		to the operation of BRF local units
	Vizinhos, Francisco Beltrão,Toledo,	that dialogue, define		to carry out social development
	Vitória de Santo Antão	priorities and implement		projects relevant to the municipality;
		social solutions to the		decreased economic dependence
		surrounding communities		of local players on local units BRF;
performance of shared projects of
local development

“Prohab”	Mineiros (GO)	Construction of housing for	R$ 398,084	Benefits the entire family of the	Investments
		employees		employee and tends to leverage	brought with
				the reduction in cost of rents in the	the program
				city, thus facilitating the migration	are financial
				of workers. This allows an increase	(invested in the
				in income, in addition to foster the	local/regional
				entire local economic chain and	economy)
promote the attraction and retention
of staff.

76 Annual and Sustainability Report BRF 2014

	In the area of industry relations, BRF prioritizes	• Instituto Brasileiro dos Executivos de
GOVERNMENTS,	participation in discussions related to core	Finanças – Ibef (Brazilian Institute of
INSTITUTIONS AND	business, occupying management positions	Finance Executives)
INDUSTRY	or acting in a consultative manner. The	• Instituto Brasileiro de Governança
	commitment to sustainability also encourages	Corporativa – IBGC (Brazilian Institute of
In line with the Code of Ethics and Conduct, all	participation in organizations such as the	Corporate Governance)
officers and employees of BRF are prohibited	Brazilian Business Council for Sustainable	• Instituto Brasileiro dos Profissionais
from participating in acts of bribery and/	Development (CEBDS) - in which BRF	de Relações com Investidores – Ibri
or corruption, whether passive or active,	participates in sectoral chambers on issues like	(Brazilian Institute of Investor Relations
directly or indirectly. It is also forbidden from	climate change, biodiversity and water.	Professionals)
frustrating, defrauding, deceiving, preventing	Additionally, the organization has signed	• Committee of Pronouncement of Best
or disturbing public or private bidding	several compacts and voluntary initiatives	Practices and Technical Committees of
procedures. GRI G4-SO4		Capital Market (Codim)
	that propose the improvement of	• Associação Brasileira de Indústrias da
industry practices, focusing on corporate
BRF strives to maintain a close relationship	sustainability. In 2014, BRF participated in a	Alimentação – Abia (Brazilian Association of
with the entities and associations representing	pioneering initiative in the world to create an	Food Industry)
its segment in order to ensure the continuity	integrity compact in the sponsorship of sports	• Associação Brasileira das Indústrias de
of the business and its contribution to the	in Brazil, unifying rules of management,	Queijo – Abiq (Brazilian Association of
development of markets in which it operates.	integrity and transparency.	Cheese Industries)
• Associação Brasileira das Indústrias
Under strict legal, ethical and moral standards,		Exportadoras de Carne – Abiec (Brazilian
following Brazilian and international rules,		Association of Meat Exporters)
such as the American FCPA Foreign Corrupt	NETWORK OF INDUSTRY
Practices Act and Sarbanes-Oxley (SOX),	AND BUSINESS GROUPS	• Alimentação Sindicato Nacional Animal da – Indústria Sindirações de (National
BRF contributes to the electoral process by	GRI G4-16	Union of Animal Feed Industry)
making donations to political campaigns
in order to help Brazilian democracy. In		• Conselho Empresarial Brasileiro para o
	• Associação Brasileira da Indústria Produtora	Desenvolvimento Sustentável – CEBDS
the 2014 elections, BRF made donations	e Exportadores de Carne Suína – Abipecs	(Brazilian Business Council for Sustainable
totaling R$18.1 million, and the company	(Brazilian Association of Meat Industry	Development)
defines its support to political parties (not
people) based on internally established	Producers and Pork Exporters)	• Group of Institutes, Foundations and
criteria, which have the transparency in their	• Associação Brasileira de Proteína Animal	Companies (GIFE)
relationships, trustworthiness of candidature	– ABPA (Brazilian Association of Animal	• Comunitas / BISC
and support to government projects aimed	Protein)	• RedEAmérica
at the development of agribusiness. The	• Associação Brasileira das Companhias
contribution of funds complied with	Abertas – Abrasca (Brazilian Association of
provisions of the Brazilian electoral law,	Public Companies)
disclosed at the Superior Electoral Court’s	• Ethos Institute
website (TSE). GRI G4-SO6

SUPPLIER MANAGEMENT

Highly complex, BRF supply chain is now	Asia. The change allowed for a more efficient	In 2014, the percentage of international
global, resulting in purchasing, quotation	management in a global scenario of recession	negotiations was 16% and the 2015 target is
and negotiations processes at national and	and pressure suffered by the change in	to raise the percentage to 22.7%. This increase
international level, seeking not only to	commodity prices.	dialogues directly with the strategy outlined
reduce costs, but also the risk control and		for Supplies in the search for efficiency in
profitability gains, efficiency and reduction of	Under the new strategy, regional purchasing	cost reduction and improvement in the
impact and environmental risk.	teams were established, trained based	quality of services/products, following the
	on synergy and speed of local purchase	Company’s new model of globalization and
In 2014, it was consolidated a global	negotiation, to enable the expansion of the	prioritizing the analysis of strategic purchase
management that has unique processes and	number of categories traded, and improve	categories by region. The influence that the
aligned strategies for buying in five regions:	commercial and service gains.	organization can have on the economy goes
Brazil, Middle East, Argentina, Europe and		beyond the creation of jobs and payment of

wages and taxes. By supporting the chain	At the end of the year, approximately 50	and environmental performance, quality,
of local suppliers, BRF can indirectly attract	thousand producers and companies supplied	competitive cost and delivery time that can
investments that streamline the economies	to BRF, divided into five large categories	minimize inventory.
of the regions affected by the business.(Read	(see table). To select its business partners,
more on Annex, p.116)	the company considers four criteria: social

BRF SUPPLY CHAIN GRI G4-12, G4-FP1

Type of		Number of		Volume purchased in accordance
business	Profile and categories	partners	Regions of suppliers	with purchase policy

Agricultural	Pork suppliers are partnership, purchase and sale, lending,	12,929	GO, MG, MS, MT, PR, RS, SC	100%
	while producers of poultry and eggs suppliers are a partnership

Supplies	Direct	19,255	AL, AM, BA, CE, DF, ES, GO,	95.9%
			MA, MG, MS, MT, PA, PE,	4.1% spot purchases
	Indirect		PI, PR, RJ, RN, RS, SC, SP
	Freight
	Partnerships

Grains, meals	Farmers: direct purchase of the crop for BRF (representing 89%	3,427	EC, GO, MG, MS, MT, PA,	100%
and oils	of the number of partners)		PR, RS, SC, SP, Singapore,
	Cereal companies: Small businesses which are intermediates in		Paraguay
	the commodities market (grain)
	Tradings: Large businesses which are intermediates in the grain
	market
	Cooperatives: civil/commercial non-profit organization,
	formed by groups of farmers.

Logistics	Transfer operation CD and direct sales operations (factory-	1,250	Northeast, West, North,	100%
	client), containing the long-distance road transport, container		South and Southeast
	and multi-modality (rail and coastal shipping). Urban
	distribution operation, through the operational management
	of CDs, transhipments (TSPs) and urban transport delivery.

Dairy	Direct suppliers and third parties	13,079	GO, MG, MS, PE, PR, RS, SC	100%

CHAIN MONITORING PROGRAM

GRI G4-EN32, G4-LA14, G4-SO9, G4-HR5, G4-HR6, G4-SO10, G4-HR10, G4-HR11, G4-EN33, G4-LA15

To track the impacts and promote social,	The importance of monitoring environmental	sure that all standards, policies and laws are
environmental and economic development	issues is the impact that the mapped risks may	being followed. Consultations are made in
of its suppliers, BRF keeps the Supply Chain	cause, ranging from image and reputation,	the process of new contracts and existing
Monitoring Program, covering in 2014 the	the stop of production, fines and, in critical	contracts.
areas of grains, meals and oils; logistics;	cases, a possible devaluation of the company
agriculture; supplies and dairy. The goal is	in the capital market because of serious	Direct materials suppliers - such as inputs, raw
to mitigate social and environmental risks,	complaints. Therefore, to reduce them, BRF	materials and packaging - are also audited on
enhance quality attributes and contribute to	has documents such as the Code of Ethics and	aspects related to quality, having its items
the development of the chain, with shared	Conduct, the Code of Conduct for Suppliers and	monitored in the production process in order
and ongoing generation of value.	the purchase agreements and contracts, which	to ensure compliance with the requirements
	include social and environmental clauses.	agreed with BRF.
The monitoring of suppliers is carried out	The Company is also a signatory to various
according to priorities such as those that are	compacts and agreements on the subject (read	The program goes beyond monitoring
in the most critical business categories, which	more on p. 25), encouraging adhesion of the	and evaluating aspects of quality and risk,
are in sensitive locations to environmental	suppliers.	contributing to the commitment to leverage
issues - such as the Amazon biome and areas		the sustainability issue at the Company’s
of high biodiversity - or companies with	BRF periodically consults the public lists	chain, in line with BRF-17. One of the indicators
high trading volume and risk of forced labor	of embargoed areas and violation of labor	provided for in the strategic planning is the
analogous to slave and child labor. Also the	rights, provided by agencies Brazilian	monitoring of acceptance of the Code of
soybean crushing componies are considered	Institute of Environment and Renewable	Conduct for suppliers, where suppliers know
critical suppliers.	Natural Resources (IBAMA) and the Ministry	and agree on principles such as: non-use of
	of Labor and Employment (MTE), to make	child or slave labor, the correct environmental

78 Annual and Sustainability Report BRF 2014

management and the quality of goods and	These other tools support the monitoring,	in relation to social and environmental
services. From this base indicator other	adapting to the reality of each operation and	criterias, considering self-evaluation, visits on
complementary customized indicators are	business. By 2014, about 17,000 suppliers were	site and other specific mechanisms.
structured by each of the five fronts.	evaluated in potential and/or actual impacts

	Environment	Society	Labor practices	Human rights

Actual and potential	• Non-compliancewith environmental	• Indigenousrights;	• Legalcompliance with	• Diversity;
negative impacts	legislation;	• Disseminationof odors	labor laws, social security	• Sexualexploitation of
mapped in the chain	• Environmentallicensing;	from plants	laws and rights of children	children and adolescents;
and worked for BRF[1]			and adolescents.
	• Illegaldeforestation by the supplier;			• Forcedor slave labor;
	• Useof the biome areas, absence of legal			• Childlabor.
reserve;
• Notpreserving biodiversity;
• Emissionsof greenhouse gases;
• overlapof the protected areas such as parks;
• Treatmentand disposal of solid waste.

GRI G4-EN32, G4-EN33, G4-SO9, G4-SO10, G4-LA14, G4-LA15, G4-HR10 E G4-HR11

1 Each board is in a phase of implementation and maturation of the Monitoring Program. 100% of new suppliers of BRF follow the criteria of the Suppliers Code of Conduct, being contractual purchase or spot in 69% of suppliers i.e. 3,532 suppliers answered the evaluation. For cases in which disagreements with some requirements of the Suppliers Code of Conduct are identified, depending on the severity improvement plans cattle, supplies and logistics are performed, or the supply contract is canceled cattle. The main irregularities causing of contractual termination are the presence in IBAMA List of Environmental Notices and Embargoes and in the Black List of the Ministry of Labor and Employment

GOOD PRACTICES

LOGISTICS GRI G4-EN30

BRF acts to mitigate the negative impacts of the transport operation through the Health, Safety and Environment (HSE) program, which provides for actions to reduce accidents, environmental conservation, awareness of child and adolescent sexual exploitation on the roads, compliance with Law 12,619, among others.

For this, we use the HSE criteria rule for hiring cargo carriers, besides being adopted standards on issues such as Vehicle Inspection and Driver Evaluation; Plan to Assist Transport Emergency; and Accident and Incident Investigation. The management commitment term for safety was signed by 106 carriers of the primary operation (55%) in 2014.

The 68 largest carriers of refrigerated segment are part of the Integrated Management Program of Suppliers (GIF, portuguese acronym), which guides the carrier to increase its profitability and sustainability of business in a self-assessment tool later validated by BRF. In the program, 54% of participating carriers properly perform waste disposal, and 35% of the fleet was evaluated in smoke tests, with a 95% approval rating.

The logistics suppliers analyzes consider health and safety indicators, data on routes, accidents and other occurrences related to speed and excess of journey. In 2015, accident reduction targets will be implemented.

During 2014, one of the highlights was to contract 100% of carriers of the primary operation with prior qualification in HSE. In addition, the health, safety and environment were disseminated in the South of Brazil, reaching 50% of carriers of all operating segments for BRF.

The project also resulted in decreased accident frequency rate by 22%. The logistic operation ended the year with 0.64 accidents per million km, exceeding the target set for 2014 - 0.70 per million km. For 2015 the limit for the rate is 0.60.

Until 2014, 79% of spend of logistics suppliers was signed the Code of Conduct for Suppliers.

AGRICULTURAL

Until 2014, 20% of spend agricultural suppliers was signed the Code of Conduct for Suppliers.

The agricultural suppliers are selected according to internal rules and evaluated annually in compliance index in force since 2008. The checklist of items of this index is conducted in the field in all the integrated producers, and the goal for 2017 is that the integrated suppliers comply with the items to which they are subjected. The agricultural officer has goals (no financial) linked to the index and regularly reports the results to the Board of Directors.

ANIMAL WELFARE

The Company believes that the animal	and international principles and standards,	In management system, the five animal
welfare enables the improvement of the	both for poultry and pork farms, as well as	freedoms are implemented in the process,
working environment, increased productivity,	for integrated farms - BRF suppliers adopt	focusing on the elimination of unnecessary
reduced losses of quality of the final product,	the internal standards and practices of the	suffering - that is, today, one of the golden
compliance with standards of international	Company. BRF’s animal welfare good practices	quality rules of the Company. BRF keeps teams
and Brazilian markets, minimization of	manual and standard have as reference the	dedicated to the theme in all slaughtering
risks and compliance with ethical principles	five freedoms: animals free from hunger and	units and defines strategies, guidelines
involving human-animal relationship.	thirst; free from environmental discomfort;	and policies in the Internal Committee for
	free from pain, injury and disease; free to	Animal welfare, led by Agriculture and Quality
Major value chain axes, the creation and	express their natural behavior; and free from	boards and the Sustainability Management.
the slaughter of animals follow national	fear and stress.

80 Annual and Sustainability Report BRF 2014

All employees, whether direct or suppliers,	legislation to that theme. With regard to	checklist and audits. In case of non
dealing with the handling, transport or	antibiotics, the Company monitors possibilities	-compliance, adequacy action plans are set
production of live animals undergo periodic	of gradual reduction of its use in the chain. GRI	which are regularly monitored by BRF teams,
training.	G4-FP10, G4-FP12	and the contract may be terminated for
failure to comply with the plan. Monthly data
It is also in line with global recommendations	Technical, legal and also religious provisions -	from slaughter plants are reported to high
of the World Animal Protection (WAP),	such as Halal Slaughter Standards, mandatory	management.
European Food Safety Authority (EFSA),	for the slaughter of animals used in food
World Organization for Animal Health (OIE),	preparation for the Islamic community - are	The Company’s Corporate Committee of Living
American Meat Institute (AMI) and Bristol	incorporated into the day-to-day of farms,	Cargo Transportation regularly monitors
University, among others, and is continuously	involving creation, shipping, transportation,	agricultural transport indexes in order to
updated through studies, carried out in	landing, slaughter and stunning.	evaluate the practices adopted and how
partnership with NGOs, entities and bodies		this process can be improved continuously,
such as Embrapa, University of São Paulo (USP)	Both for poultry and pork, animal welfare	proposing and implementing from structural
and the Ministry of Agriculture, Livestock and	indicators are monitored daily such as bruising,	to functional improvements. Some examples
Supply (MAPA).	contact dermatitis, fractures and mortality,	of indicators evaluated by this Committee are:
	among others.	injuries and mortalities, number of animals by
BRF does not use hormones in cutting livestock		transport, type of truck, mileage driven etc.
. Drugs, antibiotics and vaccines are handled	Monitoring of these key indicators helps	One of the improvements was the installation
only on the advice and recommendation of	the management of processes in aspects	of trackers in transport trucks from the feed
a veterinarian, in line with the legislation. In	of compliance. The evaluation of suppliers	to the live animal sent to slaughter.
some markets, there is restrictive and specific	and business partners considers these
requirements, including through regular

PARTNERSHIP WITH WAP

Reinforcing its commitment to animal welfare, BRF signed in 2014 a partnership with the NGO World Animal Protection, in order to improve practices in the supply and production chain. Among the actions planned is the adoption, in a maximum period of 12 years, of the collective gestation system in the production of pork matrixes, in which the animals are kept in larger spaces, rather than individual cages. BRF will follow the legislative standard of the European Union, in a pioneering initiative in the food sector. For two years ago the collective gestation system has been compulsory in all the Company's expansion projects.

RESPECT FOR ANIMAL LIFE

INITIATIVES, HIGHLIGHTS AND INDICATORS ON QUALITY CONTROL AND COMPLIANCE OF THE CHAIN

POULTRY/ TURKEY: in broiler chicken production indicators that attest the competitiveness of BRF are monitored, such as feed conversion (amount of feed for a kilo of live chicken), viability (total of chickens returning to the refrigerator in relation to those that were housed) and the production cost per kilo. In recent years, the Company adopted new technologies in feed formulation, building of aviaries, training of producers, sanitary monitoring and improvements of genetic packages. In 2014, in the turkey production chain, it was implemented in 25% of total production the pecking process through a procedure using infrared, meeting customer demands. In 2015 this system will be implemented in all BRF units. GRI G4-FP10

PORK: New farms follow the guidelines shared by the European community. Among the practices abolished is cut or worn of teeth - which occurs only in exceptional regime with the occurrence of aggression. The adoption of the tattoo in the ears increased by demand of the Veterinary Official Service. For technical reasons (the animal's age, duration and intensity of intervention), both activities do not make use of anesthesia. The partial cut of tail persists because the impact of the procedure is small in relation to the potential problem of cannibalism during phases of growth and fattening of pork. BRF adopts immunocastration, as well as surgical castration in slaughter animals in the integration of pork. The partnership with World Animal Protection in 2014 (see "PARTNERSHIP WITH WAP") also established a commitment related to collective gestation of pork (females remain a minimum period necessary in individual housing, after which they will be released in collective bays). GRI G4-FP10

DAIRY: The Pro5 Program includes, among other activities, assessments and qualifications on cleaning of the sectors and milking equipment, control of antibiotics, animal and human welfare and maintenance of records. Among the results achieved in the year are the training of technicians from Brazil and implementations in 100 properties.

Read more in Annex, p.116

CONSUMERS

Year after year, BRF has approached to its long-term strategy to become a company with market vocation, oriented to the final consumer. Transparency, social, environmental and health responsibility and understanding of the demands and expectations of the external public are among the focal points.

To improve daily relations, one of the investment is in the maintenance of digital channels. For ongoing dialogue and interaction, the corporate brand has a website (www.brf-global.com) and social networks - Twitter (@brf_brasil), Linkedin (www.linkedin.com/company/brf) and Youtube (www.youtube.com/user/brfglobal). In addition, Sadia, Perdigão, Qualy, and others - such as Quickfood and Perdix - have their own accounts on social networks and websites with recipes, tips and general guidance and information to the consumer. The main channel is the Consumer Services (SAC), available for brands and where it is possible to ask questions and make compliments and complaints. BRF also provides specific channels for complaints (*read more on p. 32, 33*).

To comply with the commitment to offer products that contribute to a healthy lifestyle, BRF invests in strict food quality and safety programs, innovating in products and services and ensuring customers and consumers access to tasty food and clear information, showing the importance of nutritional quality on a global scale for BRF.

For the Company, the safety of food and the assessment of impacts on health and safety of consumers is a basic premise of work, from concept of the products to its production, packaging, transport and consumption. In the wake of recent discussions, of scientific developments and public health challenges, with obesity, diabetes and chronic diseases, BRF seeks to reconcile the safety of its production to the trends discussed at the sectoral level.

LABELLING

One of the Company's commitment is to provide information to the consumer to make an informed choice of his purchase, including in a safe way for his health. For this, it follows the Brazilian laws on labeling and brand communication as well as the Consumer Protection Code (CDC), and invests in specific training for areas such as quality and customer service.

Today, 100% of BRF's products are in line with the standards for labeling of products in different markets. In Brazil, the laws of the National Health Agency (ANVISA), Ministry

82 Annual and Sustainability Report BRF 2014

of Agriculture, Livestock and Supply (MAPA), Ministry of Justice and the National Institute of Metrology, Standardization and Industrial Quality (Inmetro) are met. Regions such as the EU, block containing the strictest controls followed, serve as reference for BRF. GRI G4-PR3

MORE TRANSPARENCY

GRI G4-PR3

In addition to regulatory information, BRF product labels bring recycling stamps and waste sorting of packaging (in Brazil); signaling ingredients considered allergens; and, in the case of the Middle East, religious certificates required by some markets.

9.6%

THE PERCENTAGE OF CUSTOMER AND OFFICIAL BODIES AUDITS IN WHICH BRF ACHIEVED FULL COMPLIANCE, ABOVE THE 95% TARGET SET FOR 2014.

83

FOOD QUALITY AND SAFETY
GRI G4-PR1

Having quality as competitive advantage in	also has BRC, IFS, Global GAP, AloFree, ISO	The rules of BRF Quality System were
many of the markets it serves, BRF invests	17025:2005 certification standards and is	revised to adapt to new producers markets
in ongoing assessment of the impact of its	audited externally by different markets	while maintaining the necessary safety
products on health and safety of consumer.	and customers, and by Brazilian competent	requirements and the excellence of the
For this, the main reference is the internal	authorities (Mapa and ANVISA).	brands. The system, reviewed annually, had
policy of Food Quality and Safety.		100% approval by external auditors
In 2014, one focus was to expand the
For control and management it is applied the	recognition of product quality, by reducing
“Hazard Analysis and Critical Control Points	complaints and cases of non-compliance
Program” (HACCP), through which pass all	of inputs and materials of suppliers, and
BRF products, ensuring a safe production and	improving communication practices that
free from health and legal risks. The company	reinforce the attributes of BRF brands.

HEALTHIER PRODUCTS GRI G4-FP6, G4-FP7

Aware of the challenges related to nutritional	Since 2013, by ABIa, BRF is committed to the	The RD&I team conducted 214 projects to
improvement of industrial products, BRF	Ministry of Health to gradually reduce sodium	reduce sodium and fat in different food
has invested, directly or sectorally, via the	levels in the meat products (hams, sausages,	categories, seeking technological alternatives
Brazilian Association of Food Industries	burgers, chicken nuggets and mortadella).	of ingredients, processes and packaging to
(ABIA), in studies, assessments and policies	The goals were established for 2015 and 2017,	ensure the taste and quality expected by
to increase healthful attributes in its products	updated in 2020.	consumers.
and brands.
	The sodium reduction is a major challenge,	In addition to reductions, in 2014 BRF
Since 2008, BRF works to eliminate the use	considering its importance for the	launched enriched and fortified products,
of trans fats added to its formulations. The	definition of flavor and quality assurance,	intended primarily for children, in order to
action demanded intensive research, sensory	which stimulates the studies of Research,	nutritionally enhance the feed of consumers.
testing, food performance and safety in all	Development and Innovation areas.
product categories.

IMPROVEMENTS IN BRF PORTFOLIO - 2014 GRI G4-FP6
Categories	Total fat	Saturated fat	Sodium
BRAZIL (RETAIL)
Yogurts	Launch of 2 SKUs with 0% total fat	-	-

Margarine	Reduction of 28.6% in 23% of the portfolio	Reduction of 33% in 23% of the portfolio	Reduction of 21.7% in 15.4% of the portfolio
Hams	-	-	Reduction of 22% in 11% of special cold sliced
meats portfolio; and 16% in 10% of the cold
sliced meats portfolio
Sausages	Launch of 2 SKUs with reduction of 40%	-	Reduction of 4.7% in 22.6% of the portfolio of
	(sausage frescal Toscana) and 30% (Chicken		cooked sausages
sausage)
Breaded	-	-	Reduction of 25%, 21.4% and 31% of sodium,
meats			respectively, in 16.7% of the portfolio of breaded
meats

INTERNATIONAL (RETAIL)
Margarine	-	Reduction of 4.4% of saturated fats in SKU of	Reduction of 16.7% in two SKUs of portfolio of
		the portfolio of Chilean margarine	Chilean margarine

MORE NUTRITIOUS AND FUNCTIONAL FOODS GRI G4-FP7
Portfolio with increased nutritional or functional ingredients (by category)
Vitamins		Children’s line nuggets - 3 SKUs (source B2 and B6)
Margarine Line Aera - 2 SKUs (enriched in Vitamin A)
Minerals		Children’s line nuggets - 3 SKUs (source of iron and zinc)

84 Annual and Sustainability Report BRF 2014

CUSTOMER SATISFACTION
GRI G4-PR5

In addition to looking to the final consumer, BRF bets on trust and win-win relationships with its customers. One of the company's initiatives is the monitoring of satisfaction achieved through a regular annual research that addresses issues such as logistics/ supply, service and product quality. The study covers most relevant regions and channels for BRF and brings important learning for taking actions. In 2014, as a result of improvements in logistics and customer service, the consolidated satisfaction was 5 percentage points above the previous year *(check out the complete research result in the section Annex, p. 116)*.

HEALTHY LIFE

To encourage healthier lifestyle, various actions are developed for internal and external publics. In 2014, chefs and nutritionists of the partner restaurants of the units, which prepare 2.3 million meals per month, were trained on the subject and spread this knowledge to employees of BRF. A manual on healthy food was delivered on corporate buildings and for BRF sellers. For other employees, an online version was made available in Portuguese and English, on the corporate intranet.

In communities, a Manual of Healthy and Nutrition Food was distributed, bringing knowledge of healthiness to the participants of "Voluntários BRF" (Volunteers) Action (held in 30 municipalities in May 2014), impacting nine states. In many municipalities these actions lasted throughout the year; for example, in Serafina Corrêa (RS), in partnership with the Department of Social Services, the Project Chefs Mirins was created, which brought to the participating children knowledge about cooking and originated a book with the recipes learned by children and also illustrated by them.

Moreover, with the ICMS tax incentive, Sadia sponsored the show "Viajando da Cabeça aos Pés" about the importance of balanced diet, with 23 shows in São Paulo in 2014

In order to clarify some myths - such as the presence of hormones in chicken protein - Sadia performed cycles of visit at about four thousand doctors and nutritionists throughout the year. In conjunction with this public, raised awareness to the specialized press.

85

NATURAL CAPITAL

5

86 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

0 MILLION

LITERS OF WATER

SAVED

PER MONTH

By adopting the best processes for waste reduction in four of its units, BRF achieved significant reduction in water consumption.

87

From the field to the point of sale, through production and logistics, environmental manag ement efforts focus on various iss ues, such as emiss ions, water, energ y and waste	In 2014, BRF has enhanced its efforts to	control systems. Resources are targeted based
	comply with requirements, internal and	on Environmental Policy.
external standards and policies related to
	environmental management. From direct	To ensure the quality of management, there
	operations to the value chain, initiatives	are specialized technical teams in operations,
	cover issues such as emission of effluents,	which follow the Corporate Standards (NC) on
	solid waste generation, energy and water	issues such as emissions, waste and energy
	consumption and greenhouse gas emissions.	efficiency. The guidelines that make up these
internal standards overcome the law in many
	During the year, more than R$208.4 million	cases. Monitoring considers the Environmental
	were invested by the company in research,	Compliance Indicator (ICA), which consists
	projects and operations of environmental	of effluent, solid waste, licensing, grants, air

88 Annual and Sustainability Report BRF 2014

emissions, odor and noise aspects. The Vice-	INVESTMENTS AND EXPENSES ON ENVIRONMENTAL PROTECTION
Presidency of Supply Chain has targets linked	(R$ million) GRI G4-EN31
to the Company’s environmental performance.		2012	2013	2014
	Prevention and management [1] (cost of
In recent years, advances focus on	prevention and environmental management)	60.2	52	64.07
understanding the size, extent and criticality	Destination, treatment and mitigation
	(waste disposal, emissions treatment, and
of its environmental impacts. The agricultural	remediation costs)	61.2	126.7[2]	120.16
chain and logistics processes, for example,	Investments in forests	35.5	33.3	24.18
account for a significant part of the carbon
footprint, which has encouraged management	Total	207.6	212	208.41
and monitoring initiatives that go beyond	[1] Includes investment of units abroad.
the plants of BRF in Brazil and abroad. In the	[2]The difference in values occurs at the change of scope in accounting of values of “Destination, treatment and
	mitigation” in relation to 2012. According to the new metric, the company considers in 2012 R$ 111.9 million as
energy aspect, the priority has been to reduce	total investment and expenses on environmental protection measures.
the levels of consumption, valuing renewable
sources and reducing greenhouse gases
emissions.

WATER

Especially critical issue in 2014, the
availability of water resources was worked
internally by the Company, focusing on the
reduction of losses, in efficient use and the
reduction of dependence of operations.

Water scarcity can significantly affect the
production processes and the financial
income of BRF. Among the impacts related
to business and water the aspect is the
concurrent use of water - that is, capture in
the same sources used for population supply,
irrigation and other industries. Besides its use
in industrial production, also highlights the
importance of water resources for the animals
production and agricultural commodities.

BRF makes the exploitation of surface and
groundwater resources always observing the
availability, impact and costs associated with
management practices in order to reduce its
dependence. Another ongoing challenge is
the level of water reuse: currently, there are
options under study to improve reuse and
reduce the water withdrawal. In addition, BRF
is involved in environmental preservation
actions and has representatives in the
Watershed Committees of the regions where
its operations are.

Among the successful projects of conscious
management of water are the capture of
rainwater, awareness about the responsible
use of the resource and efficiency
improvements in industrial production, as
the Lean philosophy (see box). Through such
these improvements, BRF reduced the specific
water consumption related to production in
industrial plants by 4.2%.

For the year 2015, a reduction target of
consumption was set in industrial activities
of 2.62%, associated with specific water
consumption per production volume.

Another way of performance monitoring is
the analysis in the supply chain. The water
issue is among the Agricultural sustainability
indicators evaluated on site and reported to
the senior governance (Board of Directors).

WATER CONSUMPTION PER SOURCE (m3)[1] GRI G4-EN8
					Variation %
Type of source	2011	2012	2013[2]	2014	(2013 x 20114)
Superficial	42,251,876	38,732,576	38,828.985	36,544,505.98	-6.25%
Underground	18,143,816	20,597,104	24,646.055	21,410,123.38	-15.11%
Public supply	1,903,745	1,868,339	2,024.728	1,592.281	-27.16%
Rains	-	40,563	55,122	92,300	40.28%
Total	62,299,437	61,238,582	65,554,890	59,639,210,36	-9.92%
[1]The data do not include the consumption of water in distribution centers, restricted to the factories, administrative buildings and agricultural activities.
[2]Scope Expansion in analysis of data of 2013.

90 Annual and Sustainability Report BRF 2014

0.62%

GRI G4-EN10

IS THE WATER REUSE PERCENTAGE IN BRF

(SEE FURTHER INFORMATION IN SECTION ANNEX, P. 112)

WATER CRISIS

Like any industry, BRF was challenged by an unprecedented drought in southeastern Brazil, especially in states such as Minas Gerais and São Paulo. Although the Company has not faced lack of water supply in any of its units, it opted to enhance water management.

Also in 2014, it was concluded by the Watershed Committee of Concórdia region (SC) a study that has put the municipality where BRF has operations in water stress list. Before the result, the unit had no information about the flow of the river where water capture is made. GRI G4-EN9

Linked to these and other challenges, in addition to the continuous control of consumed water volume and implementation of use reduction initiatives, such as standardization of cleaning processes of plants, in 2014 the development of a tool for abroader assessment water risk of operations has started. Also a tool to assess the environmental impact of BRF products under construction, prioritizing aspects water and carbon.

LEAN PRODUCTION

Inspired by the Toyota Production System, Lean philosophy is today one of the main ways to reduce waste in manufacturing operations. Since 2009, BRF implements projects with this focus on production processes and combining them to increase environmental efficiency gains in many respects - from reduction of costs to the impacts control on water bodies.

In 2013, the cleaning process the Uberlândia plant (MG) had the Lean implemented, reducing water consumption at this stage and the rest of the unit. In one year, this measure, together with others, provided a 33% decline in the use of the resource, from 17,700 liters/ton of product to 11,800 liters/ton. In the period more than 1 billion liters of water was saved.

In 2014, BRF replied Lean in cleaning in the poultry sector in Toledo plant (PR), with a reduction of 25 million liters of water per month. In Rio Verde plant (GO), the decrease was 11 million liters/month, in the division of industrial products, and in Francisco Beltrão (PR), consumption fell 14.3 million liters/month. In 2015, the lean production philosophy will come to other plants.

91

EFFLUENTS GRI G4-EN22, G4-EN24

To reduce the generation of wastewater, BRF	BRF maintains a complex system of effluent	During the year, the Company recorded two
has invested in reducing the use of water in	treatment, with steps that include separation	accidents with leaks in two locations, with a
its processes, focusing on industrial steps of	of solids and physic-chemical and biological	total volume of 13 tons. The main impact of
intensive consumption, such as cleaning -	treatment. The technical teams of the plants	the effluents leaks was the contamination
which accounts for 20% of use. Furthermore,	are responsible for the treatment process,	of soil and water bodies. The Company has
there are projects for waste collection of the	receiving periodic training. In 2014, there was	standards to research, assess, classify and
process without using water, reducing the	a total reduction of 6% in total wastewater	report to the responsible bodies for such
organic load and the volume of effluent.	generation.	accidents and, in all cases, mitigated the
potential impacts immediately after the
occurrence.

EFFLUENT DISPOSAL (m3) GRI G4-EN22

	2011	2012	2013[1]	Var %	2014	Var %
Surface source	54,843,866	54,285,284	57,845,094	6.60	54,053,549.09	-7%
Solo	846,238	1,402,034	1,063,861	-0.24	1,207,563.66	12%
Public Network	-	54,843	510,877	832¹	569,848.38	10%
Total	55,690,104	55,742,161	59,419,832	6.60	55,830,961.13	-6%
Quality (kg DQO/year)		5,744,631	5,102,859	-11.2	4,290,685.13	-19%
[1]The increase in this indicator reflects the greater number of activities incorporated into the data.

ENERGY

One of the main resources used in the activities of BRF, energy is mainly managed through the Energy Excellence Program, which promotes sustainable consumption of raw material in manufacturing and administrative operations.

Through established indicators and performance, the use is monitored in the different production processes, considering the lines, categories and elaborated end products. The activities in distribution centers, agricultural and administrative areas also have management.

The Company maintains an Energy Committee, composed of representatives from areas with intensive use of the resource and technical and strategic teams, including the Supplies area, which meet on a monthly basis, to follow up initiatives and explore ways to reduce consumption.

The committee shall also draw up plans for possible cases of rationing. In 2014, one of the main actions was the launch of the campaign Sustente Nossa Energia, which seeks to educate employees and leaders on matters pertaining to the energy issue.

Commitment for the year, the idea of developing an energy efficiency indicator base to be adopted throughout BRF advanced, and the goal is to measure the efficiency of processes in a consolidated way and in the same energy base. The energy intensity indicator inside the organization was calculated for the first time in 2014, covering electricity, renewable and non-renewable sources. The rate measured in 2014, which relates the consumption in GJ of plants (meat, processed and margarine) divided by production in these segments, was 1.55. GRI G4-EN5

In integrated producers management, the focus is on risk control. In negative ventilation aviaries, for example, there are emergency power generation systems with protection and alarms in case of no activation; on these occasions, is made manual handling by the producers.

92 Annual and Sustainability Report BRF 2014

One of the main commitments of BRF	improvements in factories, distribution	and grains operations, and indicators
today is the use of renewable energy. In the	centers and agricultural operations in a total	relating to the management of fleets of BRF
case of indirect energy, renewable sources	of 200,000 GJ of saving.	(see full tables in section Annex,p. 113 to 115).
accounted for 90.52% and in the case of		GRI G4-EN3
direct energy, reached 96.3%. For 2015, the	In total, energy consumption inside the
company plans to achieve at least 95% of	organization was 35,014,928.67 GJ, 6.4% below
direct energy from renewable sources.	the previous year. This data considers the
In 2015, the expectation is also achieve	agricultural, logistics, administrative

EMISSIONS

Atmospheric and GHG emissions are	In transportation, the main impacts are related	In 2011, the 1st consolidated inventory of BRF
managed in line with environmental legislation	to greenhouse gas emissions by burning fuel,	was made. We seek to improve and make a
and good practices applicable to the markets in	with effects such as the contribution to global	more complete calculation and, from the
which BRF operates. In the case of GHG, emission	warming and the emission of atmospheric	inventory of 2013, we calculated the 1st Global
levels inside the organization is not considered	pollutants that cause harm to human health	inventory, including the company’s overseas
significant, due to the high proportion of	and air quality, the generation of waste such as	operations.
renewable energy use, energy efficiency	oils, batteries and tires, and the spills and leaks.
projects and the Environmental Management		The monitoring of greenhouse gas emissions
System.	The management of impact in logistics is	is made on a quarterly basis through a
	done through various initiatives, including	specific indicator (kg CO2 / ton produced). In
With respect to atmospheric emissions, the	the adoption of different modes, such as rail	2013 and 2014, direct emissions recorded an
Company keeps a Corporate Standard for	and coastal shipping; optimizing the loading	increase when compared to the base year,
management of pollutant emission in its	of cargos and reducing the waiting time of	due to adjustments in the anaerobic effluent
plants. In the present scenario, there are no	loading and the cost of daily fees, led to a	treatment system and replacement of cooling
limits / targets of GHG emissions imposed by	significant reduction in miles traveled with	gases in some distribution centers. Emissions of
regulatory authorities in the regions where	empty vehicle; the change in the profile of the	Scope 1 in 2014 were lower compared to 2013,
BRF operates. The goal is to anticipate a future	fleet, with vehicles with higher load capacity;	due to the revision of the calculation variables
scenario with regulations or even taxation by	the implementation of reverse logistics	of biomass emissions and also the change in
emissions. Among the initiatives implemented	models, optimizing the return loading of	organizational limits.
to reduce impacts are the use of biomass	vehicles; improvement in routing of milk in
(renewable energy) and the conservation of	natura; and the renewal of the fleet, giving	The inventory of the Company follows the
energy and heat in equipment and processes.	preference to vehicles that use cleaner diesel	guidelines of the Brazilian GHG Protocol
	(S50). Such initiatives have led to a reduction	Program, which in 2013 recommended the
The highest carbon impact is concentrated	of 51,000 tCO2 e.	change of the GWP (global warming potential)
in the value chain, particularly in the axes		of greenhouse gases for the calculation of
of agriculture and logistics. Environmental	In agriculture, with integrated producers,	inventories as of this year. Thus, inventories
impacts caused by transportation systems	the 3S Program - Sustainable Hog Farming	from this period considered these new factors,
have a wide reach, from global warming to	System supports integrated producers in the	which also influenced the significant increase
air and noise pollution, and complex supply	alternative treatment of wastes through	of GHG emissions for Scope 1. Considering the
operating companies such as BRF, should invest	biodigesters with flaring system or use as an	revision of factors used in the calculations and
in efficiency in the distribution of inputs, raw	energy source. In 2014, the emission reduction	also the future planning of the Company, in
materials and final products.	achieved 327,709 327.709 tCO2 e. GRI G4-EN19	the year 2015 inventory will be recalculated
and the reduction target of direct GHG
emissions reviewed.

94 Annual and Sustainability Report BRF 2014

Emissions related to the acquisition of energy	The details of GHG emissions by BRF, by type of gas and
and steam increased in 2013 and 2014 mainly	emission sources can be found in the Brazilian GHG Protocol
impacted by the increase in the emission factor	Program and the CDP Climate Change
of the Brazilian electricity.	Read more in Annex, p.113 to 115

SCOPE 1 - DIRECT EMISSIONS (tCO2 e) GRI G4-EN15
	2011[1]	2012	2013	2014
GHG Emissions	346,935.40	327,123.85	359,559.21	352,422.69
Biogenic emissions of CO2	2,557,312.87	2,797,109.23	2,892,186.26	2,304,715.27
Gases included in the calculation	All were mapped, but BRF only emits CO2 , CH4 , N2 O and HFCs.

SCOPE 2 - INDIRECT EMISSIONS (tCO2 e) GRI G4-EN16
	2011[1]	2012	2013	2014
Purchase of electricity and steam[2]	101,344.51	185,034.60	265,031.29	350,180.19
Gases included in the calculation		CO2 , CH4 , N2 O
[1] For having set 2011 as the base year for emissions of Scope 1 and 2, it was necessary to incorporate the 2011 emissions of Argentina, which were estimated. In 2013 the first Inventory was made Global
BRF, including operations in Europe and other continents.
[2] The emission factors of electricity acquired in the countries considered in the inventory are collected in the websites of the responsible bodies in each country. For example, in Brazil, the emission factor used is that provided by MCT - Ministry of Science and Technology.

SCOPE 3 – OTHER INDIRECT EMISSIONS[1] (tCO2 e) GRI G4-EN17
	2011	2012	2013	2014
Total of sources inventoried	521,652	1,046.914	1,000.437	938,298.26
Gases included in the calculation		CO2 , CH4 , N2 O
Biogenic emissions of CO2	16,196.67	17,896.93	16,799.80	16,678.57
1 IIn 2011, the sources included in the calculation of scope 3 were inland logistics and business air trip. From 2012 the waterway logistics and business overland trips were included and in 2014, externally treated waste (landfill and composting) were added.

MATERIALS AND PACKAGING

BRF invests in waste reduction, recycling and	The Company invests in presenting innovations	Through participation in the Brazilian
reuse of materials during the life cycle of its	that result in less use of materials and greater	Packaging Association (Abre), the main
products and industrial processes, with a view	durability. Another highlight of 2014 was the	representative body of the industry, the
to greater cost efficiency and reduction of	beginning of the use of plastic cages with	Company has improved processes, such as the
impacts. However, there is no standard for	recycled material. In the new system, the	inclusion of symbols on their packages. The
use of raw materials or recyclable or reusable	supplier purchases cages to be discarded by	action, intensified in 2014 with the inclusion
packaging in the company, taking into account	BRF and produces new cages for transport of	of new products and packaging that have
the regulatory barriers to the use of these	poultries, with 60% recycled materials	undergone review, helps to increase the
resources in the food industry.		participation of consumers in the execution
	BRF and the industry in general are challenged	of PNRS, separating the waste between dry
Monitoring the consumption of materials, both	to fully tailor its operations to the National	(recyclable) and humid (not recyclable).
by product and by category, is an important	Solid Waste Policy (PNRS), which involves a	Gradually, all packages will be suitable for the
mechanism for monitoring the efficiency and	number of improvements in operating axes,	new symbology.
cost of materials flows used by the Company,	supply chain and distribution processes, sale
since these are directly related to overall	and post-consumer.	In 2014, BRF continued its partnerships from
operating costs.		the previous year - with companies specializing
in technical support and post-consumption
management in recycling cooperatives

(WiseWaste and Cempre) - that promoted	Other important actions are in the building	Currently, the coalition is awaiting approval
training in 16 cooperatives in the regions of	program of centers of recovery of recyclable	from the federal government on the reverse
Porto Alegre, São Paulo, Rio de Janeiro and	materials in Paraná, with approximate	logistics proposal designed to service its
Cuiabá. The focus was to improve screening	investments of R$ 120 thousand between	determination, which provides for 22%
processes and packaging identification	2013 and 2014; and participation, via the	reduction in the percentage of recyclable dry
with compositions similar to those of BRF in	Brazilian Association of Food Industry (ABIA),	waste deposited in landfill by 2015.
cooperatives, in order to increase its recycling	the Business Coalition coordinated by the
rate. The monitoring of trained cooperatives	Business Commitment to Recycling (Cempre),
will be held for 12 months. The completion of	bringing together other associations of
the visits is scheduled for the 1st quarter 2015.	various sectors of industry.

PACKAGING PROJECTS CONDUCTED IN 2014 GRI G4-EN27	RESULT
Reduction of aluminum in packaging structure of BRF’s portfolio products	For 1 million units of packages less 164kg of aluminum is consumed and a reduction of 29.5 tons of aluminum per year is achieved, which, by the extraction process, is equivalent to 132.75 tons of bauxite ore
Change in:	Consumption reduction of 215 tons of paper/cardboard per year
• Packaging model
• Shipping boxes
• Board
Recyclable Film[1]	• Useof 1,454 tons of packaging recycled in 2013, a reduction of 2,224.62 tCO2 e.
• Reductionof 1,773,260 liters of oil.
• Reductionof 7931.36 MW of electricity consumption
• Reductionof 1599.4 tons of plastic waste in landfills.
Change in polymeric film thickness for internal transport	With the change in thickness of the film, the consumption of polymeric film will decrease 30% and 44 tons of polymeric resins will no longer be used
Standardization of the structure and size of feedstock bags	Reduction of 361 tons of polymeric resins
Replacement of chlorinated resins with thermoplastic resins in packages of	The packages of BRF’s portfolio product no longer consumed 85.4 tons of
BRF’s portfolio product	chlorinated resins in 2014
Change in device in package of BRF’s portfolio products	Reduction of 6.4 tons of polymeric resins in 2014
Reduction of the weight of the BRF’s portfolio products	Reduction of 31 tons of card/year

[1]The data refer to 2013. The project generates environmental impact in that it allows recycling of the material, reducing greenhouse gas emissions, oil consumption, electricity and quantity of plastic waste in landfills. Quantitative data are measured by the supplier of the material, and the data for 2014 will be calculated in July 2015.

WASTE MANAGEMENT

One of the environmental priorities of	In administrative units, the separation for	In addition, environmental staff conducts
BRF, waste management involves from	the disposal of organic waste, recyclable	audits of third parties that dispose the waste.
the adequacy and provision of materials in	and non-recyclable is promoted. There are	The main actions to reduce the volume of
suppliers, factories and offices to the stage	also collectors of batteries, and in some of	waste were the performance improvement
of post-consumer.	the buildings are performed cooking oil and	industrial process, dry material collection and
	electronic waste collection. All distribution	use of specific waste such as an alternative
Due to the complexity of the chain, the	centers have sorting waste collection	fuel supplementary to biomass.
company develops initiatives to minimize	structures.
losses, improve control of integrated producers		In every integrated farm (approximately
and find more suitable destination for each	Due to the characteristics of the waste	13,000 suppliers) of BRF is implemented
type of waste. Management references are	generated by BRF, the main method of	Reverse Logistics of Animal Health Waste
the Solid Waste Management and Health Solid	disposal is composting, which allows for	Program. In 2014, we collected 410 tons
Waste Management plans. For effluent and	organic fertilizer waste processing. In 2014,	of hazardous waste in the field and in the
waste, other corporate standards are directed	50.6% of the total generated by the company	company’s hatcheries.
- such as the Agricultural Environmental	had that destination.
Management and Sustainable Hog Program		The goal for 2014 to reduce by 3% the total
	The disposal of Class I and II waste is carried	volume of waste generated by BRF, was
	out only by properly licensed companies and	overcome with a decrease of 7.46% - the
	accompanied by destination certificates.	equivalent to 33,751 tons of waste.

96 Annual and Sustainability Report BRF 2014

WASTE BY TYPE AND DISPOSAL METHOD GRI G4-EN23
				2012				2013				2014
											Total by
Disposal	Total (t)%		Class i	Class ii	Total (t)%		Class i	Class ii	Class i (t)	Class ii (t)	destination	%	Class i	Class ii
Soil
incorporation	20,089	3.74%			55,077	12.18%			-	60,828,290	60,828,290	14.5%
Landfill	44,480	8.29%			59,531	13.16%			599,870	62,947,370	63,547,240	15.2%
Recycling	68,467	12.76%	0.08%	0.9992%	60,238	13.31%	0.10%	99.90%	289,920	81,704,741	81,994,661	19.6%	0.22%	99.78%
			(4.27 t)	(536,053 t)			(435 t)	(451,928 t)					(900.17t)	(417,712 t)
Incineration	55	0.01%			85	0.02%			10,380	258,320	268,700	0.1%
Composting	403,389	75.19%			277,432	61.33%			-	211,973.21	211,973.21	50.6%
Total	536,480	100%			452,363	100%			900,170	417,711.9	418,612.1	100%

HAZARDOUS WASTE TRANSPORTED (t)	GRI G4-EN25
	2013	2014[2]
Hazardous transported[1]	435	900.17
Hazardous treated	435	900.17
[1] Class I waste transported and that do not go beyond the state borders.
[2]Significant increase due to the inclusion of animal health waste transport and destination for treatment data

BIODIVERSITY

BRF recognizes the importance of preserving	decision to adjust the impact analysis scope,	In agriculture chain, integrated producers
biodiversity and, despite not having a specific	is inevitable also to review the deadline for	are evaluated monthly with the percentage
policy on the subject, seeks to control	completion of this work. GRI G4-EN12	indicator of the environmental license
potential or actual impacts situated in its		of properties. The licensing control of
own operations and in the value chain.	To better understand and assess its	suppliers is done through the Agricultural
	environmental externalities, in 2014, BRF	Environmental Management Standard, of the
In potentially polluting activities, such	joined the initiative TeSE of the Center for	integration contract and checklist of Rural
as hatcheries, feed mills and own farms,	Sustainability of Fundação Getulio Vargas	Extension (which evaluates the routines of
significant impacts on protected areas or	(GVces), which proposes to develop strategies	extension, responsible for implementing the
high biodiversity value are not identified.	and tools for the management of impacts,	compliance index in integrated producers,
From the survey of geographical locations	dependences, risks and opportunities related	focusing on environmental issues).
of the Company’s activities and mapping	to ecosystem services.
of areas, a more detailed study of the
impact of operations on biodiversity	All areas of BRF applicable to the New
was started. However, as much as the	Forest Code are following the schedule set
evaluation progressed, aspects not initially	by the Brazilian Institute of Environment
mapped were found - for instance, the	and Renewable Natural Resources (IBAMA)
complexity of industrial areas where they	to fit the georeferencing process and the
are inserted, having to consider the different	Rural Environmental Registry (CAR). The
anthropogenic occupations. Thus, it was	company monitors the impacts and the
necessary to revise the previously defined	scope of its area covered by conservation and
strategy for conducting the study. From the	environmental protection policies (read more
in the section Annex, p. 112, 113).

THE RI

FOR THE SEVENTH CONSECUTIVE YEAR, BRF DISCLOSES TO SHAREHOLDERS, EMPLOYEES AND OTHER STAKEHOLDERS THEIR ENVIRONMENTAL AND FINANCIAL PERFORMANCE IN THE GRI MODEL

The Annual and Sustainability report 2014 follows the standards of the Global Reporting Initiative (GRI), version G4 Comprehensive, and also has referred to the integrated reporting guidelines proposed by the International Integrated Reporting Council (IIRC), a group with which the company collaborates, participating in the Brazilian Committee for Monitoring Integrated Reporting. GRI G4-32

Indicators and main contents cover the period from January 1 to December 31, 2014, in the annual cycle. BRF declares, with BSD Consulting support, itself under the Comprehensive option, according to the GRI guidelines, G4 version. In addition to the G4 indicators, sectoral indicators of food were reported for the fourth consecutive year. GRI G4-28, G4-29, G4-30

98 ANNUAL AND SUSTAINABILITY REPORT BRF 2014

EPORT

The definition of contents for the report considered the commitments made by BRF in previous reports, as well as its strategic plan, the six Pillars of Sustainability and the main themes of management. In line with the movement of integrated reporting, the structure follows the capital model proposed by the IIRC considering its financial, built, intellectual, human, social and natural aspects. In addition, the report has been worked so as to point links between forms of management (DMAs) proposed by the GRI and the business strategy, leaving the connection between strategy and management clearer for public, following the content guidelines of IIRC. GRI G4-18

In 2014, the materiality of BRF went through a process of validation and deepening of themes, supported by multi-stakeholder panel with external and internal publics. Refinement changed the description of themes and relevant GRI aspects for disclosure in this report (*read more on p. 70, 71*).

Again, the G4 guidelines are considered for construction and reporting of indicators. Any discrepancy or changes in scope are described in footnotes. GRI G4-18, G4-22, G4-23

As to the financial statements, the data are presented according to Brazilian standards and IFRS (International Financial Reporting Standards), in line with "*Comissão de Valores Mobiliários*" (CVM) and Security Exchange Comission (SEC) instructions and were audited by Ernst&Young Auditores Independentes. GRI G4-33

The financial indicators cover all operating units and subsidiaries of the company. Environmental information follows corporate standards and includes Brazil, Argentina and Europe. Labor indicators include Brazil and units abroad, while on the suppliers and the community have focused on national operation. The GHG emissions inventory for BRF operations in Brazil, Europe and Argentina was also audited by KPMG. GRI G4-17

99

SOCIAL REPORT IBASE

1. Calculation basis		2014 (Value in R$ million)*			2013 (Value in R$ million)
Net revenue (NR)			31.727			30.521
Operating income (OR)			2.609			1.960
Payroll (FBP)			4.549			4.475
	Value (R$			Value (R$
2. Internal social indicators	million)	% on NR	% sobre RL	million)	% on FPB	% on NR
Food	290.38	6.38%	0.915%	174,54	3.90%	0.572%
Compulsory social charges	951.78	20.92%	3.000%	894,11	19.98%	2.929%
Private pension	17.39	0.38%	0.055%	16,98	0.38%	0.056%
Health	139.66	3.07%	0.440%	128,16	2.86%	0.420%
Health and safety at work	10.24	0.23%	0.032%	7,96	0.18%	0.026%
Education, training and professional development	23.30	0.51%	0.073%	29,45	0.66%	0.096%
Transportation	117.08	2.57%	0.369%	109,35	2.44%	0.358%
Culture	68.49	1.51%	0.216%	0,00	0.00%	0.000%
Day care or day care allowance	4.42	0.10%	0.014%	4,22	0.09%	0.014%
Profits or income sharing	67.90	1.49%	0.214%	5,20	0.12%	0.017%
Others	54.30	1.19%	0.171%	37,67	0.84%	0.123%
Total - Internal social indicators	1,744.94	38.36%	5.500%	1,407.64	31.46%	4.612%
	Value (R$			Value (R$
3. External social indicators	million)	% on OR	% on NR	million)	% on OR	% on NR
Education	0.06	0.00%	0.000%	0,10	0.01%	0.000%
Culture	0.69	0.03%	0.002%	0,42	0.02%	0.001%
Health and sanitation	0.00	0.00%	0.000%	0,00	0.00%	0.000%
Sport	80.99	3.10%	0.255%	47,69	2.43%	0.156%
Fighting hunger and food safety	56.17	2.15%	0.000%	0,00	0.00%	0.000%
Others	3.90	0.15%	0.012%	2,62	0.13%	0.009%
Total contributions for society	141.87	5.44%	0.447%	50,83	2.59%	0.167%
Taxes (excluding social charges)	3,304.92	126.67%	10.417%	3.202,28	163.38%	10.492%
Total - External social indicators	3,446.79	132.11%	10.864%	3.253,11	165.98%	10.659%
	Value (R$			Value (R$
4. Environmental indicators	million)	% on OR	% on NR	million)	% on OR	% on NR
Investments related to production/operation	208,41	7.99%	0.66%	212.00	10.82%	0.69%
Investments in programs and/or external projects	0,00	0.00%	0.00%	0.00	0.00%	0.00%
Total investments in environment	208,41	7.99%	0.66%	212.00	10.82%	0.69%
Regarding the establishment of "annual goals" to minimize	( ) Has no targets			( ) Has no targets
waste, general consumption in production/operation and	( ) achieves 0-50%			( ) achieves 0-50%
increase eciency in the us e of natural resources, the company	( ) achieves 51-75%			( ) achieves 51-75%
	(X) achieves 76-100%			(X) achieves 76-100%

100 Annual and Sustainability Report BRF 2014

5. Indicators of the staff (thousand)		2014	2013
Number of employees in the end of the period		104,777	110,138
Number of admissions during the period		32,136	32,581
Number of apprentices		1,321	1,211
Number of outsourced employees		8,502	9,395
Number of trainees		355	373
Number of employees over 45 years of age		15,824	15,434
Number of women working in the company		41,622	43,251
% Of management positions held by women		18.0%	19.9%
Number of black people working in the company		4,793	4,666
% Of management positions held by black people		1.38%	1.30%
Number of people with disabilities or special needs		1,856	1,801
6. Relevant information relating to the exercise of corporate citizenship		2014	2013
Ratio between the highest and lowest salary in the company	44 times		44 times
Total number of work accidents	With lost time: 335		With lost time: 362
	Without lost time: 1.914		Without lost time: 1.863
	Death: 3		Death: 5
Social and environmental projects developed by the company	( ) officers (X) officers and managers ( ) all of the		( ) officers (X) officers and managers ( ) all of the
were defined by:	employees		employees
The safety and health standards in the workplace were defined	( ) officers and managers ( ) all of the employees (x)		( ) officers and managers ( ) all of the employees (x)
by:	all + Cipa		all + Cipa
As for freedom of association, the right to collective bargaining	( ) Does not get involved ( ) follows the ILO standards		( ) Does not get involved ( ) follows the ILO standards
and internal representation of workers, the company:	(X) encourages and follows ILO		(X) encourages and follows ILO
The private pension plan covers:	( ) officers ( ) officers and managers ( X) all of the		( ) officers ( ) officers and managers ( X) all of the
	employees		employees
The share of profits or income includes:	( ) officers ( ) officers and managers ( X) all of the		( ) officers ( ) officers and managers ( X) all of the
	employees		employees
When selecting suppliers, the same ethical and social and
environmental responsibility adopted by the company:	( ) Are not considered ( ) are suggested (X) are required		( ) Are not considered ( ) are suggested (X) are required
As to the participation of employees in volunteer programs, the	( ) Does not get involved ( ) supports (X) organizes and		( ) Does not get involved ( ) supports (X) organizes and
company:	encourages		encourages
Total number of complaints and criticism from consumers:	in the company: private		In the company: ND
	at Procon: Private		at Procon: 10
	in court: Private		in court: 100%
% Of complaints and criticisms answered or solved:	In the company: 99%		In the company: 100%
	at Procon: 100%		at Procon: 30%
	in court: 100%		in court: 100%
Total added value to distribute (in R$ millions):		13,753	11,675
Distribution of Value Added (DVA)	Employees: 30%		Employees: 38%
	Government: 25%		Government: 32%
	Third-parties: 23%		Third-parties: 20%
	Shareholders: 15%		Shareholder: 9%
7. Other information 2014
Internal social indicators of food: In value reported in 2013, it was not considered a basic basket, one of the most representative and that comes close to 100 million. For 2014, these data are being considered.
Internal social indicators of education, training and development: Used the book value of the account courses + 30% of the estimated value for travel + 10% with other expenses such as materials, space rentals, coffee and snacks.
Other internal social indicators In the year 2014 used the accounting accounts valuation employee, benef. To retirees, life insurance in group, other benefits, quality of life, school allowance and expatriates.
*The reported numbers include dairy operation, but to analyze the data it should be considered according to financial statements and information below:
Net Revenue Continued operations: 2014 - R$29,007
Dairy Net Revenue: 2014 - R$2,720
Operating Revenue Continued operations: 2014 - R$2,488
Operating Revenue - Dairy: 2014 - R$121

GRI SUMMARY

GENERAL CONTENT
			Global	Millennium
Aspect	Description	Page/response/omission	Compact	Goals
Strategy and	G4-1 Message from CEO	12, 13
Analysis
	G4-2 Description of key impacts, risks and opportunities	12, 13, 22, 24, 34
Organizational	G4-3 Organization name	16
profile
	G4-4 Primary brands, products and/or services	16
	G4-5 of headquarters	Headquarters
		Rua Jorge Tzachel, 475
		88301-600 Itajaí – SC – Brasil
		Corporate Office
		Rua Hungria, 1.400 – 5º andar
		01455-000 São Paulo – SP – Brasil
	G4-6 Countries where the main operating or more relevant	16
	units for the aspects of sustainability of the report
	G4-7 Type and legal nature of property	17
	G4-8 markets where the organization operates	16, 18, 19, 47
	G4-9 Size of the organization	6, 17, 18, 19
	G4-10 Profile of employees	18, 19, 63, 64	6
	G4-11 Percentage of employees covered by collective	63	3
	bargaining agreements
	G4-12 Description of the organization's supply chain	78,
		The estimated monetary value of payments
		made is strategic information to BRF, it opens
		to the market the trading methodology of
		purchase areas.
	G4-13 Significant changes regarding size, structure,	23, 24
	ownership interest and supply chain
	G4-14 description about how the organization adopts the	34	7
	approach or the precautionary principle
	G4-15 Letters, principles or other externally developed	25, 77
	initiatives
	G4-16 participation in associations and organizations	77
Aspectos materiais	G4-17 Entities included in the consolidated financial	99
identificados e	statements and entities not covered by the report
limites
	G4-18 report content definition process	99
	G4-19 List of material issues	10, 11
	G4-20 limit, inside the organization, of every material	10, 11
	aspect
	G4-21 limit, outside the organization, of every material	10, 11
	aspect
	G4-22 Restatements of information provided in previous	99,
	reports	The continuous process of adopting IIRC
		guidelines for Integrated Reporting and the
		improvement in the GRI G4 guidelines can
		affect the comparability of data in reason of
		concepts. Other reasons are the scope changes,
		like some environmental indicators and HSE.
		Another change that may affect comparability
		is the change of concept adopted, as the case
		of Complaints mechanisms due to internal
		restructuring. All reformulations are indicated in
		footnotes.
	G4-23 Significant changes in the scope and limits of material	99
	respects in relation to previous reports
Engajamento de	G4-24 List of groups of stakeholders engaged by the	70
stakeholders	organization
	G4-25 Base used for the identification and selection of	70
	stakeholders for engagement
	G4-26 approach to engage stakeholders	32, 33, 62, 70, 71, 73,
		In addition to the consultation and engagement
		processes there are actions developed by
		BRF Institute in neighboring communities.
		These include monitoring visits, meetings and
		negotiations with partners and stakeholders,
		dissemination actions, internal and external
		communications, public events of mobilization
		and service, corporate voluntary, participatory
		diagnosis, training, seminars and qualifications.
	G4-27 Key issues and concerns raised during the	71
	engagement by group of stakeholders
Report Profile	G4-28 Reporting period	98
	G 4-29 Date of most recent previous report	98
	G4-30 Reporting cycle	98
	G4-31 Contact for questions about the report or its contents	Doubts about this document: (55 11) 2322-5052 /
		5061 / 5048 or e-mail acoes@brf-br.com.
	G4-32 option of applying the guidelines and location of the	98
	GRI table

102 Annual and Sustainability Report BRF 2014

			Global	Millennium
Aspect	Description	Page/response/omission	Compact	Goals
Governance	G4-33 Policy and current practice with regard to seeking	99
	external assurance for the report
	G4-34 governance structure of the organization	26, 27	1 a 10
	G4-35 Process of delegation of senior governance body for	26, 27, 66
	economic, environmental and social issues
	G4-36 positions and executive functions responsible for	27
	economic, environmental and social issues
	G4-37 consultation processes between stakeholders and	32
	the senior governance body in relation to economic issues,
	environmental and social issues
	G4-38 composition of the senior governance body and its	26
	committees
	G4-39 President of the senior governance body	27
	G4-40 criteria for selection and appointment process for the	26, 27		3
	senior governance body and its committees
	G4-41 Process prevention and management of conflicts of	These situations are addressed under the
	interest	Code of Ethics and Conduct and the Articles of
		Association.
	G4-42 Paper of the senior governance body and the	27
	executive in policy development and impact management
	goals
	G4-43 measures taken to increase awareness of the senior	Wide Disclosure of Annual and Sustainability
	governance body on economic, environmental and social	Report, communication in website and disclosure
	issues	of social and environmental programs in the
		regions of operation.
	G4-44 self-assessment processes of the senior governance	27
	body's performance
	G4-45 Responsibilities for implementing economic,	27, 34, 62
	environmental and social policies
	G4-46 role of governance in analyzing the effectiveness of	34
	the organization's risk management processes for themes
	G4-47 frequency with which the senior governance body	22
	analyzes the impacts, risks and opportunities
	G4-48 Senior responsible for formally adopting the	71
	sustainability report and ensure coverage of all material
	respects
	G4-49 process adopted to communicate critical concerns to	33
	the senior governance body
	G4-50 Nature and total number of critical concerns	32
	communicated to the senior governance body and solutions
	adopted
	G4-51 Linkage between compensation and the	22,
	organization's performance, including social and	The total compensation paid to executive officers
	environmental	and directors in 2014 (salaries, participation
		in profits payments and benefits) was R$ 42.7
		million. The composition of the remuneration
		includes fixed values and profit sharing, and
		benefits; in 2014, a benefit was also paid to
		former executive officers (in line with note
		24.2.4 of BRF Financial Statements). Since 2006,
		the adopted methodology relates the to profit
		sharing with a multiple of the monthly salary
		of the officer, considering various financial
		indicators, such as Value Added, EBITDA and
		annual budget, providing a ceiling for the
		amount paid to executives.
	G4-52 Participation of consultants (internal and	BRF determines the remuneration of all its
	independent) in determining remuneration	jobs through international and independent
		consulting methodology. The compensation
		consultants support the Committees attached to
		the Board of Directors and the HR team.
	G4-53 Consultations with stakeholders on compensation	27
	and its application in the organization's policies
	G4-54 proportional ratio between the highest salary and the	The highest paid individual receives 44 times
	overall average of the organization, by country	more than the average salaries of all other
		employees.
	G4-55 proportional ratio between the increase of highest	In Brazil, the highest paid individual received an
	salary and the overall average of the organization, by	increase of 53.85%, while the average increase
	country	for all other employees stood at 14.0%.
Ethics and integrity	G4-56 values, principles, standards and organizations	17, 32	10
	performance standards
	G4-57 internal and external mechanisms of guidance on	32, 33	10
	ethics and compliance
	G4-58 internal and external mechanisms to communicate	32	10
	concerns about unethical behavior

SPECIFIC CONTENT
ECONOMIC CATEGORY
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
	G4-DMA Management approach	77, 78, 79, 80
Outsourcing and	G4-FP1 Percentage of purchased volume of suppliers in	78			8
purchase	accordance with the organization purchasing policy
	G4-FP2 Percentage of purchased volume which is in	annex 111			8
	line with internationally recognized standards and
	certifications, described by type of certification.
Economic	G4-DMA Management approach	44, 45, 52 - 57
performance
	G4-EC1 Direct economic value generated and distributed	52 - 57	X		8
	G4-EC2 Financial implications and other risks and	35, 94	X	7	8
	opportunities from climate change
	G4-EC3 Coverage of the benefit pension plan	The benefits of income paid by the Plan are funded	X		8
		directly by the reserves already established in the
		Plans. In 2014, BRF made a total of R$ 13,998,776.42
		in contributions. Participants effected a total of R$
		17,415,697.85.
		The contribution percentage defined in the Plans I,
		II and III follows the following criteria: for Plan I the
		contribution specified in the Regulation is 0.70% on the
		portion of the wage of up to 10 URBF (Reference Unit
		Brazil Foods, which today is equivalent to R$ 4,158.80)
		and 3.70% on the surplus portion of the salary, if any.
		The sponsor’s contributions are made on the basic
		contribution of the participants and according to the
		following scale: up to 50 years, 100% of the participant’s
		basic contribution; 51 on 200% of the participant’s basic
		contribution.
		The contribution percentage defined in the Plans I,
		II and III follows the following criteria: for Plan I the
		contribution specified in the Regulation is 0.70% on the
		portion of the wage of up to 10 URBF (Reference Unit
		Brazil Foods, which today is equivalent to R$ 4,158.80)
		and 3.70% on the surplus portion of the salary, if any.
		In both plans (II and III) the sponsor’s contribution
		corresponds to 100% of basic contribution made by the
		participants.

	G4-EC4 Significant financial assistance received from	Tax incentives are confidential information. BRF enjoys	X
	government	fiscal and financial incentives at the federal, state and
		local levels, as production incentives or local marketing
		and socioeconomic development of the regions, and
		normally in return for investments in generation of
		direct and indirect jobs.
Indirect economic	G4-DMA Management approach	73 - 76
impacts
	G4-EC7 Impact of infrastructure investments offered for	75, 76			1,8
	public benefit
	G4-EC8 Description of significant indirect economic	24, 73, 76			1,9
	impacts
Purchasing Practices	G4-DMA Management approach	77, 78
	G4-EC9 Policies, practices and proportion of expenses	annex 116
	with local suppliers
ENVIRONMENTAL CATEGORY
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Materials	G4-DMA Management approach	95, 96
	G4-EN1 Materials used, described by weight or volume	annex 115		7,8	7
	G4-EN2 Percentage of materials used from recycling	annex 115		8	7
Energy	G4-DMA Management approach	92, 93
	G4-EN3 energy consumption inside the organization	93, annex 114		7,8	7
	G4-EN4 Energy consumption outside the organization	annex 114		8	7
	G4-EN5 Energy intensity	92		8	7
	G4-EN6 Reduced energy consumption	annex 115		8,9	7
	G4-EN7 reductions in energy requirements of products	In 2014, BRF began development of tools to assess the	8,9	7
	and services	environmental impact of products, prioritizing aspects
		water and carbon, also considering the energy issue.
Water	G4-DMA Management approach	90, 91
	G4-EN8 Total water withdrawal by source	90		7,8	7
	G4-EN9 Water sources significantly affected by	91, annex 112		8	7
	withdrawal of water
	G4-EN10 Percentage and total volume of water recycled	91, annex 112		8	7
	and reused

104 Annual and Sustainability Report BRF 2014

			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Biodiversity	G4-DMA Management approach
	G4-EN11 Location and size of area owned			8	7
	G4-EN12 Significant impacts on biodiversity of activities,	97, annex 113,		8	7
	products and services	BRF is conducting an impact study on biodiversity, which
	G4-EN13 Habitats protected or restored	suffered schedule and scope change		8	7
	G4-EN14 Total number of species included in the IUCN			8	7
	Red List and other conservation lists
Emissions	G4-DMA Management approach	94, 95	X
	G4-EN15 Direct emissions of greenhouse gases	95	X	7, 8	7
	G4-EN16 Indirect emissions of greenhouse gases from	95	X	7, 8	7
	energy acquisition
	G4-EN17 Other indirect emissions of greenhouse gases	95	X	7, 8	7
	G4-EN18 Intensity of emissions of greenhouse gases	annex 113	X	8	7
	G4-EN15 Reduction of emissions of greenhouse gases	94	X	8,9	7
	G4-EN20 Emissions of substances that deplete the ozone	annex 113	X	7, 8	7
	layer

	G4-EN21 Emissions of NOx , SOx and other significant air	94, annex 113	X	7, 8	7
	emissions
Effluents and waste	G4-DMA Management approach	92, 96, 97
	G4-EN22 Total water discharge, described by quality and	92		8	7
	destination
	G4-EN23 Total weight of waste by type and disposal	97		8	7
	method
	G4-EN24 Total number and volume of significant spills	92		8	7
	Transported G4-EN25 Weight of waste deemed	97,		8	7
	hazardous	BRF conducts collection of hazardous waste,
		transporting them and allocating them according to
		environmental legislation. Partners who receive these
		residues are constantly audited to ensure they are with
		processes and documentation updated.
	G4-EN26 Protection and biodiversity index of water	All receiving waters where effluents are discharged		8	7
	bodies and habitats	have depuration conditions controlling impacts and
		occurrences. Data of effluent emissions are weighted in
		Environmental Compliance Index (ICA), and analyzed
		monthly.
Products and	G4-DMA Management approach	95, 96
services
	G4-EN27 Initiatives to mitigate environmental impacts	96		7, 8, 9	7
	G4-EN28 Percentage of products and packaging	BRF does not have the control of percentage of returned		8, 9	7
	materials reclaimed by product category	containers,since the projects of Reverse Logistics of
		Solid Waste in early stage. Annually it will be reported
		the development of initiatives and possible quantity for
		the data.

Compliance	G4-DMA Management approach	32, 33
	G4-EN29 value of fines and total number of sanctions for	The lawsuits are considered significant when the	X
	noncompliance with laws	amounts involved are greater than R$ 250,000 or when
		the matter may expose the image of BRF and/or create
		relevant precedents.
		In 2014, two police investigations were initiated due
		to environmental events, the first resulting in R$
		2,966,396.14 in significant fines and 11 non-monetary
		sanctions. There was an increase in the number of events
		recorded in units during the year, with a reduction in the
		severity, compared with 2013. Most non-compliance was
		related to compliance with environmental regulations
		and the effluent emissions standards. The cases were
		promptly resolved and are currently on trial.
Transportation	G4-DMA Management approach	79
	G4-EN30 Significant environmental impacts related to	79		8	7
	transportation of goods and workers
General	G4-DMA Forma de gestão	88, 89
	G4-EN31 Total de investimentos e gastos com proteção	89		7, 8, 9
	ambiental
Environmental	G4-DMA Management approach	78,79, 80
assessment of
suppliers
	G4-EN31 Total investments and spending on	78, 79, 80		8	7
	environmental protection
	G4-EN33 Impactos ambientais negativos significativos,	78, 79		8	7
	reais e potenciais, na cadeia de fornecedores
Mechanisms of	G4-DMA Management approach	32, 33
complaints regarding
environmental
impacts
	G4-EN34 Number of complaints related to environmental	32, 33		8
	impacts

SOCIAL CATEGORY - LAbOR PRACTICES AND DECENT WORK
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Employment	G4-DMA Management approach	60, 61, 63
	G4-LA1 Total number of new hires and employee and	63, annex 109		6	3, 5
	turnover rates
	G4-LA2 Comparison of benefits to full-time and	63			3, 5, 6
	temporary employees
	G4-LA3 rates of return to work and retention after a	63		6	3, 5, 7
	maternity/paternity leave
Health and safety at	G4-DMA Management approach	66, 67, annex 110
work
	G4-LA5 Percentage of employees represented in formal	66			6
	safety and health committees
	G4-LA6 Rates of injury, occupational diseases and lost	66, 67			6
	days
	G4-LA7 Employees with high incidence or high risk of	66			6
	diseases related to their occupation
	G4-LA8 Issues related to health and safety covered by	67			6
	formal agreements with trade unions
Training and	G4-DMA Management approach	65
education
	G4-LA10 Programs for skills management and lifelong	65
	learning
Diversity and equal	G4-DMA Management approach	64
opportunities
	G4-LA12 Composition of governance bodies and	annex 110		6	3
	discrimination of employees per employee category
Evaluation of	G4-DMA Management approach	78, 79, 80
suppliers in labor
practices
	G4-LA14 Percentage of new suppliers selected based on	78, 79, 80		6	3
	criteria related to labor practices
	G4-LA15 significant, actual and potential negative	78, 79		6	5
	impacts to labor practices in the supply chain
Mechanisms of	G4-DMA Management approach	32, 33
complaints related
to labor practices
	G4-LA16 Number of complaints related to labor practices	32
	recorded through formal mechanism
SOCIAL CATEGORY - HUMAN RIGHTS
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Child labor.	G4-DMA Management approach	78, 79, 80,
		Integrated producers represent very low risk in terms of
		measures and procedures to minimize this condition of
		the social aspect.
	G4-HR5 Operations and suppliers with risk of occurrence	78		5
	of child labor and measures taken
Forced or slave labor;	G4-DMA Management approach	78, 79, 80,
		Integrated producers represent very low risk in terms of
		measures and procedures to minimize this condition of
		the social aspect.
	G4-HR6 Operations and suppliers identified with forced	78		4
	labor risk or compulsory labor and measures taken
Supplier evaluation	G4-DMA Management approach	78, 79, 80
in human rights
	G4-HR10 Percentage of new suppliers selected based on	78, 79, 80		2
	criteria related to human rights
	G4-HR11 significant, actual and potential negative	78, 79		2
	impacts in human rights in the supply chain and
	measures taken
Mechanisms for	G4-DMA Management approach	32, 33
complaints to
human rights
	G4-HR12 Number of complaints related to impacts on	32		1
	human rights recorded, processed and resolved

106 Annual and Sustainability Report BRF 2014

SOCIAL CATEGORY - SOCIETY
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Local communities	G4-DMA Management approach	73, 74, 75, 76
	G4-SO1 Percentage of operations with the local	73, 74, 75, 76, annex 111		1	1, 2, 4, 5, 6, 8
	community engagement programs, impact assessment
	and local development
	G4-SO2 Operations with significant, actual and potential	73, 74		1	1, 2, 4, 5, 6,
	negative impacts, in local communities				8, 9
Fighting corruption	G4-DMA Management approach	32, 77,
	G4-SO3 units analyzed for risks related to corruption	Having been identified as material only along the		10
		multistakeholder consultation in 2014, because of the
	G4-SO4 Percentage of employees trained in anti-	structuring of the Fraud Prevention Board, the indicators		10
	corruption policies and procedures	related to this aspect will be enhanced for disclosure
	SO5 G4-confirmed cases of corruption and measures	in the next cycle. In this report, we present essentially		10
	taken	forms of management.
Public policies	G4-DMA Management approach	77
	G4-SO6 Policy of financial contributions to political	77		10
	parties, politicians, institutions
Unfair competition	G4-DMA Management	BRF condemns all forms of unfair competition, as
	approach	provided for in its Code of Ethics and Conduct and the
	G4-SO6 Policy of financial contributions to political	Code of Conduct for suppliers. In 2014 there was no		10
	parties, politicians, institutions	lawsuit for unfair competition, trust and monopoly
		practices and their outcomes.
Compliance	G4-DMA Management approach	32, 33
	G4-SO8 Monetary value of significant fines and total	R$ 7.7 million in penalties have been applied as a result	X
	number of non-monetary sanctions	of noncompliance with laws and regulations. Regarding
		sanctions, there was interdiction Strechaderias in Marau
		(RS) unit and a ban on poultry packaging sector and
		pork slaughterhouse. Fines and penalties related to
		beginning of effectiveness of NR36 of the refrigerators in
		2013, with intensification of surveillance in 2014.
	G4-DMA Management approach	78, 79, 80
Supplier evaluation	G4-SO9 Percentage of new suppliers selected with	78, 79, 80
on impacts on	criteria of impacts on society
society
	G4-S10 significant, actual and potential negative impacts	78, 79
	in human rights in the supply chain in society and
	measures taken
Mechanisms	G4-DMA Management approach	32, 33
of complaints
regarding impacts on
society
	G4-SO11 Complaints related to impacts on society	32
	recorded, processed and resolved through formal
	mechanism

SOCIAL CATEGORY - LIABILITY FOR THE PRODUCT
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
Customer health and	G4-DMA Management approach
safety		82 - 85			1, 4, 5
G4-PR1 Assessment of impacts on health and safety
	during the product and services life cycle	84
	G4-PR2 Non-compliance related to the impacts of	In 2014, BRF received five reports/assessments of	X
	products and services	problems related to consumer health and safety,
but none resulted in payment of a fine or warning.
In addition, BRF signed 01 conduct adjustment term
with Sedecon due to problems in the distribution and
marketing of skimmed UHT milk, brand Elegê, in Rio de
Janeiro. Among other obligations BRF paid a fine in the
amount of R$ 150,000.00.
	G4-FP5 Percentage of production volume manufactured	Annex 111,	X
	in sites certified by third parties in accordance with	In 2014, we requested accreditation to ISO 17025 for
	internationally recognized standards	scope of Microbiology and Physical Chemistry in the
laboratories of Uberlândia, Marau, Capinzal, Carambeí,
Videira, Chapecó, Concordia and Toledo, and the units
of Uberlândia and Marau have already been assessed
and are waiting for the process to finish; the others are
awaiting evaluation. For 2015, we intend to forward the
accreditation application in ISO 17025 for the rest of
Brazil laboratories, totaling 100% of laboratories with
accredited scopes.
	G4-FP6 Percentage of total sales volume of consumer	84
products, by product category, which have reduced
saturated fat, trans fat, sodium and added sugars
	G4-FP7 Percentage of total sales volume of consumer	84
products, by product category, that contain increased
nutritious ingredients and food additives such as fiber,
vitamins, minerals, phytochemicals and functional.
Labelling of products	G4-DMA Management approach	82, 83
and services
	G4-PR3 Type of information about products and services	83		8
required by procedures
	G4-PR4 Non-compliance related to the labeling of	Because of a decision by PROCON/MG, which kept the	X
	products and services	tax delinquency notice due to alleged defects of quality
and information on the labeling of the product Biofibras
a lawsuit seeking the annulment of the administrative
decision was filed. The action is in the initial/instruction phase.
	G4-PR5 Research Results measuring customer	85, annex 116
satisfaction
Compliance	G4-DMA Management approach	32, 33
	G4-PR9 Fines for non-compliance concerning the	In 2014, there were no significant fines (convictions)	X
	provision and use of products and services	or non-monetary judicial sanctions in Civil Litigation,
due to non-compliance related to supply and use
of products. In the year, BRF suffered public civil
action filed by Procon due to news in the media about
Elegê milk supposedly unfit for consumption; police
investigation for determination of pension crime; and
public civil action (collective damages) for alleged
product unfit for consumption, which discusses
incidence of water and formaldehyde in milk in May
2013.
ANIMAL WELFARE - SECTOR SUPPLEMENT
			External	Global	Millennium
Aspect	Description	Page/response/omission	verification	Compact	Goals
	G4-DMA Management approach	78, 79, 80, 81
Breeding and	G4-FP9 Percentage and total of animals raised and/or	46
genetics	processed, by species and breed type
Breeding	G4-FP10 Policies and practices, by species and breed,	81
related to physical changes and use of anesthetics
	G4-FP11 Percentage and total of animals raised and/or	annex 116
processed, by species, breed and type of
housing
	G4-FP12 Policies and practices regarding the use of	81
antibiotics, anti-inflammatory, hormones and/or
treatments for growth, by species and breed
Handling, transport	G4-FP13 Total number of incidents of significant non-	In 2014 there were 13 cases of assessments, 3 with	X
and slaughter	compliance with laws and regulations and adherence to	fines totaling R$ 6,816.03. The assessments are due
	voluntary standards related to transport, handling and	to problems in transportation and related to animal
	slaughter practices of terrestrial and aquatic animals	welfare.

108 Annual and Sustainability Report BRF 2014

ANNEX

PEOPLE - HIRING AND DISMISSALS GRI G4-LA1

HIRING AND DISMISSALS BY REGION
			2013			2014
	Hiring		Dismissals	Hiring		Dismissals
North	74		85	96		77
Northeast	1,140		840	1,042		966
West	13,390		13,689	11,365		12,220
Southeast	5,506		7,095	5,269		6,194
South	12,471		15,065	15,563		16,488
Abroad	N/A		N/A	828		1,106

HIRES BY GENDER
			2013[1]			2014
		Male	Female	Male		Female
Total number		19,314	13,267	19,808		14,355
Rate (%)		18.20%	12.50%	18.90%		13.70%
Dismissals (total number)		21,840	14,934	22,040		15,011
[1]For 2013, information from abroad were not recorded.

HIRES PER AGE
			2013			2014
Less than				Less than		More than
30 years		30 - 50	More than	30 years	30 - 50	50 years
	old	years old 50 years old		old	years old	old
Total number	22,738	9,532	311	25,177	8,723	263
Rate (%)	21.40%	9.00%	0.3%	24.03%	8.33%	0.25%

TURNOVER RATE
			2012	2013		2014[1]
Number of dismissals			35,385	36,774		37,051
Turnover rate			2.34%	2.36%		3.53%
[1] New scope: In this date information from abroad are being considered, which were not covered in 2012 and 2013.

TURNOVER PER AGE
			2013			2014
	Less than		More than	Less than		More than
	30 years old	30 - 50 years old	50 years old	30 years old	30 - 50 years old	50 years old
Total number	21,747	13,993	1,034	22,747	13,257	1,047

PEOPLE - DIVERSITY GRI G4-LA12

STAFF PER GENDER, AGE, MINORITIES AND OTHER DIVERSITY INDICATORS
						2013						2014
						More						More
				Up to 30	30 - 50	than 50				Up to 30	30 - 50	than 50
	Total	Women	Men	years old	years old	years old	Total	Women	Men	years old	years old	years old
Officers	49	6	43	0	33	16	44	4	40	0	39	5
Managers	513	94	419	11	444	58	499	95	404	17	444	38
Supervisors and
coordinators	1,946	338	1,608	204	1,616	126	2,274	428	1,906	253	1,931	150
Administrative	11,322	5,237	6,085	4,628	6,173	521	10,085	4,687	5,338	4,034	5,629	362
Operating	96,308	37,570	58,738	39,680	50,558	6,070	91,875	36,408	55,467	37,010	49,449	5,416
Total	110,138	43,245	66,893	44,523	58,824	6,791	104,777	41,622	63,155	41,314	57,492	5,971
Percentage	100%	39%	61%	40.40%	53.40%	6.20%	100%	40%	60%	39%	55%	6%

PEOPLE – HSE MANAGEMENT SYSTEM

110 Annual and Sustainability Report BRF 2014

COMMUNITY RELATIONS

ENGAGEMENT PROGRAMS, IMPACTS MANAGEMENT AND DEVELOPMENT GRI G4-SO1
		2013		2014
	Coverage of the		Coverage of the	Execution in operating Committees
	operation	Execution in operating Committees BRF Institute	operation	BRF Institute
Inspira	48%	54%	37%	54%
Active Community	17%	26%	23%	35%
Estação Digital	2%	3%	2%	3%
ReciclAção	0%	0%	0%	0%
Volunteers BRF	65%	100%	65%	100%
Portas Abertas	-	-	65%	100%
Inspira Comunidade	-	-	4%	5%

FOOD SAFETY

PURCHASE IN ACCORDANCE WITH INTERNATIONAL STANDARDS AND CERTIfICATIONS[1] GRI G4-FP2

			2013				2014
% of the purchased
		volume from			% of the purchased
		suppliers in			volume that is in
		accordance with		Name of	accordance with
		internationally		internationally	this internationally
Suppliers	Types of	recognized	Geographical	recognized	recognized	Types of certified	Geographical
areas	Materials	certifications	origin	certification	certification	products purchased	origin
Agricultural	Pork, Poultry	100%	National		100%	porks and poultry	National
Supplies	Direct, indirect	de 80% a 100%[2]	National		De 80% a 100%[2]	PPE, safety systems,	Nationalized
	materials and					maintenance	and imported
	services					materials, electrical
equipment, etc.
Grains, meals	Soybean Meal	90.10%	MT, GO, MS, PR,	European Biofuels	88.83%	Soybean Meal	BA, GO, MG,
and oils			SC and RS	Directive (EU-RED),			MS, MT, PI, PR,
				ISCC (International			RS and SP
Sustainability and
	Soy oil	65.70%	MT, GO, MS, PR,	Carbon certification)	73.50%	Soybean oil	BA, GO, MG,
			SC and RS	HAACCP, ISO 14001,			MS, MT, PI, PR,
				ISO 18001, RTRS,			RS, SP e SC
GMP+.
	Palm Oil	87.20%	Asia and South	RSPO	98.70%	Palm Oil	PA, SP e
			America				Singapure
Dairy	Milk	100%	RS, SC, PR, MG,	MAPA	100%	In natura milk	RS, SC, PR, MG,
			MS, PE e AL	IN62			GO, MS, PE e AL

[1] The total volume of purchases is considered strategic information because it involves negotiating methodology of purchase areas.
[2] Change from 80% to 100% depending on the category mapped by supply purchase area

THIRD-PARTY CERTIfICATIONS, ACCORDING TO INTERNATIONALLY RECOGNIZED STANDARDS IN fOOD SAfETY MANAGEMENT SYSTEM
GRI G4-FP5
2014
		Domestic	Foreign
	Units (Brazil)	market	market
Final product certifications:
BRC	Chapecó, Toledo, Concórdia, Serafina Corrêa, Uberlândia, Várzea, Capinzal, Francisco Beltrão, Mineiros,
	Marau e Rio Verde	9%	13%
IFS	Chapecó, Toledo, Concórdia, Uberlândia, Várzea, Capinzal, Mineiros, Marau e Rio Verde	8%	12%
Certifications of raw material:
GlobalGAP	Chapecó e Marau
AloFree*	Capinzal, Marau, Mineiros, Serafina Corrêa, Toledo e Uberlândia
ISO 17025:2005*	Lab. Jundiaí
* they are not food safety audits
** In addition to the food safety-related certifications, some units have certification ISO 9001, ISO 14001, OHSAS 18001, Halal and Kosher (dairy). For 2014, ISO 17025 certification will be extended to laboratories of Marau, Uberlândia and Carambeí. And already requested certification of laboratories of Videira, Capinzal and Concordia. There is also certified units in Argentina and Europe in BRC
(Martinez, Oosterwolde, Rio Cuarto, Wrexham), IFS (Oosterwolde, Wrexham), ISO 22000 (Baradero) and Dutch HACCP (Lavallol, Villa Mercedes).

ENVIRONMENTAL MANAGEMENT - WATER

WATER RECYcLED AND REUSED (m3)GRI G4-EN10
Water sources	2011	2012	2013	2014
Total recycled water	-	-	9,725,337	7,705,400.04
Total water reused	-	-	6,508,584	7,789,513.78
Total water reused/ recycled	15,486,705	15,723,175	16,233,921	15,494,913.82
% of reuse	19.91%	20.43%	19.85%	20.62%

WATER SOURCES AFFECTED BY WITHDRAWAL Of WATER - PER UNIT[1] GRI G4-EN9
				Value for local communities
	Source size in ³	Presence in protected area	Biodiversity value	and indigenous peoples
Capinzal (SC)	13,140,000	Yes	N/A	N/A
Marau Alves (RS)	23,652,000	Yes	N/A	N/A
Chapecó (SC)	14,941,756,8	Yes	N/A	N/A
Dois Vizinhos (PR)	13,400,000	Yes	N/A	N/A
Carambeí (PR)	17,250,192	Yes	N/A	N/A
Várzea Grande (MT)[2]	29,802,150,720	Yes	N/A	N/A
Concórdia (SC)	14,065,056	Yes	N/A	N/A
Dourados (MS)	does not capture surface source
[1] Criteria to define this list as sources affected was the withdrawal above 5% of the total flow of the source (River)
[2]The unit of Várzea Grande has capture above 5% of river flow and Dourados captures underground source. They were mentioned for being in RAMSAR list.

ENVIRONMENTAL MANAGEMENT - BIODIVERSITY

Position of protected areas in 2014 GRI G4-EN11
					APP adjacent	Highly
				APP area	areas to the	conserved
			Size of	inside the	area of the	area inside the
		Total land	protected	organizations	organization	organizations
State	Activity	area (m²)	area (m²)	area (m²)	(m²)	area (m²)
Minas Gerais	Dairy, Hatchery, Multiplier of pork, SPL, turkey
	growing, broiler breeders (growing and production),
	Multiplier of pork, chicken growing and production
	(grandparents), turkeys Production, Feed Mill,
	Margarine, Slaughter of pork, Milk Cooling Station	76,229,178.00	10,389,550.52	10,005,752.00	251,152.00	-
Goiás	Poultry refrigerator, Feed Mill, Reforest,
	Industrialized Food, Hatchery, Dairy,Farms	44,424,160.00	7,920,705.00	2,889,970.00		7,914,152.00
	Montevidiu(Grain storage)	126,000.00	Industrial
	Planalto Verde(Grain storage)	328,200.00	Industrial		-
Mato Grosso	Egg Growing and Production, Cut Poultry Creating,
	Cattle/Industrialized, Chickens refrigerator	24,996,862.00	7,004,773.00	6.977.240,00	-	6,495,140.00
Mato Grosso	Slaughtering of poultry, feed mill, hatchery, dairy
do Sul		760,996.52	71,000.00	70,000.00	1,000.00	-
Paraná	Poultry farm, pork farm, Slaughter of Pork/Poultry/
	Ind. Meat and non-meat, Breeding Farm and chicken
	Matrices, poultry hatchery, poultry hatchery,
	Recreation, Fridge/Dairy, Inc. of turkeys, chickens
	farms, turkey farms, slaughtering of chicken
	and turkey and Inc. of chickens, Industrialized,
	reforestation, Fatty Products Plant (margarine),
	slaughtering of poultry, hatchery internal farms	59,635,286.70	9,571,121.20	3,591,535.20	40,250.00	5,038,248.20
Pernambuco	Dairy, industrialized	1,563,962.17	102,700.00	102,700.00	-	-
Rio Grande	Milk and derivatives industrialization, Processing of
do Sul	Milk, Milk Cooling Station, Dairy Industry, Production
	feed poultry/pork, slaughterhouse, Premix Production	1,543,224.40	180,615.12	164,618.00	-	-
São Paulo	Industrialized	159,650.85	N/A	N/A	N/A	N/A
Santa Catarina	Slaughter poultry/pork/Ind, Forestry, Animal Feed
	Factory, Poultry and Pork Farm, Hatchery	47,944,648.80	12,237,243.38	12,237,243.38	-	-
Total		257,712,169.44	47,477,708.22	36,039,058.58	292,402.00	19,447,540.20

112 Annual and Sustainability Report BRF 2014

PROTECTED AREAS Of BRF GRI G4-EN11
Highly conserved
		APP area inside	APP adjacent areas	area inside the
Total Land	Size of Protected	the organizations	to the area of the	organization›s
Area (m²)	Area (m²)	area (m²)	organization (m²)	area (m²)
257,712,169.44	47,477,708.22	36,039,058.58	292,402.00	19,477,540.20

ENVIRONMENTAL MANAGEMENT - ENERGY AND EMISSIONS

INTENSITY * Of GHG EMISSIONS GRI G4-EN18
	2012	2013	2014
Absolute emissions - scope 1
tCO2 e	327,123.85	359,559.21	352,422.69
Related emissions - scope 1
kgCO2 e/t prod	56.72	66.62	68.76
Absolute emissions - scope 2
tCO2 e	185,034.60	265,031.29	350,108.19
Related emissions - scope 2
kgCO2 e/t prod	32.09	49.10	68.31
Absolute emissions - scope 1 + 2
tCO2 e	512,158.45	624,590.50	702,530.88
Related emissions - scope 1 + 2
kgCO2 e/t prod	88.81	115.72	137.07
Metric	Emissions are related to production volume.
* The types of GHG emissions included in the intensity rate are: mobile and stationary combustion, wastewater treatment, fugitive emissions and agricultural waste, for Scope 1; purchase of electricity and steam for Scope 2. Scope 3 was not considered.

EMISSIONS OF OZONE DEPLETING SUBSTANCES (ODs) GRI G4-EN20
SDO (kg)		2012	2013	2014
CFC	Amount (kg)	2	3	0
	Result (kg CFC-11)	2	3	0
HCFC	Amount (kg)	15,457	16,652	22,542.66
	Result (kg CFC-11)	854	919	1,253.81
Note: The predominant industrial coolant is ammonia, which does not harm the ozone layer and does not cause global warming.
BRF uses in small quantity, HCFC22 for industrial refrigeration and the rest of this gas is used in air conditioning. The 1,195kg increase occurred in 2013 was due to system maintenance, requiring gas replacement.

SIGNIFICANT ATMOSPHERIC EMISSIONS (t) GRI G4-EN21
	2012	2013*	2014
NOX	663,48	1,421.00	1,999.09
SOX	55.46	135.57	81.59
Particulate Material	1,271.30	1,735.58	2,309.01
CO	3,202.70	5,226.08	7,461.40
HC	N/A	N/A	N/A
*In 2013, there was an increase in the indicator database, totaling 100% of the meat units in Brazil.

ENERGY CONSUMPTION INSIDE BRF GRI G4-EN3
			2013		2014
		Factories, cds, Farming,		Consolidated (Agro,
		administrative	Fleet Management	cds, CIEX, ADM
		buildings	(BRF light vehicles)	Buildings and Grains)	Fleet management
Type of use	Source	(consumption in GJ)	(Consumption in GJ)	(Consumption in GJ)	(consumption in GJ)
RENEWAbLE
Fuels	Sugar cane alcohol	14.23	157.700,60	9,01	166.083,82
	Biodiesel		17,06[1]		26,715490956[2]
	Wood Briquette	51,420.80	-	22,713.51
	Splinter	11,401,069.11	-	12,084,151.41
	Firewood	15,306,728.31	-	12,944,686.00
	Vegetable or Animal Oil	308,289.23	-	295,919.34
	Lath	265,412.21	-	121,410.61
	Sawdust	2,923.36	-	1,028.15
Total renewable fuel consumption		27,335,857.25	157.717,66	25,469,918.02	166,110.53
Electricity	Hydropower	7,576,638.15	-	7,336,128.20
	Biomass	208,341.80	-	203,073.05
	Wind	38,278.81	-	49,266.65
	Photovoltaic	14.4	-	22.06
Total consumption of renewable electricity		7,823,273.17	0	7,588,489.96	0
Total consumption of renewable energy			35,316,848.07		33,224,518.52
NON-RENEWAbLE
Fuels	BPF	138,026.54	-	155,068.11
	Diesel	166,513.99	484.61	86,229.20	664,46
	Natural Gas	353,736.92	-	80,407.00
	Gasoline	891.01	210,251.52	841.43	180,792.30
	LPG	385,226.14	-	396,674.69
	Kerosene	1.58	-	3.50
	Shale oil	98,537.36		94,743.17
Total non-renewable fuel consumption		1,142,933.54	210,736.13	813,967.11	181,456.75
Electricity	Gas	404,697.99	-	412,786.15
	Oil	160,114.34	-	180,679.30
	Nuclear	95,981.75	-	98,855.96
	Coal	86,705.29	-	102,664.88
Total consumption of non-renewable electricity		747,499.37	0	794,986.2	794,986.29
Total consumption of non-renewable energy			2,101,169.04		1,790,410.16
Energy consumption by area (renewable and non-renewable)		37,049,563.33	34,667,361.39	34,667,361.39	347,540.57
Total consumption of energy (renewable and non-
renewable)			37,418,017.11		35,014,928.67
[1]Considering the fraction 5% biodiesel in diesel.
[2]Considering the fraction 5.67% biodiesel in the diesel, as amended in 2014.

ENERGY CONSUMPTION OUTSIDE THE ORGANIZATION GRI G4-EN4
Type of use [1]	Source	Consumption 2013 (gj)	Consumption 2014 (gj)
Non-renewable fuels	Diesel	6,602,747.80	5,711,348.79
Renewable fuels	Biodiesel	232,452.74[2]	229,633.62 [3]
Total		6,835,200.54	5,940,982.41
[1] All data refers to Category 3 (Transport and Distribution on the transport of grain, livestock, milk, transfer between plants, finished products to distribution centers and finished products to customers)
[2] Considering the fraction of 5% biodiesel in diesel
[3] Considering the fraction of 5.67% biodiesel in the diesel, as amended in 2014.

114 Annual and Sustainability Report BRF 2014

REDUCED ENERGY CONSUMPTION GRI G4-EN6
		2013		2014
		Outside the Organization		Outside Organization -
	Dentro da Organização	- Logistics (land)(GJ)	Inside the organization[1]	Logistics (land) (GJ)
Energy consumption
reductions due to
improvements in
conservation and
efficiency	262,670	446,275.56	0	619,388.73
Energy types included
in the reductions	Electric power consumption	Fuel	Electricity and Steam Plants.	Fuel
Base used for the	The basis for energy saving was	For energy reduction	The basis for energy saving was	For energy reduction
calculation	the year of consumption of	analysis data of 2012 and	the year of consumption of	analysis data of 2013 and
	2013 compared to the year 2012	2013 were considered.	2014 compared to the year 2013	2014 were considered.
	consumption, taking into account the		consumption, taking into account the
	volume and mix changes, as well as		volume and mix changes, as well as
	the installation and removal of new		the installation and removal of new
	consumers of the industrial park,		consumers of the industrial park,
	because, as a result of TCD, BRF began		because, as a result of TCD, BRF began
	to share the facilities with other		to share the facilities with other
	companies.		companies.

1 In total, energy consumption inside the organization was 6.4% below the previous year but for the changes in production mix with a higher volume of processed products that are more energy-intensive, especially direct (steam) the technical indicator of energy increased, i.e., no energy savings. But if we consider only the electric power consumption, we note a reduction of 11,639.41 GJ in 2014.

ENVIRONMENTAL MANAGEMENT - MATERIALS AND PACKAGING

MATERIALS USED - INPUTS AND RAW MATERIAL (TONS) GRI G4-EN1
			Direct			Indirect	Renewable
	2012	2013	2014	2012	2013	2014
Agricultural inputs	408,488.00	426,101.00	396,516.00	-	-	-	No
Ingredients/dairy	320,601.00	355,458.00	340,762.00	-	-	-	Yes
Raw material (poultry, pork, beef)*	73,106.00	48,304.00	108,000.00	-	-	-	Yes
(Soybean and corn)/soybean meal/vegetable
oils	-	-	-	11,193,742.00	10,667,222.00*	9,746,494.00	Yes
*Raw materials and meat cuts that go direct to the product (ex.: beef cuts used in lasagna).

MATERIALS FOR PACKAGING (TONS) GRI G4-EN1
			DIRECT	RENEWABLE
	2012	2013	2014
Paperboard	165,837.00	160,746.00	170,390.00	Yes
Cartridge	16,820.00	14,831.00	15,424.00	Yes
Glass	2,143.00	2,419.00	2,270.00	No
Polymers	6,702.00	7,004.00	7,704.00	No
Long life	19,587.00	17,237.00	19,477.00	Yes

% Of RECYCLED MATERIALS USED GRI G4-EN2
	2012	2013	2014
Cardboard boxes	40%	40%	40%
Merchandising material	16%	16%	16%
Plastic cages for transport of poultry*	-	-	100%
* Since March 2014, all cages acquired by BRF for transporting poultry, have in their composition 60% recycled material.

SUPPLIERS - BREEDING

PERCENTAGE AND TOTAL OF ANIMALS RAISED AND/OR PROCESSED, BY SPECIES, BREED AND TYPE OF HOUSING - FP11 GRI G4-FP11
	Turkeys	Poultry	Pork
Negative Pressure	65%	30%	-
Positive pressure	35%	61%	-
Dark house	-	9%	-
Collective gestation	-	-	19%
Individual gestation	-	-	81%

SUPPLIERS - PURCHASING PRACTICES

PURCHASES MADE WITH LOCAL SUPPLIERS - 2014 GRI G4-EC9
State	Agricultural	Grains, meals and oils	Dairy
AL	0.0%	0.0%	0.0%
AM	0.0%	0.0%	0.0%
BA	0.0%	0.0%	0.0%
CE	0.0%	0.0%	0.0%
DF	0.0%	0.0%	0.0%
ES	0.0%	0.0%	0.0%
GO	14.9%	22.0%	6.4%
MA	0.0%	0.0%	0.0%
MG	8.6%	8.0%	7.3%
MS	1.4%	3.0%	4.3%
MT	17.1%	26.0%	0.0%
PA	0.0%	0.0%	0.0%
PE	0.0%	0.0%	5.1%
PI	0.0%	0.0%	0.0%
PR	20.9%	29.0%	9.3%
RJ	0.0%	0.0%	0.0%
RN	0.0%	0.0%	0.0%
RS	15.4%	8.0%	55.4%
SC	21.8%	4.0%	12.1%
SP	0.0%	0.0%	0.1%
*Information for supplies will not be available because it does not reflect the new reality of this purchase practice. Purchases are made with suppliers through their headquarters and supply made by subsidiaries. Thus, information of address of purchase/billing versus delivery does not reflect the relationship with local/regional suppliers.

CUSTOMER SATISFACTION GRI G4-PR5

2013
					Satisfied/exceeded
		Total	Dissatisfied		expectations
	Quantity	%	Quantity	%	Quantity	%
Dairy	10,131	76%	98	0.97%	10,033	99.03%
Meat	3,203	24%	11	0.34%	3,192	99.65%
Total	13,334	100%	109	0.66%	13,225	99.34%

2014
					Satisfied/exceeded
		Total	Dissatisfied		expectations
	Quantity	%	Quantity	%	Quantity	%
Dairy	2,540	44%	94	1%	2,445	43%
Meat	3,175	56%	93	2%	3,083	54%
Total	5,715	100%	187	3%	5,528	97%

116 Annual and Sustainability Report BRF 2014

CORPORATE INFORMATION

HEADQUARTERS	INVENTORY EXCHANGES	The 2014 results consolidate all the
	TRADING CODE	subsidiaries of BRF S.A. The statements in
Rua Jorge Tzachel, 475 – 88301-600 – Itajaí –		this report with respect to perspectives for
SC – Brasil
	BM&FBOVEspA	the business of the Company, to forecasts
	BRFS3 – common – Novo Mercado	and result and to the potential for its growth
CORPORATE OFFICE		constitute mere predictions and were based
Rua Hungria, 1.400 – 5º floor	NEW YORK STOcK EXcHANgE – NYSE	on management’s outlook in relation to
01455-000 – São Paulo – SP – Brasil	BRFS - ADR Level III	the Company’s future. The outlook is highly
Phone number: (55 11) 2322-5000		contingent on changes in the market, and the
Fax: (55 11) 2322-5747	OFFICIAL NEWSPAPERS	overall economic performance of the country
of the sector and the international markets,
INVESTOR RELATIONS	Diário Oficial do Estado de Santa	and for this reason, being subject to change.
Catarina
AUGUSTO RIBEIRO JR.	Diário Catarinense	On 07.13.2011, the plenary session of the
Vice-President of Finance and	Valor Econômico	Administrative Council for Economic Defense-
Investor Relations		CADE approved the Association between BRF
and Sadia S.A., contingent on compliance
CHRISTIANE ASSIS		with the provisions in the Performance
Investor Relations Officer	INDEPENDENT
Rua Hungria, 1.400 – 5º floor – 01455-000 –	AUDITORS	Commitment Agreement- TCD signed
between the parties. These documents are to
São Paulo – SP – Brasil	ERNST & YOUNG AUDITORES INDEPENDENTES	be found in the website: www.brf-br.com/ir
Phone number: (55 11) 2322-5048 / 5037 /

5049 / 5051 / 5052	CREDITS
Fax: (55 11) 2322-5747
E-mail: acoes@brf-br.com	GENERAL COORDINATION OF THE PROJECT - BRF
Vice-Presidency of Finance and Investor
Relations
DEPOSITARY BANKS	Vice-Presidency of Legal
NO BRAZIL	and Corporate Relations
Banco Itaú S/A
Av. Engenheiro Armando de Arruda	CONTENT - WRITING AND EDITING
Pereira, 707 – 9[o] floor	Sustainability Report
04344-902 – São Paulo – SP – Brasil
Phone number: (55 11) 2797-4209	CONSULTANCY IN GRI
Fax: (55 11) 5029-1917	BSD Consulting

IN THE UNITED STATES	Design and Layout
The Bank of New York Mellon –	Dragon Rouge
Investor Services
P.O. Box 11258 – Church Street Station	IMAGES
New York NY 10286-1258 USA	Acervo BRF
Phone number: 1-888-269-2377	Agency Na Lata
E-mail: shareowners@bankofny.com	Getty Images
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